Exhibit 10.1

Execution Version

AMENDMENT NO. 14 to RECEIVABLES PURCHASE AGREEMENT and
AMENDMENT NO. 2 TO PERFORMANCE UNDERTAKING

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THIS AMENDMENT NO. 14 TO RECEIVABLES PURCHASE AGREEMENT and
AMENDMENT NO. 2 TO PERFORMANCE UNDERTAKING (this “Amendment”), dated as of August 25, 2026 (the “Effective Date”), is entered into by and among:

(1) SUPERIOR COMMERCE LLC, a Delaware limited liability company (the “Seller”),

(2) SCP DISTRIBUTORS LLC, a Delaware limited liability company, as the “Servicer”),

(3) POOL CORPORATION, a Delaware corporation, as the “Performance Guarantor”,

(4) PNC BANK, NATIONAL ASSOCIATION (“PNC” or a “Purchaser”),

(5) REGIONS BANK (“Regions” or a “Purchaser”),

(6) WELLS FARGO BANK, NATIONAL ASSOCIATION, individually (“Wells” or a “Purchaser”, and together with Regions and PNC, the “Purchasers”); and

(7) WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Purchasers (in such capacity, the “Administrative Agent”).

PRELIMINARY STATEMENT

As of the Effective Date, (a) pursuant to separate Assignment Agreements with PNC, (i) Wells has assigned to PNC 5.0% of Wells’ Commitment and outstanding Capital under the Receivables Purchase Agreement, dated as of October 11, 2013, by and among the parties hereto other than the Performance Guarantor (as amended or otherwise modified from time to time prior to the date hereof, the “Existing RPA”), (ii) Truist Bank has assigned to PNC 100% of its Commitment and outstanding Capital under the Existing RPA, (iii) Bank of America, N.A. assigned to PNC 100% of its Commitment and outstanding Capital under the Existing RPA, and (iv) PNC has accepted such assignments and become a Purchaser party to the Existing RPA.; and (b) on the terms and subject to the conditions hereinafter set forth, each of the parties hereto wishes to amend the Existing RPA (as amended hereby, the “RPA”) and the Performance Undertaking, dated as of October 11, 2013, made by the Performance Guarantor in favor of the Seller and its successors and permitted assigns including the Administrative Agent, as hereinafter provided (the “Existing Performance Undertaking” and, as amended hereby the “Performance Undertaking”).

In consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
Definitions. Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the RPA.

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2.
Amendments to the Existing RPA and Existing Performance Undertaking. On and as of the Effective Date:
2.1
The Existing RPA, including (except as noted in Section 2.2 below), all exhibits and schedules thereto, is hereby amended (a) by deleting each term thereof which is lined out on Exhibit A hereto, and (b) by inserting each term thereof which is double-underlined on Exhibit A hereto, in each case in the place where such term appears therein. Exhibit A hereto is a “redlined” copy of the RPA as amended hereby, and Exhibit B is an unmarked “clean” copy of the RPA as amended hereby;
2.2
In lieu of marking the specific additions to and deletions from Exhibits VIII, IX and X and Schedule 1 to the Existing RPA, each of such Exhibits and such Schedule is marked with “RESTATED” on the first page thereof, and, accordingly, such Exhibits and Schedule are hereby amended and restated in their entirety to read as set forth in the comparable Exhibit or Schedule, as the case may be, attached to Exhibit B hereto;
2.3
Section 6(s) of the Existing Performance Undertaking is hereby amended to incorporate the marked changes on Exhibit XI to Exhibit A attached hereto.
2.4
For the avoidance of doubt, notwithstanding anything to the contrary contained in any prior amendment or amendments to the Existing RPA or the Existing Performance Undertaking, the RPA including all exhibits and schedules thereto set forth as Exhibit B to this Amendment reflects the current agreement of the Seller, Servicer, Purchasers and, as applicable, the Performance Guarantor as to all of the terms and provisions of the RPA and the Performance Undertaking and all exhibits and schedules thereto as of the date hereof after giving effect to the assignments described in the Preliminary Statement of this Amendment.
3.
Restructuring of Commitments. Each of the Purchasers hereby acknowledges and agrees that its variable Commitment under the Existing RPA is hereby restructured into the Committed Purchase Limit (a/k/a such Purchaser’s “Commitment”) and Uncommitted Purchase Limits set forth opposite its name on each of the two pages of Schedule 1 hereto and to the RPA.
4.
Effect of this Amendment. Except as specifically amended or otherwise modified hereby, the RPA and all exhibits and schedules attached thereto shall remain unaltered and in full force and effect, and the Performance Guarantor acknowledges such amendments to the RPA. Except as specifically amended or otherwise modified hereby, the Existing Performance Undertaking remains unaltered and in full force and effect. This Amendment shall not constitute a novation of the Existing RPA or the Existing Performance Undertaking but shall constitute an amendment to certain of the provisions thereof to the extent set forth herein.
5.
Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.
6.
Effectiveness. Effectiveness of this Amendment is subject to the prior or contemporaneous satisfaction of each of the following conditions precedent:
(a)
Each of the assignments described in clause (a) of the Preliminary Statement to this Amendment shall have been consummated;
(b)
The Administrative Agent shall have received each of the following:

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(i) counterparts hereof duly executed by each of the parties hereto including, without limitation, the Performance Guarantor;

(ii) duly executed reliance letters in favor of PNC with respect to each of the legal opinions rendered by Jones Walker LLP in connection with the closing of the Existing RPA and Existing Undertaking in 2013;

(iii) duly executed counterparts of a Purchasers’ Fee Letter of even date herewith, and payment by the Seller of the upfront amendment fees due thereunder; and

(c)
No Amortization Event or Potential Amortization Event shall exist and be continuing;
(d)
The Servicer shall have delivered a Monthly Report for July 2026 in accordance with the Existing RPA and a second version thereof giving pro forma effect to this Amendment;
(e)
Each of the representations and warranties of the Seller and the Servicer set forth in Article III of the RPA, and each of the representations of the Performance Guarantor set forth in Section 6(d) of the Performance Undertaking shall be true and correct as of the date hereof with the same force and effect as if made on and as of the date hereof, except that (i) if a qualifier relating to materiality or Material Adverse Effect applies, such representation or warranty shall be required to be true and correct in all respects, and (ii) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (except that if a qualifier relating to materiality or Material Adverse Effect applies, such representation or warranty shall be required to be true and correct in all respects as of such earlier date). The Seller’s, Servicer’s and Performance Guarantor’s signatures on counterparts of this Amendment shall constitute confirmation that such representations and warranties satisfy this condition.

After this Amendment becomes effective, all references in the Receivables Purchase Agreement (or in any other Transaction Document) to “the Receivables Purchase Agreement”, “this Agreement”, “hereof”, “herein”, or words of similar effect, in each case referring to the Receivables Purchase Agreement, shall be deemed to be references to the Receivables Purchase Agreement as amended hereby. This Amendment shall not be deemed to expressly or impliedly waive, amend, or supplement any provision of the Receivables Purchase Agreement other than as specifically set forth herein.

7.
Miscellaneous.
7.1
CHOICE OF LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO).
7.2
CONSENT TO JURISDICTION. EACH PARTY TO THIS AMENDMENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, AND EACH OF THE PARTIES HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE

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VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OF THE PURCHASERS TO BRING PROCEEDINGS AGAINST ANY SELLER PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY SELLER PARTY AGAINST THE ADMINISTRATIVE AGENT, ANY OF THE PURCHASERS OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT SHALL BE BROUGHT ONLY IN A COURT IN THE BOROUGH OF MANHATTAN, NEW YORK.
7.3
WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT.
7.4
Legal Fees and Disbursements. The parties hereby acknowledge and agree that each of this Amendment, the RPA, the Performance Undertaking, the Purchasers’ Fee Letter of even date herewith and the Assignment Agreements referenced in the Preliminary Statement of this Amendment constitutes a Transaction Document for all purposes and that the provisions of Section 8.4 of the RPA apply thereto.
7.5
Counterparts; Severability. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic mail message attaching a “PDF” or other image of a signed signature page shall be effective as delivery of a manually executed counterpart of a signature page to this Amendment. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers or attorneys-in-fact as of the date hereof.

SUPERIOR COMMERCE LLC, as Seller

By: /s/ Kristin Byars

Name: Kristin Byars

Title: President and Secretary

SCP DISTRIBUTORS LLC, as Servicer

By: /s/ Jennifer M. Neil

Name: Jennifer M. Neil

Title: Sr. Vice President

POOL CORPORATION, as the Performance Guarantor solely as to the amendment to and affirmation of the Existing Performance Undertaking

By: /s/ Melanie Hart

Name: Melanie Hart

Title: SVP, Chief Financial Officer and Treasurer

[Additional Signatures to Follow]

PNC BANK, NATIONAL ASSOCIATION., as a new Purchaser

By: /s/ Imad Naja

Name: Imad Naja

Title: Senior Vice President

REGIONS BANK, as a Purchaser

By: /s/ Mimi Bulow

Name: Mimi Bulow

Title: Vice President

[Additional Signatures to Follow]

WELLS FARGO BANK, NATIONAL ASSOCIATION, individually as a Purchaser and as Administrative Agent for the Purchasers

By: /s/ Chance Hausler

Name: Chance Hausler

Title: Executive Director

[End of Signatures]

SCHEDULE 1
COMMITted purchase limits AND UNCOMMITTED pURCHASE LIMITS

Applicable Months: January- February and October-December [All amounts in US Dollars]
Purchaser	Committed Percentages	Committed Purchase Limits (a/k/a Commitments)	Uncommitted Purchase Limits	Max. Committed and Uncommitted Capital at any one time Outstanding[1]
Wells	45%	$90,000,000.00	$45,000,000.00	$135,000,000.00
PNC	45%	$90,000,000.00	$45,000,000.00	$135,000,000.00
Regions	10%	$20,000,000.00	$10,000,000.00	$30,000,000.00
Totals:	100%	$200,000,000.00 [“Aggregate Commitment”]	$100,000,000.00 [“Aggregate Uncommitted”]	$300,000,000.00 [“Facility Limit”]

[Continued on Next Page ]

1 The individual amounts set forth in this column, but not the Total, assume that all Purchasers fund under their Uncommitted Purchase Limits in the same percentages as they funded under their Committed Purchase Limits (a/k/a their Commitments) which may or may not prove to be an accurate assumption.

S-1

Applicable Months: March-September [All amounts in US Dollars]
Purchaser	Committed Percentages	Committed Purchase Limits (a/k/a Commitments)	Uncommitted Purchase Limits	Max. Committed and Uncommitted Capital at any one time Outstanding[2].
Wells	45%	$135,000,000.00	$45,000,000.00	$180,000,000.00
PNC	45%	$135,000,000.00	$45,000,000.00	$180,000,000.00
Regions	10%	$30,000,000.00	$10,000,000.00	$40,000,000.00
Total	100%	$300,000,000.00 [“Aggregate Commitment”]	$100,000,000.00 [“Aggregate Uncommitted”]	$400,000,000.00 [“Facility Limit”]

2 The individual amounts set forth in this column, but not the Total, assume that all Purchasers fund under their Uncommitted Purchase Limits in the same percentages as they funded under their Committed Purchase Limits which may or may not prove to be an accurate assumption.

Schedule 1-Page 2

EXHIBIT B

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT [CLEAN]

[Fully-Executed and Attached]

EXHIBIT B

RECEIVABLES PURCHASE AGREEMENT

Dated as of October 11, 2013

(as amended through Amendment no. 14 dated as of August 25, 2026)

among

Superior Commerce LLC, as Seller,

SCP Distributors LLC, as the Servicer,

THE PURCHASERS FROM TIME TO TIME PARTY HERETO,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

EXHIBIT B TO AMENDMENT NO. 14

TABLE OF CONTENTS

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Section 12.11.	Counterparts; Severability; Section References	53
Section 12.12.	PATRIOT Act	54
Section 12.13.	Acknowledgement Regarding Any Supported QFCs	54

Exhibits and Schedules

Exhibit I Definitions

Exhibit IIA Form of Committed Purchase Notice

Exhibit IIB Form of Uncommitted Purchase Request

Exhibit III Form of Reduction Notice

Exhibit IV Seller’s Chief Executive Office, Principal Place of Business, Records Locations, Federal Taxpayer ID Number and Organizational ID Number

Exhibit V Lock-Boxes; Lock-Box Accounts and Lock-Box Banks; Post Office Boxes; Collection Accounts and Collection Banks.

Exhibit VI Form of Compliance Certificate

Exhibit VII Form of Assignment Agreement

Exhibit VIII Credit and Collection Policy

Exhibit IX Form of Weekly Report

Exhibit X Form of Monthly Report

Exhibit XI Form of Performance Undertaking

Exhibit XII Legal Names; Trade Names; and Assumed Names

Schedule A Commitments and Proposed Uncommitted Purchase Limits

Schedule B Original Closing Documents

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RECEIVABLES PURCHASE AGREEMENT

THIS RECEIVABLES PURCHASE AGREEMENT dated as of October 11, 2013, is among:

(a) Superior Commerce LLC, a Delaware limited liability company (“Seller”);

(b) SCP Distributors LLC, a Delaware limited liability company (“Distributors”), as initial Servicer;

(c) Wells Fargo Bank, National Association, individually (“Wells” or a “Purchaser”);

(d) PNC Bank, National Association (“PNC” or a “ Purchaser”);

(e) Regions Bank (“Regions” or a “Purchaser”); and

(f) Wells Fargo Bank, National Association, in its capacity as administrative agent for the Purchasers (in such capacity, together with its successors and assigns, the “Administrative Agent”).

Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.

PRELIMINARY STATEMENTS

Seller desires to transfer and assign Receivable Interests to the Purchasers from time to time.

On the terms and subject to the conditions set forth herein, each of the Purchasers severally agrees to purchase its Percentage of each of the Receivable Interests from time to time.

Wells Fargo Bank, National Association has been requested and is willing to act as Administrative Agent on behalf of the Purchasers in accordance with the terms hereof.

Article I

PURCHASE ARRANGEMENTS

Section 1.1. Purchase Facility. As soon as

(a) Committed Purchases. On the terms and subject to the conditions set forth in this Agreement, including, without limitation, the conditions set forth in Article IV, from time to time on and after the 14th Amendment Effective Date and prior to the Facility Termination Date, (i) Seller may sell Receivable Interests to the Purchasers by delivering to the Purchasers not later than 1:00 p.m. (New York City time) on the proposed Purchase Date (which shall be a Business Day), an irrevocable written notice in the form set forth as Exhibit IIA hereto (a “Committed Purchase Notice”) in accordance with Section 1.2, and (ii) upon timely receipt of such Committed Purchase Notice, each of the Purchasers, severally and not jointly, hereby commits to purchase its Percentage of the Receivable Interest described in such

Committed Purchase Notice, and such Committed Purchase shall constitute usage of the Purchasers’ respective Commitments; provided that (1) at no time may the aggregate outstanding Committed Capital of any Purchaser exceed the lesser of (x) the amount of such Purchaser’s Commitment hereunder, and (y) such Purchaser’s Committed Percentage of the Investment Base, (2) in no event shall the aggregate Committed Capital of all Purchasers outstanding hereunder exceed the lesser of (x) the Aggregate Commitment, and (y) the Investment Base, and (3) in no event may the aggregate Receivable Interests exceed 100%. Each Purchaser’s several Commitment shall automatically terminate on the Facility Termination Date.

(b) Uncommitted Purchases. Provided that the Purchasers’ Commitments are already fully-utilized and there is Investment Availability remaining, on the terms and subject to the conditions set forth in this Agreement, including, without limitation, the conditions set forth in Article IV, from time to time on and after the 14th Amendment Effective Date and prior to the Facility Termination Date: (i) Seller may offer additional Receivable Interests to the Purchasers, ratably in accordance with their Committed Percentages, by delivering to the Purchasers not later than 1:00 p.m. (New York City time) on the second Business Day prior to the proposed Purchase Date (which shall also be a Business Day), a completed written request in the form set forth as Exhibit IIB hereto (an “Uncommitted Purchase Request”) in accordance with the procedures in Section 1.2); and (ii) if any Purchaser, in its sole discretion, declines to fund its Requested Percentage, in whole or in part, of the requested Uncommitted Purchase, it shall notify the Administrative Agent of such decision as soon as reasonably practicable, and the Administrative Agent will promptly determine and advise Seller whether Wells Fargo and/or one or more of the other Purchasers will make all or a specified amount of the declined portion of the requested Uncommitted Purchase; provided that (1) at no time may the Aggregate Capital outstanding of all Purchasers, whether committed or uncommitted, exceed the lesser of (x) the Facility Limit, and (y) the Investment Base, and (2) in no event may the aggregate Receivable Interests exceed 100%. If, in addition to its Requested Percentage of an Uncommitted Purchase, Wells Fargo and/or one another Purchaser agrees to make all or a specified amount of the declined portion of a requested Uncommitted Purchase (each, “Supplemental Investment”), the Uncommitted Purchase Notice shall be restated to replace the Requested Percentages and Requested Capital Amounts with, respectively, the actual percentages and amounts of the Supplemental Investment actually funded by each Purchaser.

(c) Reduction of Commitments or Uncommitted Purchase Limits. Seller may, by delivering at least five (5) Business Days’ irrevocable notice to the Purchasers, terminate in whole or permanently reduce in part, ratably amongst the Purchasers in accordance with (i) their respective Uncommitted Capital outstanding, in the case of a reduction of the Uncommitted Purchase Limits, and (ii) their Commitments, in the case of a reduction of the unused portion of the Aggregate Commitment; provided that each partial reduction of the Facility Limit shall be in an aggregate amount equal to $1,000,000 per Purchaser, and the Uncommitted Purchase Limits must be eliminated completely before the Commitments may be reduced.

Section 1.2. Increases; Vantage, Funding Procedures.

(a) If, on any Business Day prior to the Facility Termination Date, there is Investment Availability, subject to Section 4.2, Seller may request an Incremental Purchase in accordance with the first sentence of Section 1.1(a) or Section 1.1(b), as applicable. For security purposes, the amount of the Aggregate Capital requested by Seller on any Business Day, whether as proceeds of Committed Purchases or Uncommitted Purchases, shall also be entered by Seller into the Administrative Agent’s online “Vantage portal,” or funding may be delayed pending telephonic verification of such aggregate amount.

(b) (i) If any Committed Purchase Notice is received or confirmed after the date and time specified in the first sentence of Section 1.1(a), the Purchasers will endeavor to honor such notice on that Business Day but, in any event, will honor it no later than the next succeeding Business Day. (ii) If any Uncommitted Purchase Request is received or confirmed after the date and time specified in the first sentence of Section 1.1(b(i), the participating Purchasers will endeavor to honor such notice on the second Business Day after receipt of such Uncommitted Purchase Request but, in any event, will honor it not later than the third succeeding Business Day after delivery of the Uncommitted Purchase Request.

(c) All Committed Purchase Notices and Uncommitted Purchase Requests shall be subject to Section 4.2 hereof and shall (A) be prepared in accordance with the most recent Settlement Report, (B) be irrevocable, and (C) specify the requested Purchase Price (which shall be at least $1,000,000 per Purchaser) and the Purchase Date (which shall be a Business Day). On the funding date of each Committed Purchase that is an Incremental Purchase, each Purchaser shall initiate a wire transfer to the Administrative Agent’s Account, in immediately available funds, no later than 2:00 p.m. (New York City time), in an amount equal to such Purchaser’s Percentage of the Purchase Price of such Committed Purchase, and, no later than 3:00 p.m. (New York City time), the Administrative Agent will initiate a wire transfer of the funds received from the Purchasers to the Facility Account. On the funding date of each Uncommitted Purchase that is an Incremental Purchase, each participating Purchaser shall initiate a wire transfer to the Administrative Agent’s Account, in immediately available funds, no later than 2:00 p.m. (New York City time), an amount equal to such Purchaser’s agreed portion of the Purchase Price for such Uncommitted Purchase, and, no later than 3:00 p.m. (New York City time), the Administrative Agent will initiate a wire transfer of the funds received by it to the Facility Account. Seller agrees that funds wired to the Facility Account in accordance with this Section shall constitute value given to Seller.

Section 1.3. Mandatory and Voluntary Reductions of Capital.

(a) Mandatory Reductions. Seller shall ensure that, at all times, the aggregate Receivable Interests outstanding do not exceed 100% and the Aggregate Capital outstanding does not exceed the Facility Limit (each of the foregoing, a “Mandatory Reduction Event”). If a Mandatory Reduction Event occurs, Seller shall promptly (i) notify the Administrative Agent of such occurrence and (ii) wire transfer to the Administrative Agent’s Account for distribution to the Purchasers, an amount to be applied to reduce Aggregate Capital such that after giving effect to such payment, no Mandatory Reduction Event exists and is continuing.

If the Mandatory Reduction Event arose from a change in the Aggregate Commitments, either because of a seasonal change or because of an elective reduction pursuant to Section 1.1(c), reductions in Aggregate Capital pursuant to this Section 1.3(a) shall be allocated by the Administrative Agent and applied by the Purchasers in the following order:

first, to reduction of Committed Capital, ratably amongst the Purchasers in accordance with their respective Committed Capital amounts until all Committed Capital has been repaid in full;

second, to reduction of any Supplemental Investments, ratably amongst the applicable Purchasers in accordance with their respective Uncommitted Capital, if any, invested in Supplemental Investments, until they are repaid in full, and third, to any other Uncommitted Capital (i.e., not constituting a Supplemental Investment), ratably in accordance with the Purchasers’ respective amounts thereof, until repaid in full.

If the Mandatory Reduction Event arose from any other cause, reductions in Aggregate Capital pursuant to this Section 1.3(a) shall be allocated by the Administrative Agent and applied by the Purchasers in the following order:

first, to Supplemental Investments, ratably as provided in clause second above, until all Supplemental Investments have been repaid in full;

second, to other Uncommitted Capital, ratably as provided in clause third above, until all such other Uncommitted Capital has been repaid in full; and

third, to Committed Capital, ratably amongst the Purchasers in accordance with their respective Committed Capital amounts, until all Committed Capital has been repaid in full.

Not later than 2:00 p.m. (New York City time) on the Proposed Reduction Date, Seller shall pay to the Administrative Agent’s Account for prompt distribution to each of the Purchasers, such Purchaser’s amount of each such Aggregate Reduction, and the Administrative Agent shall promptly distribute the funds received in accordance with the foregoing priorities.

(b) Voluntary Reductions.

(i) If, on any Business Day on which there are no Supplemental Investments or other Uncommitted Capital outstanding, Seller desires to make a voluntary reduction of the Aggregate Capital outstanding, Seller shall provide the Administrative Agent with irrevocable prior written notice of such reduction in the form of Exhibit IIB hereto (each, a “Reduction Notice”) not later than 1:00 p.m. (New York City time) on the proposed Business Day on which such reduction is to occur (the Reduction Date”). Such Reduction Notice shall be prepared in accordance with the most recent Settlement Report and shall specify the Proposed Reduction Date, the amount of Aggregate Capital to be reduced (the “Aggregate Reduction”), and each Purchaser’s ratable share thereof which shall be not less than $1,000,000 per Purchaser.

(ii) If on any Business Day on which there are Supplemental Investments or other investments in Uncommitted Purchases outstanding, Seller desires to make a voluntary reduction of the Aggregate Capital outstanding, Seller shall provide the Administrative Agent with a Reduction Notice not later than 1:00 p.m. (New York City time) at least two (2) Business Days prior to the Proposed Reduction Date. Such Reduction Notice shall be prepared in accordance with the most recent Settlement Report and shall specify the Proposed Reduction Date, the amount of the Aggregate Reduction, and each Purchaser’s share thereof assuming allocation by the Administrative Agent and application by the Purchasers as follows:

first, to reduction of the Supplemental Investments, if any, ratably amongst the applicable Purchasers in accordance with their respective amounts thereof until all Supplemental Investments have been repaid in full;

second, to reduction of the Purchasers’ other Uncommitted Capital outstanding, ratably in accordance with their respective amounts of such Uncommitted Capital until it has been repaid in full; and

third, when and if the Supplemental Investments and other Uncommitted Capital outstanding is repaid in full, to the Purchasers’ Committed Capital outstanding, ratably in accordance with their outstanding amounts of such Capital.

Not later than 2:00 p.m. (New York City time) on the Proposed Reduction Date, Seller shall pay to the Administrative Agent’s Account for prompt distribution to each of the Purchasers, such Purchaser’s amount of each Aggregate Reduction pursuant to this Section 1.3(b)(ii) for application in accordance with the foregoing uses and priorities.

Section 1.4. Payment Requirements. Each Seller Party shall initiate a wire transfer of amounts to be paid or deposited by it pursuant to any provision of this Agreement no later than 2:00 p.m. (New York City time) on the day when due in immediately available funds. If such amounts are payable to the Administrative Agent for its own account or for the account of the Purchasers, they shall be paid to the Administrative Agent’s Account for prompt distribution to the appropriate party or parties. All computations of Yield and per annum Fees under the Transaction Documents shall be made on the basis of a year consisting of three hundred sixty (360) days for the actual number of days elapsed. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

Section 1.5. Deemed Collections. Upon the occurrence of any Dilution, Seller shall be deemed to have received a Deemed Collection in the amount specified in the definition of “Deemed Collection,” and such Deemed Collection shall be immediately applied to reduce the Net Pool Balance. To the extent the effect of such Deemed Collection on the Net Pool Balance is to cause an Investment Excess, Seller shall deliver to the Servicer immediately available funds in an amount equal to the lesser of (a) the sum of all Deemed Collections deemed received by Seller and (b) an amount necessary to eliminate such Investment Excess, and in each case, the Servicer shall remit the same pursuant to Article II.

Section 1.6. Yield. Each Purchaser’s outstanding Committed Capital and Uncommitted Capital shall accrue Yield at the applicable Yield Rate from and including the Business Day when such investment of Capital is funded to but excluding the Business Day on which such Capital is repaid in full, provided that such repayment is received not later than 3:00 p.m. (New York City time) on the Business Day when due. Yield shall be paid by the Seller to the Administrative Agent’s Account not later than 2:00 p.m. (New York City time) on each Monthly Payment Date and on the Facility Termination Date. All Yield will be computed for the actual days elapsed on the basis of a year consisting of 360 days.

Section 1.7. Changed Circumstances. Unless and until a Benchmark Replacement is implemented in accordance with Section 1.8 below:

(a) Circumstances Affecting TSIR Availability. If any Purchaser notifies Seller and the other Purchasers that it has determined that funding an investment in any Receivable Interest at a rate based on TSIR (e.g., Daily One Month Term SOFR) would violate any Applicable Law, or compliance by such Purchaser (or any of its applicable Funding Offices) with any Applicable Law of any Governmental Authority, central bank or comparable agency having jurisdiction over such Purchaser or its applicable Funding Office, or that (i) deposits of a type and maturity appropriate to match-fund its Receivable Interest at a rate based on TSIR are not available or (ii) TSIR does not accurately reflect the cost of acquiring or maintaining an investment in any Receivable Interest at Daily One Month Term SOFR or another rate based on TSIR, then the applicable Purchaser shall suspend the availability of Daily One Month Term SOFR from it, and Yield on each applicable Purchaser’s investments in the Receivable Interests shall accrue at the Alternate Base Rate.

(b) Laws Affecting TSIR Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Purchasers (or any of their respective Funding Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Purchasers (or any of their respective Funding Offices) to honor its obligations hereunder to make or maintain any investment in any Receivable Interest at a rate based on TSIR (e.g., Daily One Month Term SOFR), the applicable Purchaser shall promptly give notice thereof to the Seller and the Administrative Agent. Thereafter, until such Purchaser notifies the Seller and the Administrative Agent that such circumstances no longer exist, (i) the obligations of such Purchaser to make investments in any Receivable Interest at a rate based on TSIR shall be suspended and all such investments in Receivable Interests of such Purchaser shall thereafter accrue Yield at the Alternate Base Rate, and (ii) if any of the Purchasers may not lawfully continue to maintain an investment in any Receivable Interest at a rate based on TSIR, the applicable Purchaser’s investment shall immediately be converted to an investment at the Alternate Base Rate.

Section 1.8. Benchmark Setting.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent (after consultation with the Purchasers) and the Seller may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Purchasers and the Seller so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from any Purchaser. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 1.8(a) will occur prior to the applicable Benchmark Transition Start Date.

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Seller and the Purchasers of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Seller of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 1.8(d). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Purchaser (or group of Purchasers) pursuant to this Section 1.9, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 1.9.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “interest period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent (in consultation with the Seller) may modify the definition of “interest period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon the Seller’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Seller may revoke any pending request for a Purchase of a Receivable Interest that accrues Yield at a rate based on SOFR during any Benchmark Unavailability Period and, failing that, the Seller will be deemed to have converted any such request into a request for a Purchase of a Receivable Interest that accrues Yield at the Alternate Base Rate. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.

Section 1.9. Divisions. For all purposes under the Transaction Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

Section 1.10. Defaulting Purchasers.

(a) Defaulting Purchaser Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Purchaser becomes a Defaulting Purchaser, then, until such time as such Purchaser is no longer a Defaulting Purchaser, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Purchaser’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as specified in the definition of “Required Purchasers.”

(ii) Defaulting Purchaser Waterfall. Any payment of Capital, Yield, Unused Fees or other amounts received by the Administrative Agent for the account of such

Defaulting Purchaser (whether voluntary or mandatory, at maturity, pursuant to Article II or otherwise) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Purchaser to the Administrative Agent hereunder; second, as the Seller may request (so long as no Amortization Event or Potential Amortization Event exists), to the funding of any Committed Purchase in respect of which such Defaulting Purchaser has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Seller, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Purchaser’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Purchasers as a result of any judgment of a court of competent jurisdiction obtained by any Purchaser against such Defaulting Purchaser as a result of such Defaulting Purchaser’s breach of its obligations under this Agreement; fifth, so long as no Amortization Event or Potential Amortization Event exists, to the payment of any amounts owing to the Seller as a result of any judgment of a court of competent jurisdiction obtained by the Seller against such Defaulting Purchaser as a result of such Defaulting Purchaser's breach of its obligations under this Agreement; and sixth, to such Defaulting Purchaser or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the Committed Capital amount of any Committed Purchase of which such Defaulting Purchaser has not fully funded its appropriate share, and (y) such Committed Purchase was made at a time when the conditions specified in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Committed Capital of all Non-Defaulting Purchasers on a pro rata basis prior to being applied to the payment of any Committed Capital of such Defaulting Purchaser until such time as all Committee Capital is held by the Purchasers pro rata in accordance with their Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Purchaser that are applied (or held) to pay amounts owed by a Defaulting Purchaser pursuant to this Section 1.10(a)(ii) shall be deemed paid to and redirected by such Defaulting Purchaser, and each Purchaser irrevocably consents hereto.

(iii) Certain Fees. Notwithstanding anything to the contrary in the Fee Letter, no Defaulting Purchaser shall be entitled to receive any Undrawn Fee accrued for any period during which that Purchaser is a Defaulting Purchaser (and the Seller shall not be required to pay any such Undrawn Fee that otherwise would have been required to have been paid to that Defaulting Purchaser).

(b) Defaulting Purchaser Cure. If the Seller and the Administrative Agent agree in writing that a Purchaser is no longer a Defaulting Purchaser, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions specified therein, that Purchaser will, to the extent applicable, purchase at par that portion of outstanding Committed Purchases of the other Purchasers or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Capital to be held pro rata by the Purchasers in accordance with the Commitments, whereupon such Purchaser will cease to be a Defaulting Purchaser; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Seller while that Purchaser was a Defaulting Purchaser; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Purchaser to Purchaser status will constitute a waiver or release of any claim of any party hereunder arising from that Purchaser’s having been a Defaulting Purchaser.

Article II

PAYMENTS AND COLLECTIONS

Section 2.1. Collections during the Revolving Period. During the Revolving Period, any Collections and/or Deemed Collections received by the Servicer (or from and after the Dominion Date, by the Administrative Agent) shall be held in trust for the payment of any accrued and unpaid Aggregate Unpaids or for a Reinvestment as provided in this Section 2.1 (provided that Aggregate Capital shall not be payable during the Revolving Period except to the extent provided in Section 1.3 and Section 1.5, and Collections and/or Deemed Collections shall not be required to be segregated prior to the Dominion Date but instead shall be permitted to be used by the Servicer and its Affiliates in accordance with Section 6.2(c)). On each day during the Revolving Period that is not a Settlement Date, subject to Section 1.4, the last sentence of this Section 2.1 and Section 4.2, Collections that are not required to be segregated pursuant to Section 6.2(c) shall first be applied to making additional Purchases of undivided interests in the Receivables and the associated Related Security, such that after giving effect thereto, the outstanding Aggregate Capital is equal to the Aggregate Capital outstanding immediately prior to receipt of such Collections and the Receivable Interest does not exceed 100% (each such Purchase, a “Reinvestment”). Each Reinvestment will be presumed to be made ratably amongst all Purchasers in accordance with their respective Percentages. On each Settlement Date, the Servicer shall deliver to the Administrative Agent for prompt distribution to each of the Purchasers in accordance with Percentages, all Collections received (or deemed received) during the related Calculation Period (after deducting therefrom its Servicing Fee) equal to the amounts due and owing pursuant to clauses first through fourth of Section 2.3 for application in accordance therewith (the “Required Amounts”). If on any Settlement Date during the Revolving Period there are insufficient Collections to pay all Required Amounts that are then due and owing under Section 2.3, the next available Collections shall be applied to such payments in accordance with Section 2.3, and no Reinvestment shall be permitted hereunder until such amounts payable have been paid in full.

Section 2.2. Collections After the Facility Termination Date. On each day during the Liquidation Period, except to the extent paid directly to the Administrative Agent by any Collection Bank or Lock-Box Bank pursuant to a Notice of Exclusive Control, all Collections shall be held in trust by the Servicer, for the benefit of the Purchasers, until the next Settlement Date in a Collection Account or other segregated account, in each of the foregoing cases, which is subject to a first priority perfected Security Interest in favor of the Administrative Agent, for the benefit of the Purchasers. Except to the extent paid directly to the Administrative Agent by any Lock-Box Bank or Collection Bank pursuant to a Notice of Exclusive Control, the Servicer shall deliver to the Administrative Agent for ratable distribution to the Purchasers all Collections held by the Servicer on each Settlement Date during the Liquidation Period (after deducting therefrom its Servicing Fee) for application pursuant to Section 2.3.

Section 2.3. Order of Application of Collections on Settlement Dates. Upon receipt by the Administrative Agent on any Settlement Date of Collections, the Administrative Agent shall distribute them to each of the Purchasers, ratably in accordance with their respective Percentages, for application in the following order of priority:

first, if such day is a Monthly Payment Date, in payment of any accrued and unpaid Yield then due and owing on account of their investments in the Receivable Interests, ratably amongst the Purchasers, including any previously accrued Yield that was not paid on the applicable prior Monthly Payment Date;

second, if such day is a Monthly Payment Date, in payment of any Unused Fees and Default Fees accrued during the Calculation Period (or portion thereof) then most recently ended, plus any previously accrued Unused Fees and Default Fees not paid on a prior Monthly Payment Date, ratably amongst the Purchasers;

third, if such day is a Capital Settlement Date, in reduction of Capital, ratably amongst the Purchasers, (i) during the Revolving Period, solely to the extent such reduction is required under Section 1.3 or Section 1.5, and (ii) during the Liquidation Period, until the Aggregate Capital is reduced to $0; and

fourth, (i) during the Revolving Period, to Seller, free and clear of any interest of the Administrative Agent and the Purchasers or (ii) during or after the Liquidation Period, if the Aggregate Unpaids have been reduced to zero, to Seller, free and clear of any interest of the Administrative Agent and the Purchasers.

Section 2.4. Payment Rescission. No payment of any of the Aggregate Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority or must otherwise be returned or refunded for any reason. Seller shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the Administrative Agent, for the account of the Purchasers in accordance with their respective Percentages, together with the Default Fee thereon from the date of any such rescission, return or refunding.

Section 2.5. Clean-up Option. At any time while the Aggregate Capital outstanding is less than 10% of the Facility Limit, Seller shall have the right (after providing at least five (5) Business Days’ prior written notice to the Purchasers) to purchase all, but not less than all, of the Receivable Interests. The purchase price in respect thereof shall be an amount equal to the Aggregate Unpaids through the date of such repurchase, payable in immediately available funds. Such purchase shall be without representation, warranty or recourse of any kind by, on the part of, or against the Administrative Agent or any of the Purchasers except for a representation and warranty that the conveyance to Servicer is being made free and clear of any Adverse Claim created by the Administrative Agent or such Purchaser, as the case may be. On the date of repurchase of the Receivable Interests pursuant to this Section, the Commitments of the Purchasers shall automatically terminate.

Article III

REPRESENTATIONS AND WARRANTIES

Section 3.1. Representations and Warranties of Seller. Seller hereby represents and warrants to the Administrative Agent and the Purchasers as of the date hereof and as of the date of each Incremental Purchase and Reinvestment that:

(a) Existence and Power. Seller is duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.

(b) Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by Seller of this Agreement and each other Transaction Document to which Seller is a party, the performance of its obligations hereunder and thereunder and Seller’s use of the proceeds of the Purchases made hereunder, are within its limited liability company powers and authority and have been duly authorized by all necessary limited liability company action on its part. This Agreement and each other Transaction Document to which Seller is a party has been duly executed and delivered by Seller.

(c) No Conflict. The execution and delivery by Seller of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its Organizational Documents, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any material agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of Seller (except as created hereunder) except, in any case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

(d) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by Seller of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

(e) Actions, Suits. Except as disclosed in Performance Guarantor’s reports with the SEC which have been previously delivered to Administrative Agent, (i) there are no actions, suits or proceedings pending, or to the best of Seller’s knowledge, threatened, against or affecting Seller, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect, and (ii) Seller is not in default with respect to any order of any court, arbitrator or governmental body.

(f) Binding Effect. This Agreement and each other Transaction Document to which Seller is a party constitute the legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(g) Accuracy of Information. All information (other than projections but including, without limitation, Weekly Reports and Monthly Reports) heretofore furnished by Seller or by any Authorized Officer of an Originator to the Administrative Agent or any of the Purchasers for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by Seller or any such Authorized Officer to the Administrative Agent or any of the Purchasers will be, true and accurate in all material respects on the date such information is stated or certified and does not and, when taken as a whole, will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

(h) Use of Proceeds. Seller will not use the proceeds of any Purchase hereunder (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

(i) Good Title. Immediately prior to or contemporaneously with each Purchase hereunder, Seller shall be the legal and Beneficial Owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller’s Security Interest in each Receivable, its Collections and the Related Security.

(j) Perfection.

(i) This Agreement is effective to, and shall, upon each Purchase hereunder, transfer to the Administrative Agent for the benefit of the relevant Purchaser or Purchasers (and the Administrative Agent for the benefit of such Purchaser or Purchasers shall acquire from Seller) a valid undivided percentage ownership interest in each Receivable existing or hereafter arising and in all other Collateral, free and clear of any Adverse Claim, except as created by the Transactions Documents.

(ii) Assuming the filing of the financing statements approved by Seller on the date hereof (which will be filed by the Administrative Agent or its representatives), this Agreement, together with the filing of such financing statements, is effective to, and shall, upon each Purchase hereunder, transfer to the Administrative Agent for the benefit of the relevant Purchaser or Purchasers (and the Administrative Agent for the benefit of such Purchaser or Purchasers shall acquire from Seller) a valid and perfected first priority Security Interest in each Receivable existing or hereafter arising and in all other Collateral, free and clear of any Adverse Claim, except as created by the Transactions Documents. In accordance with the preceding sentence, the Administrative Agent confirms that it or its representatives have duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Administrative Agent’s (on behalf of the Purchasers) Security Interest in the Collateral.

(k) Places of Business and Locations of Records. The principal places of business and chief executive office of Seller and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit IV or such other locations of which the Administrative Agent and the Purchasers have been notified in accordance with Section 5.2(a) in jurisdictions where all action required by Section 12.4(a) has been taken and completed. Seller’s Federal Employer Identification Number and Organizational Identification Number are correctly set forth on Exhibit III.

(l) Collections. The conditions and requirements set forth in Section 5.1(j) and Section 6.2 have at all times been satisfied and duly performed. Exhibit IV hereto (as updated from time to time by written notice from the Servicer to the Administrative Agent), sets forth:

(i) The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts,

(ii) The addresses of all Lock-Boxes, the numbers of all associated Lock-Box Accounts and the name and address of each Lock-Box Bank, and

(iii) The address of each Post Office Box.

(iv) Seller has not granted any Person, other than the Servicer and the Administrative Agent) access to or control of any Post Office Box, Lock-Box, Lock-Box Account or Collection Account, or the right to take dominion and control of any such Post Office Box,

Lock-Box, Lock-Box Account or Collection Account at a future time or upon the occurrence of a future event. To the extent that funds other than Collections of Receivables are deposited into any Collection Account or Lock-Box Account, Seller or the Servicer can promptly trace and identify which funds constitute Collections of the Receivables.

(m) Material Adverse Effect. Since December 31, 2025, no event has occurred that would have a Material Adverse Effect.

(n) Names. Except as stated on Exhibit XI as amended from time to time upon written notice to the Administrative Agent provided all necessary UCC financing statements and financing statement amendments are delivered to the Administrative Agent in connection with such amendments, in the past five (5) years, Seller has not used any legal names, trade names or assumed names other than the name in which it has executed this Agreement.

(o) Ownership of Seller. SCP Distributors owns, directly, 100% of the issued and outstanding Capital Stock of all classes of Seller, free and clear of any Adverse Claim (other than Adverse Claims granted in connection with the Senior Credit Agreement, as such agreement may be amended or refinanced from time to time). Such Capital Stock is validly issued and there are no options, warrants or other rights to acquire Capital Stock of Seller.

(p) Investment Company Act. Seller (i) is not a “covered fund” under the Volcker Rule and (ii) is not, and after giving effect to the transactions contemplated hereby, will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute. In determining that Seller is not a covered fund, Seller either does not rely solely on the exemption from the definition of “investment company” set forth in Section 3(c)(1) and/or 3(c)(7) of the Investment Company Act of 1940 or is entitled to the benefit of the exclusion for loan securitizations in the Volcker Rule under 17 C.F.R. 75.10(c)(8).

(q) Compliance with Law. Seller has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation, except, in each case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect.

(r) Compliance with Credit and Collection Policy. Seller has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract and has not made any change to such Credit and Collection Policy, except any material change as to which the Purchasers have been notified in accordance with Section 5.2(c).

(s) Payments to Applicable Originators. With respect to each Receivable, Seller has given reasonably equivalent value to the applicable Originator in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by any Originator of any Receivable under the Sale Agreement is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101 et seq.), as amended.

(t) Enforceability of Contracts. Each Contract with respect to each Eligible Receivable is effective to create, and has created, a legal, valid and binding obligation of the related

Obligor to pay the Outstanding Balance of the Eligible Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(u) Eligible Receivables. Each Receivable included in the Net Pool Balance on a Settlement Report as an Eligible Receivable was an Eligible Receivable as of the last day of the period covered by such Settlement Report.

(v) No Investment Excess. Seller has determined that, immediately after giving effect to each Purchase hereunder, no Investment Excess exists.

(w) Financial Information. All balance sheets, all statements of income and of cash flow and all other financial information of Seller (other than projections) furnished to the Administrative Agent or any of the Purchasers and described in Section 5.1 have been and will be prepared in accordance with GAAP consistently applied, and do or will present fairly the consolidated financial condition of Seller covered thereby as at the dates thereof and the results of its operations for the periods then ended; provided that unaudited financial statements of Seller have been prepared without footnotes, without reliance on any physical inventory and are subject to year-end adjustments.

(x) Anti-Corruption Laws and Sanctions. Policies and procedures have been implemented and maintained by or on behalf of Seller that are designed to achieve compliance by Seller and its Subsidiaries (if any), directors, managers, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, giving due regard to the nature of such Person’s business and activities, and Seller, its Subsidiaries (if any) and their respective directors, managers, officers and employees and, to the knowledge of Seller, its respective directors, managers, officers, employees and agents acting in any capacity in connection with or directly benefitting from the receivables purchase facility established hereby, are in compliance with Anti-Corruption Laws and applicable Sanctions, in each case in all material respects. Seller is not, nor is any of its Subsidiaries (if any) or, to the knowledge of Seller, is any of their respective directors, managers, officers, employees, or agents that will act in any capacity in connection with or directly benefit from the receivables purchase facility established hereby, a Sanctioned Person, and Seller is not, nor is any of its Subsidiaries, organized or resident in a Sanctioned Country.

(y) Beneficial Ownership Rule. The Seller is an entity that is organized under the laws of the United States or of any State thereof and at least 51 percent of whose common stock or analogous equity interest is owned, directly or indirectly by a Person whose common stock or analogous equity interests are listed on the New York Stock Exchange or the American Stock Exchange or have been designated as a NASDAQ National Market Security listed on the NASDAQ stock exchange and is excluded on that basis from the definition of Legal Entity Customer as defined in the Beneficial Ownership Rule.

(z) Anti-Terrorism; Anti-Money Laundering. Seller is not (i) an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States (50 U.S.C. App. §§ 1 et seq.), (ii) in violation of (A) the Trading with the Enemy Act of the United States (50 U.S.C. App. §§ 1 et seq.), (B) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V) or any enabling legislation or executive order relating thereto or (C) the USA Patriot Act (Title 111 of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), or (iii) a Sanctioned Person. No part of the proceeds of any Purchase hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country in violation of Anti-Corruption Laws of applicable Sanctions.

Section 3.2. Representations and Warranties of the Servicer. The Servicer hereby represents and warrants to the Administrative Agent and the Purchasers as of the date hereof and as of each Purchase Date that:

(a) Existence and Power. The Servicer is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Servicer is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.

(b) Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by the Servicer of this Agreement and each other Transaction Document to which it is a party, the performance of its obligations hereunder and thereunder, are within its limited liability company powers and authority and have been duly authorized by all necessary limited liability company action on its part. This Agreement and each other Transaction Document to which the Servicer is a party has been duly executed and delivered by the Servicer.

(c) No Conflict. The execution and delivery by the Servicer of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its Organizational Documents, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any material agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of the Servicer (except as created hereunder) except, in any case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

(d) Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by the Servicer of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

(e) Actions, Suits. On the date hereof, except as disclosed in Performance Guarantor’s reports with the SEC, which have been previously delivered to the Purchasers, and on any other day (i) there are no actions, suits or proceedings pending, or to the best of the Servicer’s knowledge, threatened, against or affecting the Servicer, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect, and (ii) the Servicer is not in default with respect to any order of any court, arbitrator or governmental body that could reasonably be expected to have a Material Adverse Effect.

(f) Binding Effect. This Agreement and each other Transaction Document to which the Servicer is a party constitute the legal, valid and binding obligations of the Servicer enforceable against the Servicer in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(g) Accuracy of Information. All information (other than projections) heretofore furnished by the Servicer or by any Authorized Officer of an Originator to the Administrative Agent or any of the Purchasers for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Servicer or any such Authorized Officer to the Administrative Agent or any of the Purchasers will be, true and accurate in all material respects on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

(h) Collections. The conditions and requirements set forth in Section 5.1(j) and Section 6.2 have at all times been satisfied and duly performed. Exhibit IV hereto (as updated from time to time by written notice from the Servicer to the Administrative Agent), sets forth:

(i) The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts,

(ii) The addresses of all Lock-Boxes, the numbers of all associated Lock-Box Accounts and the name and address of each Lock-Box Bank, and

(iii) The address of each Post Office Box.

The Servicer has not granted any Person, other than the Administrative Agent access to or control of any Post Office Box, Lock-Box, Lock-Box Account or Collection Account, or the right to take dominion and control of any such Post Office Box, Lock-Box, Lock-Box Account or Collection Account at a future time or upon the occurrence of a future event. To the extent that funds other than Collections of Receivables are deposited into any Collection Account or Lock-Box Account, the Servicer can promptly trace and identify which funds constitute Collections of the Receivables.

(i) Material Adverse Effect. Since December 31, 2025, no event has occurred that would have a Material Adverse Effect.

(j) Investment Company Act. The Servicer (i) is not a “covered fund” under the Volcker Rule and (ii) is not, and after giving effect to the transactions contemplated hereby, will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute. In determining that the Servicer is not a covered fund, the Servicer either does not rely solely on the exemption from the definition of “investment company” set forth in Section 3(c)(1) and/or 3(c)(7) of the Investment Company Act of 1940 or is entitled to the benefit of the exclusion for loan securitizations in the Volcker Rule under 17 C.F.R. 75.10(c)(8).

(k) Compliance with Law. The Servicer has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

(l) Compliance with Credit and Collection Policy. The Servicer has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract and has not made any change to such Credit and Collection Policy prohibited by Section 5.2(c).

(m) Anti-Corruption Laws and Sanctions. Policies and procedures have been implemented and maintained by or on behalf of the Servicer and its Subsidiaries that are designed to achieve compliance by the Servicer and its Subsidiaries, directors, managers, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, giving due regard to the nature of such Person’s business and activities, and the Servicer, its Subsidiaries and their respective directors, managers, officers and employees and, to the knowledge of the Servicer, its respective directors, managers, officers, employees and agents acting in any capacity in connection with or directly benefitting from the receivables purchase facility established hereby, are in compliance with Anti-Corruption Laws and applicable Sanctions, in each case in all material respects. The Servicer is not, nor is any of its Subsidiaries or, to the knowledge of the Servicer, any of their respective directors, managers, officers, employees or agents that will act in any capacity in connection with or directly benefit from the receivables purchase facility established hereby, is a Sanctioned Person, and the Servicer is not, nor is any of its Subsidiaries, organized or resident in a Sanctioned Country.

(n) Anti-Terrorism; Anti-Money Laundering. Neither the Servicer nor any of its Subsidiaries (i) is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States (50 U.S.C. App. §§ 1 et seq.), (ii) is in violation of (A) the Trading with the Enemy Act of the United States (50 U.S.C. App. §§ 1 et seq.), (B) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V) or any enabling legislation or executive order relating thereto or (C) the USA Patriot Act (Title 111 of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) or (iii) is a Sanctioned Person. No part of the proceeds of any Purchase hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country in violation of Anti-Corruption Laws of applicable Sanctions.

(o) ERISA.

(i) The Servicer and each ERISA Affiliate is in material compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired and except where a failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code except for such plans that have not yet received determination letters but for which the remedial amendment period for submitting a determination letter has not yet expired. No liability has been incurred by the Servicer or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan except for a liability that could not reasonably be expected to have a Material Adverse Effect;

(ii) As of the date of this Agreement, no Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has the Servicer or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;

(iii) Except where the failure of any of the following representations to be correct in all material respects could not reasonably be expected to have a Material Adverse Effect, neither the Servicer nor any ERISA Affiliate has: (A) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code, (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (C) failed to make a required contribution or payment to a Multiemployer Plan, or (D) failed to make a required installment or other required payment under Section 412 of the Code;

(iv) No ERISA Termination Event has occurred or is reasonably expected to occur; and

(v) Except where the failure of any of the following representations to be correct in all material respects could not reasonably be expected to have a Material Adverse Effect, no proceeding, claim (other than a benefits claim in the ordinary course of business), lawsuit and/or investigation is existing or, to the best knowledge of the Servicer after due inquiry, threatened concerning or involving any (A) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by the Servicer or any ERISA Affiliate, (B) Pension Plan or (C) Multiemployer Plan.

(p) Financial Information. All balance sheets, all statements of income and of cash flow and all other financial information of Performance Guarantor and its Subsidiaries (other than projections) furnished to the Administrative Agent or the Purchasers and described in Section 5.1 have been and will be prepared in accordance with GAAP consistently applied, and do or will present fairly the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended; provided that unaudited financial statements of Performance Guarantor and its Subsidiaries have been prepared without footnotes, without reliance on any physical inventory and are subject to year-end adjustments. Any projections furnished by Performance Guarantor or any of its Subsidiaries or by any Authorized Officer of Performance Guarantor or any of its Subsidiaries to the Administrative Agent or any of the Purchasers for purposes of or in connection with this Agreement were prepared in good faith based upon estimates and assumptions stated therein which, at the time of preparation, were believed to be reasonable.

Article IV

CONDITIONS OF PURCHASES

Section 4.1. Conditions Precedent to Initial Purchase. The initial Purchase under this Agreement is subject to the conditions precedent that (a) the Administrative Agent shall have received on or before the date of such Purchase those documents listed on Schedule B, and (b) the Administrative Agent shall have received all Fees and expenses required to be paid on such date pursuant to the terms of this Agreement and the Fee Letters.

Section 4.2. Conditions Precedent to All Purchases. Each Incremental Purchase and each Reinvestment shall be subject to the further conditions precedent that (a) the Servicer shall have delivered to the Administrative Agent and the Purchasers on or prior to the date of such Purchase, in form satisfactory to the Administrative Agent, all Settlement Reports as and when due under Section 6.6 and all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, and the Beneficial Ownership Rule upon request by the Administrative Agent or any Purchaser; (b) the Facility Termination Date shall not have occurred, (c) the Administrative Agent and the Purchasers shall have received such other approvals, opinions or documents as it may reasonably request, it being understood that no such opinions shall be requested unless there has been a change in law or circumstance and (d) on the applicable Purchase Date, the following statements shall be true (and acceptance of the proceeds of such Purchase shall be deemed a representation and warranty by Seller that such statements are then true):

(i) the representations and warranties set forth in Article III are true and correct in all material respects on and as of the Purchase Date of such Purchase as though made on and as of such date, except that (i) such representations and warranties expressly qualified by materiality or Material Adverse Effect shall be true and correct and (ii) such representations and warranties that relate to an earlier date shall remain true and correct in all material respects (or if already qualified by materiality or Material Adverse Effect shall remain true and correct) as of such earlier date;

(ii) no event has occurred and is continuing, or would result from such Purchase, that will constitute an Amortization Event or a Potential Amortization Event; and

(iii) no Investment Excess exists or will result from such Purchase.

Article V

COVENANTS

Section 5.1. Affirmative Covenants of Seller Parties. Until the date on which the Aggregate Unpaids have been paid in full (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) and the termination or expiration of all of the Commitments:

(a) Financial Reporting. Such Seller Party will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Purchasers:

(i) Annual Reporting. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year (or, if earlier, on the date of any required public filing thereof), (A) a copy of the consolidated balance sheet of Performance Guarantor and its Subsidiaries, and the related consolidated statements of income and cash flow of Performance Guarantor and its Subsidiaries for such Fiscal Year, setting forth in comparative form the figures for the immediately preceding Fiscal Year, audited (without any Impermissible Qualification) by a “Big Four” accounting firm or other independent public accountants reasonably acceptable to the Administrative Agent, together with (B) unaudited annual financial statements of Seller.

(ii) Quarterly Reporting. As soon as available and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each Fiscal Year (or, if earlier, on the date of any required public filing thereof), an unaudited consolidated balance sheet of Performance Guarantor and its Subsidiaries as of the end of such fiscal quarter and consolidated statements of income and cash flow of Performance Guarantor and its Subsidiaries for such fiscal quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such fiscal quarter, and including (in each case), in comparative form the figures for the corresponding fiscal quarter in, and year to date portion of, the immediately preceding Fiscal Year, certified as complete and correct by the chief financial or accounting Authorized Officer of Performance Guarantor (subject to normal year-end audit adjustments.

(iii) Compliance Certificates. Together with the financial statements required hereunder, (a) an Officer’s Compliance Certificate (as defined in the Senior Credit Agreement and whether or not the same remains in effect) either addressed to (or accompanied by a cover letter permitting reliance thereon by) the Administrative Agent and the Purchasers, and (b) a compliance certificate in substantially the form of Exhibit VI signed by an Authorized Officer of Servicer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

(iv) Shareholders Statements and Reports. Promptly upon the furnishing thereof to the shareholders of Performance Guarantor, copies of all financial statements, reports and proxy statements so furnished.

(v) SEC Filings. Promptly upon the filing thereof, copies of all registration statements (other than any registration statements on Form S-8 or its equivalent) and any reports on Form 8-K, 10-K or 10-Q which Performance Guarantor or any of its Subsidiaries files with the SEC.

(vi) Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Originator, any Collection Bank or any Lock-Box Bank, copies of the same.

(vii) Material Indebtedness, Projections and Notices. Promptly upon furnishing thereof to the lenders or noteholders under any the Senior Credit Agreement or any other agreement governing any Material Indebtedness of Performance Guarantor or any of its Subsidiaries (or any agent or trustee for the foregoing), copies of all projections, compliance certificates and default notices required to be delivered pursuant to such agreements (in each case without duplication of any of the items described above in this Section 5.1(a)).

(viii) Beneficial Ownership Rule; Other Information. (A) Promptly following any change that would result in a change to the status of the Seller as an excluded “Legal Entity Customer” under the Beneficial Ownership Rule, a duly executed Certification of Beneficial Owner(s) complying with the Beneficial Ownership Rule, in form and substance reasonably acceptable to the Administrative Agent; and (B) promptly, from time to time upon request of the Administrative Agent or any Purchaser, such other information, documents, records or reports relating to the Receivables, the financial condition, operations or business of such Seller Party, or the aggregate principal amount of outstanding purchase money Indebtedness that is subject to a priming lien in respect of each Originator’s inventory as the Administrative Agent or any Purchaser may from time to time reasonably request in order to protect the interests of the Administrative Agent and the Purchasers under or as contemplated by this Agreement.

Reports and financial statements required to be delivered pursuant to clauses (i), (ii), (iv) and (v) of this Section 5.1(a) shall be deemed to have been delivered on the date when such reports, or reports containing such financial statements, are posted on the SEC’s website at www.sec.gov, Performance Guarantor’s website at www.poolcorp.com or on EDGAR Online. Seller will promptly notify the Administrative Agent and the Purchasers in writing of such posting (which may be provided by email).

(b) Notices. Such Seller Party will notify the Administrative Agent and the Purchasers in writing signed by an Authorized Officer of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

(i) Amortization Events or Potential Amortization Events. The occurrence of each Amortization Event and each Potential Amortization Event.

(ii) Judgment and Proceedings. The entry of any judgment or decree against Seller if the aggregate amount of all judgments and decrees then outstanding against Seller exceeds $15,324 after deducting (A) the amount with respect to which Seller is insured and with respect to which the insurer has not disputed coverage, and (B) the amount for which Seller is otherwise indemnified if the terms of such indemnification are satisfactory to the Administrative Agent.

(iii) Material Adverse Effect. The occurrence of any other event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect, including, without limitation, any event described in Section 8.5 of the Senior Credit Agreement, whether or not the same remains in effect.

(iv) Defaults Under Other Agreements. Without duplication of any notice given under Section 5.1(b)(iii), the occurrence of a default or an event of default under any other financing arrangement relating to Material Indebtedness (including a line of credit which would constitute Material Indebtedness if fully funded) in aggregate principal amount pursuant to which any Seller Party or Originator is a debtor or an obligor.

(v) Termination Date. The occurrence of the “Termination Date” under the Sale Agreement.

(vi) Change of Independent Director. At least 10 days prior to any proposed change of the sole (or, as applicable, the sole remaining) Independent Director for any reason other than death, incapacity or resignation of the incumbent director, notice of such proposed change together with a certificate of Seller certifying that the proposed replacement director satisfies the criteria set forth in the definition of “Independent Director” and requesting the Administrative Agent’s written acknowledgement that in its reasonable judgment, the designated replacement satisfies such criteria. As soon as reasonably practicable but in any event within 10 days after any Seller Party receives notice of the death, incapacity or resignation of the sole (or, as applicable, the sole remaining) incumbent Independent Director, notice of the proposed replacement director together with a certificate of Seller certifying that the proposed replacement director satisfies the criteria set forth in the definition of “Independent Director” and requesting the Administrative Agent’s written acknowledgement that in its reasonable judgment, the designated replacement satisfies such criteria.

(c) Compliance with Laws and Preservation of Legal Existence. Such Seller Party will comply with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Such Seller Party will preserve and maintain its legal existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign limited liability company in each jurisdiction where its business is conducted, except where the failure to so preserve and maintain or qualify could not reasonably be expected to have a Material Adverse Effect.

(d) Audits. Such Seller Party will furnish to the Administrative Agent from time to time such information with respect to it and the Receivables as the Administrative Agent may reasonably request. Such Seller Party will, from time to time during regular business hours as requested by any of the Purchasers upon reasonable notice and at the sole cost of such Seller Party, permit the Administrative Agent (accompanied by any Purchaser, or its respective agents or representatives), and shall cause each Originator to permit the Administrative Agent (accompanied by any Purchaser or its respective agents or representatives): (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Person during reasonable business hours for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Person’s financial condition or the Receivables and the Related Security or any Person’s performance under any of the Transaction Documents or any Person’s performance under the Contracts and, in each case, with any of the officers or employees of Seller or the Servicer having knowledge of such matters (each such visit, a “Review”); provided that, so long as no Amortization Event has occurred and is continuing, the Administrative Agent will not request more than two Reviews in any one Contract Year and anticipates that only one Review will be required in each Contract Year.

(e) Keeping and Marking of Records and Books.

(i) The Servicer will (and will cause each other Originator to) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Servicer will (and will cause each Originator to) give each of the Purchasers notice of any material change in the administrative and operating procedures referred to in the previous sentence.

(ii) The Servicer will (and will cause each other Originator to) (A) on or prior to the date hereof, make a notation in the header section of its month-end accounts receivable aging, acceptable to the Administrative Agent, describing the Receivable Interests, and (B) upon the request of the Administrative Agent following the occurrence and during the continuation of an Amortization Event, deliver to the Administrative Agent all invoices included in the Contracts (including, without limitation, all multiple originals of any such invoice) relating to the Receivables.

(f) Compliance with Contracts and Credit and Collection Policy. The Servicer will (and will cause each other Originator to) timely and fully (i) perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

(g) Performance and Enforcement of the Sale Agreement and the Performance Undertaking. Seller will, and will require each of the Originators to, perform each of their respective obligations and undertakings under and pursuant to the Sale Agreement. Seller will purchase Receivables under the Sale Agreement in strict compliance with the terms thereof and will vigorously enforce the rights and remedies accorded to it as the buyer under the Sale Agreement. Seller will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Administrative Agent and the Purchasers as assignees of Seller) under the Sale Agreement and the Performance Undertaking as the Administrative Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Sale Agreement.

(h) Ownership. Seller will (or will require each Originator to) take all necessary action to (i) vest legal and equitable title to the Receivables, the Related Security and the Collections irrevocably in Seller, free and clear of any Adverse Claims other than Adverse Claims in favor of the Administrative Agent, for the benefit of the Purchasers, and (ii) establish and maintain, in favor of the Administrative Agent, for the benefit of the Purchasers, a valid and perfected first priority Security Interest in the Collateral to the full extent contemplated herein, free and clear of any Adverse Claims other than Adverse Claims in favor of the Administrative Agent for the benefit of the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions) to perfect the Administrative Agent’s (for the benefit of the Purchasers) Security Interest in the Collateral and such other action to perfect, protect or more fully evidence the Security Interest of the Administrative Agent for the benefit of the Purchasers as the Administrative Agent or any Purchaser may reasonably request).

(i) Separateness. Seller acknowledges that the Administrative Agent and the Purchasers are entering into the transactions contemplated by this Agreement in reliance upon Seller’s identity as a legal entity that is separate from each of the Originators and their respective other Affiliates (each, a “Related Entity”). Therefore, from and after the date of execution and delivery of this Agreement, Seller shall take all reasonable steps, including, without limitation, all steps that the Administrative Agent or any of the Purchasers may from time to time reasonably request, to maintain Seller’s identity as a separate legal entity and to make it manifest to third parties that Seller is an entity with assets and liabilities distinct from those of the other Related Entities and not just a division thereof. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, except as herein specifically otherwise provided, Seller will:

(i) compensate all employees, consultants and agents directly, from Seller’s bank accounts, for services provided to Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of Seller is also an employee, consultant or agent of any other Related Entity, allocate the compensation of such employee, consultant or agent between Seller and such Related Entity on a basis which reflects the services rendered to Seller and such Related Entity;

(ii) clearly identify its offices as separate and distinct from any space occupied by any other Related Entity even if such space is leased or subleased from, or is on or near premises occupied by, any other Related Entity;

(iii) have a separate telephone number which is answered only in its name and separate stationery and other business forms (each of which may be computer-generated);

(iv) conduct its business solely in its own name through its duly authorized officers or agents, including, without limitation, in all oral and written communications such as letters, invoices, purchase orders, contracts, statements and applications;

(v) allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between Seller and any other Related Entity on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

(vi) at all times maintain at least one Independent Director;

(vii) maintain its Organizational Documents in conformity with this Agreement, such that (A) it does not amend, restate, supplement or otherwise modify such Organizational Document in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, this Section 5.1(i); and (B) it provides for the notice, Seller certification and the Administrative Agent’s written acknowledgement specified in Section 5.1(b)(vi) hereof;

(viii) ensure that all limited liability company actions with respect to (A) the filing for any petition of bankruptcy of Seller and (B) the merger, consolidation, dissolution or liquidation of Seller are duly authorized by unanimous vote of its directors (including the Independent Director);

(ix) maintain complete and correct books and records of account and minutes of meetings and other proceedings of its equity holder(s) and directors;

(x) maintain its financial, limited liability company and other books and records separate from those of any other Related Entity;

(xi) prepare its financial statements separately from those of other Related Entities and insure that any consolidated financial statements of any other Related Entity that include Seller have detailed notes clearly stating that Seller is a separate legal entity;

(xii) maintain bank accounts that are separate from those of any other Related Entity and, except as permitted in the Transaction Documents, not commingle funds or other assets of Seller with those of any other Related Entity;

(xiii) pay operating expenses and liabilities from its own funds and not permit any other Related Entity to pay any of Seller’s operating expenses or liabilities (except pursuant to allocation arrangements that comply with the requirements of clause (ii) above);

(xiv) maintain adequate capitalization in light of its business and purpose and in any event maintain at all times the Required Capital Amount and refrain from making any dividend, distribution, redemption of capital stock or payment of any subordinated indebtedness which would cause such Required Capital Amount to cease to be so maintained;

(xv) not hold itself out or permit itself to be held out as having agreed to pay or as being liable for the debts of any other Related Entity nor will it hold any other Related Entity out or permit any other Related Entity to be held out as having agreed to pay or as being liable for the debts of Seller nor will it fail to correct any known misrepresentation with respect to the foregoing;

(xvi) not operate or purport to operate as an integrated, single economic unit with one or more of the other Related Entities; provided that the foregoing shall not preclude consolidation of Seller’s financial statements with those of any Related Entity in accordance with GAAP;

(xvii) not seek or obtain credit or incur any obligation to any third party based upon the assets of one or more of the other Related Entities or induce any such third party to reasonably rely on the creditworthiness of one or more of the other Related Entities;

(xviii) not guaranty or otherwise become liable with respect to indebtedness of any other Related Entity nor permit guaranties or liability by any other Related Entity of the indebtedness of Seller (except as contemplated by the Performance Undertaking and this Agreement);

(xix) maintain an arm’s-length relationship with each other Related Entity, including, without limitation, payment of an arm’s-length servicing fee for any receivables-servicing functions performed by any other Related Entity on behalf of Seller;

(xx) not, directly or indirectly, be named and shall not enter into any agreement to be named as a direct or contingent beneficiary or loss payee on any insurance policy covering the property of any other Related Entity with respect to any loss suffered by a Related Entity; and

(xxi) take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion issued by Jones Walker LLP, as counsel for Seller Parties, in connection with the closing or initial purchase under the Sale Agreement and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.

(j) Collections. The Seller Parties shall, or will cause the Originators to, direct all Obligors to make payments of the Receivables as follows:

(i) Directly to a Post Office Box that is subject to a P.O. Box Agreement and from which mail is picked up each Business Day and deposited with two (2) Business Days in a Collection Account that is subject to an Account Control Agreement;

(ii) Directly to a Lock Box that clears through a Lock-Box Account which is subject to an Account Control Agreement;

(iii) Directly to a Collection Account which is subject to an Account Control Agreement;

(iv) To a Cash Application Center which deposits its receipts each Business Day into a Collection Account that is subject to an Account Control Agreement; or

(v) To a Sales Center which either (A) deposits its receipts each Business Day into a Collection Account that is subject to an Account Control Agreement, or (B) sweeps its Collections into a Collection Account that is subject to an Account Control Agreement within two (2) Business Days.

The Seller Parties will, and will cause the Originators to, use commercially reasonable efforts to ensure that the overall percentage of Collections made to Sales Centers does not materially increase.

(k) Taxes. Such Seller Party will file all federal and all other material Tax returns and reports required by law to be filed by it and will promptly pay all Taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. Seller will pay when due any Taxes payable in connection with the Receivables, exclusive of Excluded Taxes.

(l) Insurance. Seller will maintain in effect, or cause to be maintained in effect, at Seller’s own expense, such casualty and liability insurance as Seller shall deem appropriate in its good faith business judgment; provided that such insurance shall be permitted to be consolidated with insurance of Performance Guarantor and its other Subsidiaries so long as the cost of such insurance is reasonably allocated to Seller, Performance Guarantor and its other Subsidiaries.

(m) Payment to Originators. With respect to any Receivable purchased by Seller from an Originator, such purchase shall be effected under, and in strict compliance with the terms of, the Sale Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to such Originator in respect of the purchase price for such Receivable.

(n) Anti-Corruption Laws and Sanctions. Policies and procedures will be maintained by or on behalf of such Seller Party that are designed in good faith and in a commercially reasonable manner to promote and achieve compliance, in the reasonable judgment of such Seller Party, by such Seller Party and each of its Subsidiaries and their respective directors, managers, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, in each case giving due regard to the nature of such Person’s business and activities.

Section 5.2. Negative Covenants of Seller Parties. Until the date on which the Aggregate Unpaids have been paid in full (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) and the termination or expiration of all of the Commitments:

(a) Name Change, Offices and Records. Seller will not change its name, identity or legal structure (within the meaning of Section 9-507(c) of any applicable enactment of the UCC) or relocate its chief executive office or any office where Records are kept unless it shall have: (i) given the Administrative Agent and the Purchasers at least thirty (30) days’ prior written notice thereof and (ii) delivered to the Administrative Agent all financing statements, instruments and other documents reasonably requested by the Administrative Agent in connection with such change or relocation.

(b) Change in Payment Instructions to Obligors. Except as may be required by the Administrative Agent pursuant to Section 6.2(c) from and after the Dominion Date, such Seller Party will not (i) add or terminate any bank as a Lock-Box Bank or Collection Bank, (ii) add or terminate any Lock-Box, Lock-Box Account, Collection Account, (iii) add or terminate any Post Office Box, unless the Administrative Agent shall have received, at least ten (10) days before the proposed effective date therefor: (A) written notice of such addition, termination or change, together with an updated version of Exhibit III to the Sale Agreement and Exhibit IV to this Agreement, (B) with respect to the addition or termination of a Lock-Box Bank, Lock-Box, Lock-Box Account or Collection Account, an executed Account Control Agreement (or amendment to an existing Account Control Agreement, reflecting such addition, termination or change; and (C) with respect to the addition of a Post Office Box, an executed P.O. Box Agreement with respect to such new Post Office Box. In addition, except as may be required by the Administrative Agent pursuant to Section 6.2(c) from and after the Dominion Date or as may be necessary to comply with the last sentence of Section 5.1(j), such Seller Party will not make any change in the instructions to any Obligor as to where payments on the Receivables should be made; provided, however, that the Servicer may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Lock-Box Account or Collection Account that is subject to an Account Control Agreement.

(c) Modifications to Contracts and Credit and Collection Policy. No Seller Party will, and no Seller Party will permit any Originator to, make any change to the Credit and Collection Policy that could reasonably be expected to decrease the credit quality of any newly created Receivables or materially adversely affect the collectability of the Receivables. Except as provided in Section 6.2(d), no Seller Party will, or will permit any Originator to, extend, amend or otherwise modify the terms of any Receivable or any terms of any Contract related to such Receivable in any material respect other than in accordance with the Credit and Collection Policy.

(d) Sales, Liens. Other than the ownership and Security Interests contemplated by the Transaction Documents, Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box, Lock-Box Account, Collection Account or Post Office Box, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of the Administrative Agent for the benefit of the Purchasers provided for herein), and Seller will defend the right, title and interest of the Administrative Agent and the Purchasers in, to and under any of the foregoing property, against all claims of third parties claiming through or under Seller or any Originator.

(e) Termination of Sale Agreement. Except as otherwise permitted under Section 7.1(k), Seller will not terminate the Sale Agreement or send any termination notice to any Originator in respect thereof, without the prior written consent of each of the Purchasers.

(f) Restricted Junior Payments. After the occurrence and during the continuance of any Amortization Event, Seller will not make any Restricted Junior Payment while any Aggregate Unpaids remain outstanding.

(g) Seller Indebtedness. Except as contemplated by the Transaction Documents, Seller will not incur or permit to exist any Indebtedness or liability on account of deposits except: (i) the Aggregate Unpaids, (ii) the Subordinated Loans, and (iii) other current accounts payable arising in the ordinary course of business and not overdue, unless such overdue accounts payable are disputed and being contested in good faith.

(h) Prohibition on Additional Negative Pledges. Seller will not enter into or assume (and will not consent pursuant to the Sale Agreement to any Originator’s entering into or assuming) any agreement (other than this Agreement and the other Transaction Documents) prohibiting the creation or assumption of any Adverse Claim upon the Collateral except as contemplated by the Transaction Documents, or otherwise prohibiting or restricting any transaction contemplated hereby or by the other Transaction Documents.

(i) Anti-Corruption Laws and Sanctions.

(A) Seller will not request any Purchase, and shall procure that its Subsidiaries and its or their respective directors, managers, officers, employees and agents shall not use, the proceeds of any Purchase (1) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (2) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case to the extent doing so would violate any Sanctions, or (3) in any other manner that would result in liability to any party hereto under any applicable Sanctions or the violation of any Sanctions by any such Person.

(B) Neither the Servicer nor any of its Subsidiaries will use, and the Servicer, on behalf of itself and its Subsidiaries, shall procure that the Servicer, its Subsidiaries and its or their respective directors, managers, officers, employees and agents shall not use, the proceeds of any Purchase (1) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (2) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case to the extent doing so would violate any Sanctions, or (3) in any other manner that would result in liability to any party hereto under any applicable Sanctions or the violation of any Sanctions by any such Person.

Article VI

ADMINISTRATION AND COLLECTION

Section 6.1. Designation of the Servicer.

(a) The servicing, administration and collection of the Receivables shall be conducted by such Person (the “Servicer”) so designated from time to time in accordance with this Section 6.1. Distributors is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement. At any time after the occurrence and during the continuance of an Amortization Event, the Administrative Agent and the Purchasers may at any time designate as the Servicer any Person to succeed Distributors or any successor Servicer.

(b) Distributors may delegate to the other Originators, as sub-servicers of the Servicer (each such other Originator, a “Sub-Servicer”), certain of its duties and responsibilities as the Servicer hereunder in respect of the Receivables originated by such Originators. Without the prior written consent of the Administrative Agent and the Purchasers, the Servicer shall not be permitted to delegate any of its duties or responsibilities as the Servicer to any Person other than (i) the other Originators, and (ii) with respect to certain Charged-Off Receivables, outside collection agencies in accordance with its customary practices. None of the Sub-Servicers shall be permitted to further delegate to any other Person any of the duties or responsibilities of the Servicer delegated to it by Distributors. If at any time following the occurrence of an Amortization Event, the Administrative Agent and the Purchasers shall designate as the Servicer any Person other than Distributors, all duties and responsibilities theretofore delegated by Distributors to any of the Sub-Servicers may, at the discretion of the Administrative Agent or any of the Purchasers, be terminated forthwith on notice given by any of the Purchasers to the other Purchasers, Distributors and Seller.

(c) Notwithstanding the foregoing subsection (b), (i) the Servicer shall be and remain primarily liable to the Administrative Agent and the Purchasers for the full and prompt performance of all duties and responsibilities of the Servicer hereunder and (ii) the Administrative Agent and the Purchasers shall be entitled to deal exclusively with the Servicer in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder. The Administrative Agent and the Purchasers shall not be required to give notice, demand or other communication to any Person other than the Servicer in order for communication to the Servicer and the Sub-Servicers or other delegate with respect thereto to be accomplished. The Servicer, at all times that it is the Servicer, shall be responsible for providing any Sub-Servicer or other delegate of the Servicer with any notice given to the Servicer under this Agreement.

Section 6.2. Duties of the Servicer.

(a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy of each respective Originator.

(b) The Servicer shall direct all Obligors to make payments of the Receivables as follows:

(i) Directly to a Post Office Box that is subject to a P.O. Box Agreement and from which mail is picked up each Business Day and deposited with two (2) Business Days in a Collection Account that is subject to an Account Control Agreement;

(ii) Directly to a Lock Box that clears through a Lock-Box Account which is subject to an Account Control Agreement;

(iii) Directly to a Collection Account which is subject to an Account Control Agreement;

(iv) To a Cash Application Center which deposits its receipts each Business Day into a Collection Account that is subject to an Account Control Agreement; or

(v) To a Sales Center which either (A) deposits its receipts each Business Day into a Collection Account that is subject to an Account Control Agreement, or (B) sweeps its Collections into a Collection Account that is subject to an Account Control Agreement within two (2) Business Days.

If, notwithstanding the foregoing, any Obligor makes payment to any Seller Party or Originator other than at a Cash Application Center or Sales Center, the Seller or the Servicer, as the case may be, agrees to remit, or to cause the applicable Originator to remit, any Collections (including any security deposits applied to the Outstanding Balance of any Receivable) that it receives on Receivables directly to a Collection Account that is subject to an Account Control Agreement within two (2) Business Days after receipt thereof, and further agrees that all such Collections shall be deemed to be received in trust for the Administrative Agent and the Purchasers; provided that prior to the Dominion Date, the Seller or the Servicer may retain such Collections until required to be turned over to the Administrative Agent or the Purchasers on the next Settlement Date.

(c) From and after the date the Administrative Agent delivers to any Lock-Box Bank(s) or Collection Bank(s) a Notice of Exclusive Control pursuant to Section 6.4 (each such date, the “Dominion Date”), the Administrative Agent, on behalf of the Purchasers, may request that the Servicer, and the Servicer thereupon promptly shall instruct all Obligors to remit all payments thereon to a new depositary account specified by the Administrative Agent and, at all times thereafter, Seller and the Servicer shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit to such new depositary account any cash or payment item other than Collections.

(d) The Servicer (and from and after the Dominion Date, the Administrative Agent) shall administer the Collections in accordance with the procedures described herein and in Article II. Subject to the last sentence of this Section 6.2(d), the Servicer shall hold in trust for the account of Seller and each Purchaser their respective shares of the Collections in accordance with Article II. From and after the Dominion Date, the Servicer shall, upon the request of the Administrative Agent, segregate, in a manner acceptable to the Administrative Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Servicer or Seller prior to the remittance thereof in accordance with Article II to the extent of any accrued and unpaid Aggregate Unpaids, and the requirement to continue such segregation shall continue until such

Amortization Event is waived in the sole discretion of the Required Purchasers or until the conditions to further Purchases set forth in Section 4.2 are satisfied. Subject to Section 2.2, at all times while the Servicer is required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the Administrative Agent such allocable share of Collections of Receivables set aside for the Purchasers on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer. Notwithstanding anything in this Agreement to the contrary, for so long as the Administrative Agent is not permitted to and has not requested the segregation of Collections in accordance with this Section 6.2(d) and Distributors or one of its Affiliates is the Servicer, the Servicer may process Collections as a part of a central cash management system maintained by Distributors and its Affiliates, which system shall include written records (which may be electronic) of all debits and credits attributable to Seller and its Receivables and all other participants in such system and, prior to the Dominion Date, such funds may be commingled with other funds of Distributors and its Affiliates.

(e) The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer determines to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable, Defaulted Receivable or Charged-Off Receivable or limit the rights of the Administrative Agent or the Purchasers under this Agreement. Notwithstanding anything to the contrary contained herein, following the occurrence and during continuation of an Amortization Event, the Administrative Agent shall have the absolute and unlimited right to direct the Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.

(f) The Servicer shall hold in trust for Seller and the Administrative Agent and each Purchaser all Records in its possession that (i) evidence or relate to the Receivables, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, following the occurrence of an Amortization Event that is continuing (provided such Amortization Event is not, in the sole discretion of the Administrative Agent and the Purchasers, waived in accordance with this Agreement, and provided further that neither the Administrative Agent nor any Purchaser shall be required to grant any such waiver), as soon as practicable upon demand of the Administrative Agent, deliver or make available to the Administrative Agent all such Records, at a place selected by the Administrative Agent. The Servicer shall, one (1) Business Day following receipt thereof turn over (A) to Seller any cash Collections or other cash proceeds in accordance with Article II and (B) to the applicable Person any cash collections or other cash proceeds received with respect to Indebtedness not constituting Receivables. The Servicer shall, from time to time at the request of the Administrative Agent or any Purchaser, furnish to the Purchasers (promptly after any such request) a calculation of the amounts set aside for the Purchasers pursuant to Article II.

(g) Any payment by an Obligor in respect of any indebtedness owed by it to an Originator or Seller shall, except as otherwise specified by such Obligor or otherwise required by Contract or law and unless otherwise instructed by the Administrative Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

Section 6.3. Lock-Box Accounts and Collection Accounts. Subject to the terms of the applicable Account Control Agreement, the Seller Parties shall grant to the Administrative Agent for the benefit of the Purchasers “control” (within the meaning of the UCC) over each Lock-Box and Lock-Box Account and each Collection Account from time to time identified by the Administrative Agent.

Section 6.4. Notices of Exclusive Control; P.O. Box Agreements. The Administrative Agent is authorized to date and to deliver to the Lock-Box Banks and Collection Banks the Notices of Exclusive Control, and to the applicable postmasters, the P.O. Box Agreements, upon the occurrence and during the continuance of an Amortization Event. Subject to the terms of the applicable Account Control Agreement, the applicable Originator has transferred to the Administrative Agent, for the benefit of the Purchasers, exclusive “control” over each Collection Account identified on Exhibit IV hereto and each of the Lock-Box Accounts; provided, however, that the Seller Parties shall retain the right to direct dispositions of funds from the Collection Accounts and Lock-Box Accounts prior to the Dominion Date. Each of the Seller Parties hereby authorizes the Administrative Agent, and agrees that the Administrative Agent shall be entitled (a) at any time after delivery of the Notices of Exclusive Control and the P.O. Box Agreements, to endorse the applicable Seller Party’s (or the applicable Originator’s) name on checks and other instruments representing Collections, (b) at any time after an Amortization Event hereunder has occurred and is continuing, to enforce the Receivables, the related Contracts and the Related Security, and (c) at any time after an Amortization Event hereunder has occurred and is continuing, to take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Administrative Agent rather than the Seller Parties or the Originators.

Section 6.5. Responsibilities under Contracts. Anything herein to the contrary notwithstanding, the exercise by the Administrative Agent and the Purchasers of their rights hereunder shall not release the Servicer, any Originator or Seller from any of their duties or obligations with respect to any Receivables or under the related Contracts. The Purchasers shall have no obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of Seller or any Originator.

Section 6.6. Reports.

(a) On each Weekly Reporting Date, the Servicer shall prepare and deliver not later than 11:00 a.m. (New York City time) to the Purchasers a Weekly Report in the form of Exhibit IX hereto (appropriately completed and executed).

(b) On each Monthly Reporting Date, the Servicer shall prepare and deliver not later than 11:00 a.m. (New York City time) to the Purchasers, a Monthly Report for the calendar month then most recently ended in the form of Exhibit X hereto (appropriately completed and executed).

(c) At such times as any Purchaser shall reasonably request, the Servicer shall prepare and deliver not later than 11:00 a.m. (New York City time) two (2) Business Days after such request a listing by Obligor of all Receivables together with an aging of such Receivables.

Section 6.7. Servicing Fees. In consideration of Distributors’ agreement to act as the Servicer hereunder, so long as Distributors shall continue to perform as the Servicer hereunder, Distributors shall be paid a fee (the “Servicing Fee”) on each Monthly Payment Date, in arrears for the immediately preceding Calculation Period, equal to 1.0% per annum of the average aggregate Outstanding Balance of all Receivables during such period. At any time while the Servicer is not an Affiliate of Seller, the Servicing

Fee shall be computed at such rate per annum as the Administrative Agent, Seller and the Servicer may mutually agree.

Article VII

AMORTIZATION EVENTS

Section 7.1. Amortization Events. The occurrence of any one or more of the following events shall constitute an “Amortization Event”:

(a) (i) Any Seller Party shall fail to make any payment or deposit of Capital required to be paid under this Agreement; or (ii) any Seller Party shall fail to make any payment or deposit of any other amount required to be paid to the Administrative Agent or any of the Purchasers or Indemnified Parties under this Agreement or any other Transaction Document to which it is a party and such failure under this clause (ii) continues for five (5) consecutive Business Days after the date when the same was required to be made.

(b) Any Seller Party shall fail to perform or observe any covenant contained in any provision of Section 5.2, Section 6.2(c) or Section 6.6 when the same is required to be performed.

(c) Any Seller Party shall fail to perform or observe any other covenant, agreement or other obligation hereunder (other than as referred to in another paragraph of this Section 7.1) or any other Transaction Document to which it is a party and such failure shall continue for thirty (30) days following the earlier to occur of (i) notice from the Administrative Agent or any of the Purchasers of such non-performance or non-observance, or (ii) the date on which an Authorized Officer of such Seller Party otherwise becomes aware of such non-performance or non-observance.

(d) Any representation, warranty, certification or statement made by any Seller Party in this Agreement, any other Transaction Document or in any other document required to be delivered pursuant hereto or thereto shall prove to have been incorrect when made or deemed made in any material respect; provided that the materiality threshold in this subsection shall not be applicable with respect to any representation or warranty which itself contains a materiality threshold.

(e) On any Settlement Date, after giving effect to the turnover and application of Collections and Deemed Collections, the Aggregate Capital shall exceed the Facility Limit or an Investment Excess shall be continuing.

(f) (i) Seller shall fail to pay any principal of or premium or interest on any of its Indebtedness (other than Indebtedness under this Agreement) which is outstanding when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

(ii) Performance Guarantor, Servicer or any Originator shall fail to pay any principal of or premium or interest on any of its Material Indebtedness which is outstanding when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Material Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Material Indebtedness; or any such Material Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Material Indebtedness shall be required to be made, in each case prior to the stated maturity thereof.

(g) (i) Any Seller Party or any Originator shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or

(ii) Any proceeding shall be instituted by or against Seller seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property, or

(iii) (A) Any proceeding shall be instituted by Performance Guarantor, Servicer or any Originator seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property, or (B) any proceeding shall be instituted against Performance Guarantor, Servicer or any Originator seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property and, unless such proceeding is consented to or acquiesced in by Performance Guarantor, Servicer or any Originator, such proceeding of the type described in this clause (B) remains undismissed, unvacated or unstayed for a period of sixty (60) days, or

(iv) Any Seller Party or any Originator shall take any corporate or limited liability company action to authorize any of the actions set forth in clauses (i), (ii) or (iii) above in this subsection (g).

(h) As at the end of any calendar month:

(i) the average of the Delinquency Ratios for the three months then most recently ended shall exceed [12.0%];

(ii) the average of the Default Ratios for the three months then most recently ended shall exceed 3.0%; or

(iii) the average of the Dilution Ratios for the three months then most recently ended shall exceed 12.0%.

(i) A Change of Control shall occur.

(j) (i) One or more final judgments for the payment of money in an amount in excess of $18,600, individually or in the aggregate, shall be entered against Seller or (ii) one or more final judgments for the payment of money in an amount in excess of $50,000,000 in any Fiscal Year shall be entered against Performance Guarantor, Servicer or any Originator on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for thirty (30) consecutive days without a stay of execution.

(k) Either (i) the “Termination Date” under and as defined in the Sale Agreement shall occur or (ii) any Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to Seller under the Sale Agreement, provided, however, that upon 30 days’ prior written notice, an Originator may cease to sell or contribute Receivables to Seller (and otherwise cease to be a party) under the Sale Agreement without causing an Amortization Event under this Agreement if such Originator has consolidated or merged with or into (or otherwise sold all or substantially all of its assets to) another Originator.

(l) The Performance Undertaking shall cease to be effective or to be the legally valid, binding and enforceable obligation of Performance Guarantor, or Performance Guarantor shall contest in any proceeding in any court or any mediation or arbitral proceeding such effectiveness, validity, binding nature or enforceability of its obligations thereunder.

(m) This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of Seller, or any other Seller Party shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability, or the Administrative Agent for the benefit of the Purchasers shall cease to have a valid and perfected first priority Security Interest in the Receivables, the Related Security, the Collections with respect thereto, the Lock-Box Accounts or any of the Collection Accounts that is subject to an Account Control Agreement.

(n) The Internal Revenue Service shall file notice of a Lien pursuant to Section 6323 of the Tax Code with regard to any of the Receivables or Related Security and such Lien shall not have been released within thirty (30) days.

(o) The PBGC shall file notice of a Lien pursuant to Section 4068 of ERISA with respect to any of the Receivables or Related Security and such Lien shall not have been released within thirty (30) days; or the occurrence of any of the following events: (i) the Performance Guarantor or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Code, the Performance Guarantor or any ERISA Affiliate is required to pay as contributions thereto, (ii) an accumulated funding deficiency in excess of $10,000,000 occurs or exists, whether or not waived, with respect to any Pension Plan, (iii) an ERISA Termination Event or (iv) the Performance Guarantor or any ERISA Affiliate as employers under one or more Multiemployer Plans makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $10,000,000 in the aggregate or $4,000,000 per annum.

(p) As of any fiscal quarter-end, the Average Total Leverage Ratio (capitalized terms used in this Section 7.1(p) and not otherwise defined in this Agreement are used as defined in the Senior Credit Agreement as in effect on the 14th Credit Agreement Effective Date or thereafter amended with the consent of the Purchasers) is greater than or equal to 3.25 to 1.00. Notwithstanding the foregoing, in connection with any Permitted Acquisition having aggregate cash consideration (including cash, Cash Equivalents and other deferred payment obligations) equal to or in excess of $200,000,000, the Performance Guarantor may, at its election, in connection with such Permitted Acquisition and upon prior written notice to the Administrative Agent, increase the required Average Total Leverage Ratio pursuant to this clause (p) to 3.50 to 1.00, which such increase shall be applicable the fiscal quarter in which such Permitted Acquisition is consummated and the three (3) consecutive quarterly test periods thereafter (each, a “Leverage Ratio Increase”); provided that (x) such Leverage Ratio Increase shall apply solely with respect to compliance with this clause (p) and any incurrence test with respect to any Indebtedness used to finance a Permitted Acquisition, (y) there shall be at least two (2) full fiscal quarters following the cessation of each such Leverage Ratio Increase during which no Leverage Ratio Increase shall then be in effect and (z) there shall be no more than two (2) Leverage Ratio Increases during the term of this Agreement.

(q) As of any fiscal quarter-end (commencing with the fiscal quarter ending June 30, 2025), the ratio of (a) EBITDAR (capitalized terms used in this Section 7.1(q) and not otherwise defined in this Agreement are used as defined in the Senior Credit Agreement as in effect on the 14th Credit Agreement Effective Date or thereafter amended with the consent of the Purchasers) for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date to (b) the sum of (i) Interest Expense paid or payable in cash for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date plus (ii) Rental Expense for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date is less than 2.25 to 1.00.

Section 7.2. Remedies. Upon the occurrence and during the continuation of an Amortization Event, the Administrative Agent may, and upon the direction of the Required Purchasers, shall, take any of the following actions: (i) replace the Person then acting as the Servicer, (ii) upon notice to the Seller Parties, declare the Amortization Date to have occurred, whereupon the Amortization Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Seller Party; provided, however, that upon the occurrence of an Amortization Event described in Section 7.1(g)(ii) or (iii), or of an actual or deemed entry of an order for relief with respect to any Seller Party under the Federal Bankruptcy Code, the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Seller Party, (iii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any of the Aggregate Unpaids outstanding at such time, (iv) deliver the Notice of Exclusive Controls, and (v) notify Obligors of the Administrative Agent’s and Purchasers’ interest in the Receivables. The aforementioned rights and remedies shall be without limitation and shall be in addition to all other rights and remedies of the Administrative Agent and the Purchasers otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

Article VIII

INDEMNIFICATION

Section 8.1. Indemnities by Seller. (a) Without limiting any other rights that the Administrative Agent or any of the Purchasers may have hereunder or under applicable law, Seller hereby agrees to indemnify (and pay upon demand to) the Administrative Agent and each of the Purchasers and their respective successors, assigns, officers, directors, agents and employees (each of the foregoing, an “Indemnified Party”) from and against any and all damages, losses, claims, Taxes, liabilities, costs, reasonable expenses and for all other amounts payable, including reasonable fees and disbursements of external counsel (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by the Administrative Agent or any Purchaser of an interest in the Receivables excluding, however, in all of the foregoing instances:

(A) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence, bad faith or willful misconduct on the part of an Indemnified Party;

(B) Indemnified Amounts to the extent the same include losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness or financial inability or unwillingness to pay (other than a dispute giving rise to a Dilution) of the related Obligor; or

(C) Taxes (which shall be governed by Sections 8.3 and 8.5);

provided, however, that nothing contained in this sentence shall limit the liability of Seller or limit the recourse of the Administrative Agent or the Purchasers to Seller for amounts otherwise specifically provided to be paid by Seller under the terms of the Transaction Documents. Without limiting the generality of the foregoing indemnification, Seller shall indemnify the Indemnified Parties for Indemnified Amounts (including, without limitation, losses in respect of uncollectible Receivables, regardless of whether reimbursement therefor would constitute recourse to Seller) relating to or resulting from:

(ii) any representation or warranty made by any Seller Party or any Originator (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other information or report required to be delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made;

(iii) the failure by any Seller Party or any Originator to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of any Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

(iv) any failure of any Seller Party or any Originator to perform its duties, covenants or other obligations in accordance with the provisions of any Transaction Document to which it is a party;

(v) any environmental liability, products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

(vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

(vii) the commingling of Collections of Receivables at any time with other funds;

(viii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of any Purchase, the ownership of the Receivable Interests or any other investigation, litigation or proceeding relating to any Seller Party or any Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

(ix) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

(x) any Amortization Event described in Section 7.1(g);

(xi) any failure of Seller to acquire and maintain legal and equitable title to, and ownership of any Receivable and the Related Security and Collections with respect thereto from any Originator, free and clear of any Adverse Claim (other than as created hereunder); or any failure of Seller to give reasonably equivalent value to the applicable Originator under the Sale Agreement in consideration of the transfer by it of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

(xii) any failure to vest and maintain vested in the Administrative Agent (for the benefit of the Purchasers) a valid and perfected ownership interest (to the extent of the Receivable Interests) or a first priority perfected Security Interest in the Collateral, free and clear of any Adverse Claim (except as created by the Transaction Documents);

(xiii) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Collateral, whether on the date hereof or at any subsequent time, except to the extent such failure or delay is caused by the Administrative Agent;

(xiv) any action or omission by any Seller Party which reduces or impairs the rights of the Administrative Agent or the Purchasers with respect to any Collateral or the value of any Collateral;

(xv) any attempt by any Person to void any Purchase or the Security Interest in the Collateral granted hereunder, whether under statutory provision, common law or equitable action; and

(xvi) the failure of any Receivable included in the calculation of the Investment Base as an Eligible Receivable to be an Eligible Receivable at the time so included.

(b) After receipt by an Indemnified Party of notice of any investigative, administrative or judicial proceeding (collectively, a “Proceeding”) involving such Indemnified Party, such Indemnified Party shall, if a claim in respect thereof is to be made against Seller hereunder, promptly notify Seller in writing, and in reasonable detail, of such Proceeding. Upon receipt of notice from an Indemnified Party seeking indemnification hereunder with respect to any such Proceeding, Seller shall be entitled to assume the defense of any such Proceeding with counsel reasonably satisfactory to the Administrative Agent. Upon Seller’s assumption of the defense of any such Proceeding, the Indemnified Party shall have the right to participate in such Proceeding and to retain its own counsel but Seller shall not be liable for any legal expenses of other counsel subsequently incurred by such Indemnified Party in connection with the defense thereof unless (x) Seller agrees in writing to pay such fees and expenses, (y) Seller fails to employ counsel reasonably satisfactory to the Administrative Agent in a timely manner, or (z) the Indemnified Party shall have been advised by counsel that there are actual or potential conflicting interests between Seller, on the one hand, and the Indemnified Party, on the other hand, including situations in which there are one or more legal defenses available to the Indemnified Party that are different from or additional to those available to Seller; provided, however, that Seller shall not in any event be responsible hereunder for the fees and expenses of more than one counsel (plus local counsel, where necessary) for all Indemnified Parties in connection with any Proceeding. Seller shall have the sole authority to settle any claim for monetary damages and, if Seller chooses not to assume the defense of any such Proceeding, no Indemnified Party will consent to a settlement of, or the entry of any judgment arising from, any Proceeding without Seller’s prior written consent, which shall not be unreasonably withheld or delayed.

Section 8.2. Indemnities by the Servicer. (a) Without limiting any other rights that the Administrative Agent or any Purchaser may have hereunder or under applicable law, the Servicer hereby agrees to indemnify (and pay upon demand to) each Indemnified Party from and against any and all damages, losses, claims, Taxes, liabilities, costs, reasonable expenses and for all other amounts payable, including reasonable fees and disbursements of external counsel (all of the foregoing being collectively referred to as “Servicer Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of the Servicer’s failure to duly and punctually perform its obligations under this Agreement excluding, however, in all of the foregoing instances:

(A) Servicer Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Servicer Indemnified Amounts resulted from gross negligence, bad faith or willful misconduct on the part of an Indemnified Party; and

(B) Servicer Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness or financial inability or unwillingness to pay (other than a dispute giving rise to a Dilution) of the related Obligor;

provided, however, that nothing contained in this sentence shall limit the liability of the Servicer or limit the recourse of the Purchasers to the Servicer for Collections received by the Servicer and required to be remitted by it under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, the Servicer shall indemnify the Indemnified Parties for Servicer Indemnified Amounts (including, without limitation, losses in respect of uncollectible Receivables, regardless of whether reimbursement therefor would constitute recourse to the Servicer) relating to or resulting from:

(i) any representation or warranty made by the Servicer (or any officers of the Servicer) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made;

(ii) the failure by the Servicer to comply with any applicable law, rule or regulation with respect to the collection of any Receivable or Related Security;

(iii) any failure of the Servicer to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

(iv) the commingling by the Servicer of Collections of Receivables or funds or other assets arising therefrom at any time with other funds;

(v) any investigation, litigation or proceeding relating to the Servicer in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

(vi) any Amortization Event of the described in Section 7.1(g) with respect to the Servicer; and

(vii) any action or omission by the Servicer relating to its obligations hereunder which reduces or impairs the rights of the Administrative Agent or the Purchasers with respect to any Receivable or the value of any such Receivable.

(b) After receipt by an Indemnified Party of notice of any Proceedings involving such Indemnified Party, such Indemnified Party shall, if a claim in respect thereof is to be made against Servicer hereunder, promptly notify the Servicer in writing, and in reasonable detail, of such Proceeding. Upon receipt of notice from an Indemnified Party seeking indemnification hereunder with respect to any such Proceeding, the Servicer shall be entitled to assume the defense of any such Proceeding with counsel reasonably satisfactory to the Administrative Agent. Upon the Servicer’s assumption of the defense of any such Proceeding, the Indemnified Party shall have the right to participate in such Proceeding and to retain its own counsel but the Servicer shall not be liable for any legal expenses of other counsel subsequently incurred by such Indemnified Party in connection with the defense thereof unless (x) the Servicer agrees in writing to pay such fees and expenses, (y) the Servicer fails to employ counsel reasonably satisfactory to the Administrative Agent in a timely manner, or (z) the Indemnified Party shall have been advised by counsel that there are actual or potential conflicting interests between the Servicer, on the one hand, and the Indemnified Party, on the other hand, including situations in which there are one or more legal defenses available to the Indemnified Party that are different from or additional to those available to the Servicer; provided, however, that the Servicer shall not in any event be responsible hereunder for the fees and expenses of more than one counsel (plus local counsel, where necessary) for all Indemnified Parties in connection with any Proceeding. The Servicer shall have the sole authority to settle any claim for monetary damages and, if the Servicer chooses not to assume the defense of any such Proceeding, no Indemnified Party will consent to a settlement of, or the entry of any judgment arising from, any Proceeding without the Servicer’s prior written consent, which shall not be unreasonably withheld or delayed.

Section 8.3. Increased Cost and Reduced Return. If after the date hereof, any Agent or any Purchaser shall be charged any fee, expense or increased cost on account of the adoption after the date hereof of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy and any accounting principles) or any change after the date hereof in any applicable Law, rule or regulation, or any change after the date hereof in the interpretation or administration of any applicable law, rule or regulation by the Financial Accounting Standards Board or any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (a “Regulatory Change”): (a) that subjects the Administrative Agent or any Purchaser to any Taxes -- other than Indemnified Taxes and Excluded Taxes -- on its interest in the Receivable Interests or its Commitment or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, (b) that imposes, modifies or deems applicable any reserve, assessment, insurance or other insurance-related charge, special deposit or similar requirement against assets of, deposits with or for the account of the Administrative Agent or a Purchaser, or credit extended or any commitments to extend credit by the Administrative Agent or any Purchaser pursuant to this Agreement or any other Transaction Document, or (c) that imposes any other condition the result of which is to increase the cost to the Administrative Agent or any Purchaser of performing its obligations under the Transaction Documents, or to reduce the rate of return on the Administrative Agent’s or any Purchaser’s capital as a consequence of its obligations under the Transaction Documents, or to reduce the amount of any sum received or receivable by the Administrative Agent or any Purchaser under any Transaction Document or to require any payment calculated by reference to the amount of interests in Receivable Interests, then, upon demand by the Administrative Agent or such Purchaser, Seller shall pay to the Administrative Agent or such Purchaser such amounts charged to such Person amounts to otherwise compensate such Person for such increased cost or such reduction; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act adopted on July 21, 2010 and all requests, rules, guidelines or directives thereunder and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued. For the avoidance of doubt, payments under this Section 8.3 in respect of increased Taxes shall be without duplication of any Taxes payable pursuant to Section 8.5.

Section 8.4. Other Costs and Expenses. Seller shall pay to the Administrative Agent on demand all reasonable costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the cost of auditors auditing the books, records and procedures of Seller, reasonable fees and out-of-pocket expenses of external legal counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and remedies under this Agreement. Seller shall pay to the Administrative Agent and the Purchasers on demand any and all reasonable costs and out-of-pocket expenses of the Administrative Agent and the Purchasers, if any, including reasonable external counsel fees and out-of-pocket expenses in connection with (i) any amendments, any waivers or the enforcement of this Agreement and the other documents delivered hereunder and (ii) any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Amortization Event.

Section 8.5. Taxes.

(a) Any and all payments by or on account of any obligation of Seller under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of the Seller) requires the deduction or withholding of any Tax from any such payment by the Seller, then the Seller shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Seller shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 8.5) the applicable Indemnified Party receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Seller shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the written request of the applicable Indemnified Party timely reimburse it for the payment of, any Other Taxes.

(c) Seller shall indemnify each Indemnified Party, on the first Settlement Date which is at least 45 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 8.5) payable or paid by such Indemnified Party and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Indemnified Party will promptly notify the Seller of any event of which it has knowledge, which will entitle such Indemnified Party to compensation pursuant to this Section 8.5; provided, however, that failure of any Indemnified Party to demand indemnification for any Taxes shall not constitute a waiver of such right to indemnification, except that the Seller shall not be required to indemnify an Indemnified Party for Taxes under this Section 8.5 unless such Indemnified Party notifies the Seller of such claim no later than 45 days after such Indemnified Party has knowledge of such Taxes being imposed or arising. Any notice claiming indemnification under this Section 8.5 shall set forth in reasonable detail the additional amount or amounts to be paid to it hereunder and shall be conclusive in the absence of manifest error.

(d) Each Indemnified Party agrees that it will use reasonable efforts to reduce or eliminate any claim for indemnity pursuant to this Section 8.5, including, subject to applicable law, a change in the funding office of such Indemnified Party; provided, however, that nothing contained herein shall obligate any Indemnified Party to take any action that imposes on such Indemnified Party any material additional costs or imposes material legal or regulatory burdens, nor which, in such Indemnified Party’s reasonable opinion, would have a material adverse effect on its business, operations or financial condition.

(e) If any Indemnified Party receives a refund of any Taxes as to which it has been indemnified pursuant to this Section 8.5 (including by the payment of additional amounts pursuant to this Section 8.5), it shall pay to the Seller an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of such Indemnified Party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). The Seller, upon the request of such Indemnified Party, shall repay to such Indemnified Party the amount paid over pursuant to this clause (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Indemnified Party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (e), in no event will the Indemnified Party be required to pay any amount to the Seller pursuant to this clause (e) the payment of which would place the Indemnified Party in a less favorable net after-Tax position than the Indemnified Party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any Indemnified Party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Seller or any other Person.

(f) Each Purchaser shall deliver to the Seller and Servicer, on or prior to the date on which such Purchaser becomes a Purchaser under this Agreement and as otherwise prescribed by applicable law or reasonably requested by the Seller, such valid, properly completed and duly executed forms, certificates and documentation (including, as applicable, Internal Revenue Service Form W-8ECI, W-8BEN-E, W-8IMY or W-9 or successor form of the foregoing), along with any applicable attachments (including, in case of a Person claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, a certificate reasonably satisfactory to the Seller to the effect that such Person is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Seller or the Performance Guarantor within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code), prescribed by applicable law or reasonably requested by the Seller, the Servicer, or any Agent as will permit such payments to be made without or at a reduced rate of withholding. Each Purchaser agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Seller, the Servicer and the Purchasers, in writing of its legal inability to do so. Each Purchaser shall replace or update such forms when necessary to maintain any applicable exemption and as requested by any Purchaser or the Seller, as applicable. Each Purchaser agrees to hold the Administrative Agent, the Servicer and the Seller harmless from any Withholding Taxes relating to payments by the Seller to or for the account of such Purchaser or such indemnitee arising from such Purchaser’s failure to comply with this Section 8.5(f).

(g) If a payment made to any Agent or any Purchaser hereunder would be subject to U.S. federal withholding Tax imposed by FATCA if such payee were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such payee shall deliver to the Seller at the time or times prescribed by law and at such time or times reasonably requested by the Seller, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Seller as may be necessary for the Seller to comply with its obligations under FATCA and to determine that such payee has complied with such payee’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (g), the term “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Section 8.6. Intended Tax Characterization. The Seller Parties, the Administrative Agent and the Purchasers intend and agree that, for the purposes of all Taxes, the transactions contemplated hereby shall be treated as loans by the Purchasers to the Seller that are secured by the Receivables, all Related Security and all Collections with respect thereto (the “Intended Tax Characterization”). The Seller Parties, the Agent and the Purchasers hereto agree to report and otherwise to act for the purposes of all Taxes in a manner consistent with the Intended Tax Characterization. Under the Intended Tax Characterization, (i) each purchase of a Receivables Interest shall be treated as a loan; (ii) Collections transferred to the Purchasers in reduction of their Capital in respect of a Receivables Interest shall be treated as repayment of loan principal; and (iii) Yield in respect of a Receivables Interest shall be treated as interest.

Article IX

THE ADMINISTRATIVE AGENT

Section 9.1. Appointment.

(a) Each Purchaser hereby irrevocably designates and appoints Wells Fargo Bank, National Association, as Administrative Agent hereunder, and authorizes the Administrative Agent to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Administrative Agent shall be read into this Agreement or otherwise exist against the Administrative Agent.

(b) The provisions of this Article IX are solely for the benefit of the Administrative Agent and the Purchasers, and the Seller Parties shall not have any rights as a third-party beneficiary or otherwise under any of the provisions of this Article IX (other than as provided in Section 9.9), except that this Article IX shall not affect any obligations which the Administrative Agent or any Purchaser may have to any of the Seller Parties under the other provisions of this Agreement.

(c) In performing its functions and duties hereunder, the Administrative Agent shall act solely as the Administrative Agent of the Purchasers and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any of the Seller Parties or any of their respective successors and assigns.

Section 9.2. Delegation of Duties. The Administrative Agent may execute any of its duties under the applicable Transaction Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 9.3. Exculpatory Provisions. Neither the Administrative Agent or any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them or any Person described in Section 9.2 under or in connection with the Transaction Documents (except for its, their or such Person’s own gross negligence, bad faith or willful misconduct), or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by Seller contained in any Transaction Document or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, any Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of either of Seller Parties to perform its respective obligations hereunder, or for the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to the Administrative Agent for distribution to the Purchasers. The Administrative Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, any Transaction Document, or to inspect the properties, books or records of Seller Parties. This Section 9.3 is intended solely to govern the relationship between the Administrative Agent, on the one hand, and the Purchasers, on the other.

Section 9.4. Reliance by the Administrative Agent and the Purchasers.

(a) Each of the Administrative Agent and the Purchasers shall in all cases be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Seller Parties), independent accountants and other experts selected by the Administrative Agent or such Purchaser. The Administrative Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of all of the Purchasers (except where another provision of this Agreement specifically authorizes the Administrative Agent to take action based on the instructions of the Required Purchasers).

(b) Any action taken by the Administrative Agent in accordance with Section 9.4(a) shall be binding upon all of the Purchasers.

Section 9.5. Notice of Amortization Events. Neither the Administrative Agent nor any of the Purchasers shall be deemed to have knowledge or notice of the occurrence of any Amortization Event or Potential Amortization Event unless it has received notice from another party referring to this Agreement, stating that an Amortization Event or Potential Amortization Event has occurred hereunder and describing such Amortization Event or Potential Amortization Event. In the event that the Administrative Agent or any of the Purchasers receives such a notice, it shall promptly give notice thereof to the other Purchasers. The Administrative Agent shall take such action with respect to such Amortization Event or Potential Amortization Event as shall be directed by the Required Purchasers.

Section 9.6. Non-Reliance on the Administrative Agent and Other Purchasers. Each of the Purchasers expressly acknowledges that neither the Administrative Agent nor any of the other Purchasers, or any of the respective officers, directors, employees, agents, attorneys-in-fact or affiliates of any of the foregoing has made any representations or warranties to it and that no act by the Administrative Agent or any other Purchaser hereafter taken, including, without limitation, any review of the affairs of Seller Parties, shall be deemed to constitute any representation or warranty by the Administrative Agent or any Purchaser. Each of the Purchasers also represents and warrants to the Administrative Agent and the other Purchasers that it has, independently and without reliance upon any such Person (or any of their Affiliates) and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, operations, property, prospects, financial and other conditions and creditworthiness of Seller Parties and made its own decision to enter into this Agreement. Each of the Purchasers also represents that it will, independently and without reliance upon the Administrative Agent or any other Purchaser, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, prospects, financial and other condition and creditworthiness of Seller Parties. Neither the Administrative Agent nor any of the Purchasers, nor any of their respective Affiliates, shall have any duty or responsibility to provide any party to this Agreement with any credit or other information concerning the business, operations, property, prospects, financial and other condition or creditworthiness of Seller Parties which may come into the possession of such Person or any of its respective officers, directors, managers, employees, agents, attorneys-in-fact or affiliates.

Section 9.7. Indemnification of the Administrative Agent. Each Purchaser agrees to indemnify the Administrative Agent and its respective officers, directors, employees, representatives and agents (to the extent not reimbursed by Seller Parties and without limiting the obligation of Seller Parties to do so), ratably in accordance with their respective Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent or such Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Administrative Agent acts in its capacity as Administrative Agent or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Administrative Agent or such Person as a result of, or arising out of, or in any way related to or by reason of, any of the transactions contemplated hereunder or the execution, delivery or performance of this Agreement or any other document furnished in connection herewith (but excluding any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence, bad faith or willful misconduct of the Administrative Agent or such Person, as the case may be, as finally determined by a court of competent jurisdiction).

Section 9.8. Administrative Agent in its Individual Capacity. Each of the Administrative Agent in its individual capacity and the affiliates thereof may make loans to, purchase receivables from, accept deposits from and generally engage in any kind of business with Seller Parties and their Affiliates as though the Administrative Agent were not the Administrative Agent hereunder. With respect to its Receivable Interests, if any, the Administrative Agent shall have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not the Administrative Agent, and the terms “Purchaser” and “Purchasers” shall include the Administrative Agent in its individual capacity.

Section 9.9. Successor Administrative Agent. The Administrative Agent, upon thirty (30) days’ notice to Seller Parties and the Purchasers, may voluntarily resign and may be removed at any time, with or without cause, by the Purchasers. If the Administrative Agent shall voluntarily resign or be removed as Administrative Agent under this Agreement, then the Purchasers during such thirty (30) day period shall appoint, with the consent of Seller from among the remaining Purchasers, a successor Administrative Agent, whereupon such successor Administrative Agent shall succeed to the rights, powers and duties of the Administrative Agent and the term “Administrative Agent” shall mean such successor Administrative Agent, effective upon its appointment, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. Upon resignation or replacement of any Administrative Agent in accordance with this Section 9.9, the retiring Administrative Agent shall execute or authorize the filing of such UCC-3 assignments and amendments, and assignments and amendments of the Transaction Documents, as may be necessary to give effect to its replacement by a successor Administrative Agent. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of Article VIII and this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

Section 9.10. UCC Filings. Each of the Purchasers hereby expressly recognizes and agrees that the Administrative Agent may be designated as the secured party of record on the various UCC filings required to be made under this Agreement and the party entitled to amend, release and terminate the UCC filings under the Sale Agreement in order to perfect their respective interests in the Receivables, Collections and Related Security, that such designation shall be for administrative convenience only in creating a record or nominee holder to take certain actions hereunder on behalf of the Purchasers and that such listing will not affect in any way the status of the Purchasers as the true parties in interest with respect to the Receivable Interests. In addition, such listing shall impose no duties on the Administrative Agent other than those expressly and specifically undertaken in accordance with this Article IX.

Section 9.11. Recovery of Erroneous Payments.

(a) If the Administrative Agent notifies a Purchaser or any Person who has received funds on behalf of a Purchaser (any such Person, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Purchaser or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof) in writing (provided that, without limiting any other rights or remedies (whether at law or in equity), the Administrative Agent may not make any such demand under this clause (a) with respect to an Erroneous Payment unless such demand is made within 30 days of the date of receipt of such Erroneous Payment by the applicable Payment Recipient), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Purchaser shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, return to the Administrative

Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same-day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting the immediately preceding clause (a), each Purchaser, or any Person who has received funds on behalf of a Purchaser, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Purchaser, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Purchaser shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.11(b).

(c) Each Purchaser hereby authorizes the Administrative Agent to set-off, net and apply any and all amounts at any time owing to such Purchaser under any Transaction Document, or otherwise payable or distributable by the Administrative Agent to such Purchaser from any source, against any amount due to the Administrative Agent under Section 9.11(a) or under the indemnification provisions of this Agreement.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with Section 9.11(a), from any Purchaser that has received such Erroneous Payment (or portion thereof) and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Purchaser at any time, (i) such Purchaser shall be deemed to have assigned its interests in the Receivable Interests (but not its Commitment) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of interests in the Receivable Interests (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Seller) deemed to execute and deliver an Assignment Agreement with respect to such Erroneous Payment Deficiency

Assignment, (ii) the Administrative Agent as the assignee Purchaser shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Purchaser shall become a Purchaser hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Purchaser shall cease to be a Purchaser hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its Commitment which shall survive as to such assigning Purchaser and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Receivable Interests subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any interest in the Receivable Interests acquired pursuant to an Erroneous Payment Deficiency Assignment to an Eligible Assignee subject to the terms and conditions with respect to assignment of interests in the Receivable Interests set forth herein and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Purchaser shall be reduced by the net proceeds of the sale of such interest in the Receivable Interests (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Purchaser (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitment of any Purchaser and such Commitment shall remain available in accordance with the terms of this Agreement.

(e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Aggregate Unpaids owed by the Seller or any other Seller Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Seller or any other Seller Party for the purpose of reducing the Aggregate Unpaids.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 9.11 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Purchaser, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Aggregate Unpaids (or any portion thereof) under any Transaction Document.

(h) Nothing referenced in this Section 9.11, including the payment of an Erroneous Payment and the rights and obligations of the parties related thereto under this Section 9.11, shall trigger the Seller Parties’ indemnification obligations hereunder including under Article VIII.

Article X

ASSIGNMENTS; PARTICIPATIONS

Section 10.1. Assignments; Pledge to Federal Reserve.

(a) [Reserved].

(b) In addition, with the prior written consent of the Administrative Agent (which consent will not be unreasonably withheld or delayed), each of the Purchasers may assign to one or more Eligible Assignees (each, an “Assignee Purchaser”) all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement, substantially in the form set forth in Exhibit VI hereto (an “Assignment Agreement”) executed by such Assignee Purchaser and such selling Purchaser. So long as no Amortization Event shall have occurred and be continuing, the consent of Seller (which consent shall not be unreasonably withheld or delayed) shall be required prior to the effectiveness of any assignment under this Section 10.1(b) other than to an existing Purchaser. Upon delivery of the executed Assignment Agreement to the Administrative Agent, such selling Purchaser shall be released from its obligations hereunder to the extent of such assignment. Thereafter, the Assignee Purchaser shall for all purposes be a Purchaser party to this Agreement and shall have all the rights and obligations of a Purchaser under this Agreement to the same extent as if it were an original party hereto and thereto, and no further consent or action by Seller, the Purchasers or the Administrative Agent shall be required. Neither Seller nor the Servicer shall have the right to assign its rights or obligations under this Agreement. No Purchaser may assign all or any part of its rights or obligations under this Agreement other than as permitted by Section 9.11 or this Section 10.1.

(c) Notwithstanding any other provision of this Agreement to the contrary, any Purchaser may at any time pledge or grant a Security Interest in all or any portion of its rights (including, without limitation, rights to payment of principal and interest) under this Agreement to secure obligations of such Purchaser to a Federal Reserve Bank located in the United States of America, without notice to or consent of any other party hereto; provided that no such pledge or grant of a Security Interest shall release such Purchaser from any of its obligations hereunder or substitute any such pledgee or grantee for such Purchaser as a party hereto.

Section 10.2. Participations. Any Purchaser may, in the ordinary course of its business at any time sell to one or more Persons (each a “Participant”) participating interests in its Commitment and its Receivable Interests. Notwithstanding any such sale by a Purchaser of a participating interest to a Participant, such Purchaser’s rights and obligations under this Agreement shall remain unchanged, such Purchaser shall remain solely responsible for the performance of its obligations hereunder, and each of the parties hereto shall continue to deal solely and directly with such Purchaser in connection with such Purchaser’s rights and obligations under this Agreement. Each Purchaser agrees that any agreement between such Purchaser and any such Participant in respect of such participating interest shall not restrict such Purchaser’s right to agree to any amendment, supplement, waiver or modification to the Transaction Documents without such Participant’s consent, except for any amendment, supplement, waiver or modification seeking to (i) increase the Commitment of such Purchaser, (ii) reduce the Capital of any investment in any Receivable Interest by such Purchaser or reduce the Yield Rate thereon, or reduce any Fees payable to such Purchaser, (iii) postpone the date specified in clause (i) of the definition of “Facility Termination Date” or the date for payment of any Capital, Yield or Fees owing to such Purchaser, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, (iv) release all or substantially all of the Collateral; (v) release Seller; (vi) release the Performance Undertaking; or (vii) change any of the provisions of this Section or the definition of “Required Purchasers”, or any other provision hereof specifying the number or percentage of Purchasers required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder.

Section 10.3. Replacement of a Purchaser. If (i) Seller becomes obligated to pay additional amounts to any Purchaser pursuant to Section 8.3, or any Purchaser gives notice of the occurrence of any circumstances described in Section 1.7, or (ii) any Purchaser does not consent to any matter requiring its consent under Section 12.1 when the Required Purchasers have otherwise consented to such matter, then Seller may within 90 days thereafter designate another bank or financial institution meeting the requirements of an Eligible Assignee (or otherwise reasonably acceptable to the Administrative Agent) (such other institution being called a “Replacement Purchaser”) to purchase the Receivable Interests of such Purchaser and such Purchaser’s rights hereunder, without recourse to or warranty by, or expense to, such Purchaser, for a purchase price equal to the outstanding Capital and Yield payable to such Purchaser plus any accrued but unpaid fees owed to such Purchaser and any other amounts payable to such Purchaser under this Agreement, and to assume all the obligations of such Purchaser hereunder, all in compliance with Section 10.1. Upon such purchase and assumption (pursuant to an Assignment Agreement), such Purchaser shall no longer be a party hereto or have any rights hereunder (other than rights with respect to indemnities and similar rights applicable to such Purchaser prior to the date of such purchase and assumption) and shall be relieved from all obligations to Seller hereunder, and the Replacement Purchaser shall succeed to the rights and obligations of such Purchaser hereunder.

Article XI

GRANT OF SECURITY INTEREST

Section 11.1. Grant of Security Interest. In addition to any ownership interest which the Administrative Agent may from time to time acquire pursuant hereto, Seller hereby grants to the Administrative Agent for the ratable benefit of the Purchasers and the Indemnified Parties, a continuing Security Interest in all of Seller’s right, title and interest in, to and under all Receivables now existing or hereafter arising, all Related Security, all Collections and other rights and payments relating to such Receivables and Related Security, and all proceeds of any of the foregoing (collectively, the “Collateral”), prior to all other Liens on and Security Interests therein to secure the prompt and complete payment of the Aggregate Unpaids and the performance of all of Seller’s obligations under the Transaction Documents. The Administrative Agent is hereby authorized to file a financing statement naming Seller as the debtor and/or Seller and describing the collateral covered thereby as “all personal property and the proceeds thereof,” “all assets and the proceeds thereof” or words of similar effect. The Administrative Agent, the Purchasers and the Indemnified Parties shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative

Article XII

MISCELLANEOUS

Section 12.1. Waivers and Amendments.

(a) No failure or delay on the part of the Administrative Agent or any of the Purchasers in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

(b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of Section 1.8(c) or this Section 12.1(b). This Agreement and the provisions hereof may only be amended, supplemented, modified or waived in a writing signed by the Seller, the Servicer and the Required Purchasers; provided, however, that (i) without the consent of any Purchaser, the Administrative Agent and Seller may amend this Agreement solely to add additional Persons as Purchasers hereunder; (ii) the Administrative Agent and the Purchasers may enter into amendments to modify any of the terms or provisions of Article IX of this Agreement without the consent of Seller, provided that (x) such amendment has no negative impact upon Seller or Servicer, and (y) unless an Amortization Event has occurred and is continuing, Seller shall have the right to consent to the appointment of a successor Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed and (iii) without the consent of each Purchaser directly affected thereby, (A) extend the Facility Termination Date or the date of any payment or deposit of Collections by the Seller or the Servicer, (B) reduce the rate or extend the time of payment of Yield (or any component of Yield), (C) reduce any fee payable to the Administrative Agent for the benefit of any Purchaser, (D) change the Capital of any Receivable Interest or subordinate any of the Capital, Yield or other amounts to be paid under this Agreement, (E) amend, modify or waive any provision of the definition of Required Purchasers or any other provision hereof specifying the number or percentage of Purchasers which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder or this Section 12.1(b), (F) consent to or permit the assignment or transfer by the Seller of any of its rights and obligations under this Agreement, (G) release all or substantially all of the Collateral, (H) terminate or subordinate any Security Interest or Lien created by the Transaction Documents which would have the effect of releasing all or substantially all of the Collateral without the written consent of each Purchaser, (I) change the definition of “Investment Base”, “Commitment”, “Concentration Limit”, “Default Horizon Ratio”, “Dilution Reserve”, “Eligible Receivable”, “Purchase Price”, “Net Pool Balance” and “Required Reserve,” (J) amend or modify Section 2.3 to alter the order of application of payments or the pro rata sharing required thereby or any other provision requiring that payments are to be made ratably to the Purchasers, or (K) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (J) above in a manner that would circumvent the intention of the restrictions set forth in such clauses. Any modification or waiver made in accordance with this Section 12.1 shall be binding upon each of the parties hereto.

Section 12.2. Notices. Except as provided in this Section 12.2, all communications and notices provided for hereunder shall be in writing (including email, bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (a) if given by telecopy or email, upon the receipt thereof, (b) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (c) if given by any other means, when received at the address specified in this Section 12.2. Seller hereby authorizes the Purchasers to effect Purchases and Yield Rate selections based on telephonic notices made by any Person whom the Administrative Agent in good faith believes to be acting on behalf of Seller. Seller agrees to deliver promptly to the Administrative Agent a written confirmation of each telephonic notice signed by an Authorized Officer of Seller; provided, however, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by the Administrative Agent, the records of the Administrative Agent shall govern absent manifest error.

Section 12.3. Ratable Payments. If any Purchaser, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Purchaser (other than payments received pursuant to Section 8.3 or 8.4) in a greater proportion than that received by any other Purchaser entitled to receive a ratable share of such Aggregate Unpaids, such Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Aggregate Unpaids held by the other Purchasers so that after such purchase each Purchaser will hold its ratable proportion of such Aggregate Unpaids; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 12.4. Protection of Ownership and Security Interests.

(a) Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the Purchasers’ ownership of the Receivable Interests or the Administrative Agent’s (on behalf of the Purchasers) Security Interest in the Collateral, or to enable the Administrative Agent or the Purchasers to exercise and enforce their rights and remedies hereunder. At any time after the occurrence of an Amortization Event, the Administrative Agent may, or the Administrative Agent may direct Seller or the Servicer to, notify the Obligors of Receivables, at Seller’s expense, of the ownership or Security Interests of the Administrative Agent (on behalf of the Purchasers) under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Administrative Agent or its designee. Seller or the Servicer (as applicable) shall, at any Purchaser’s request, withhold the identity of such Purchaser in any such notification.

(b) If any Seller Party fails to perform any of its obligations hereunder, the Administrative Agent or any Purchaser may (but shall not be required to) perform, or cause performance of, such obligations, and the Administrative Agent’s or such Purchaser’s costs and expenses incurred in connection therewith shall be payable by Seller as provided in Section 8.4. Each Seller Party irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent, and appoints the Administrative Agent as its attorney-in-fact, to act on behalf of such Seller Party (i) to execute on behalf of Seller as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchasers in the Receivables, including, financing statements describing as the collateral covered thereby “all of debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the Receivables described in this Agreement and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchasers in the Receivables. This appointment is coupled with an interest and is irrevocable.

Section 12.5. Confidentiality.

(a) Each of the parties hereto shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Fee Letters and the other nonpublic, confidential or proprietary information with respect to the Originators, the Seller, the Performance Guarantor, the Administrative Agent, the Purchasers and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such party and its directors, officers and employees may disclose such information (i) to such party’s external accountants, attorneys, investors, potential investors and credit enhancers and the agents or advisors of such Persons, and (ii) as required by any applicable law or regulation or by any court, regulatory body or agency having jurisdiction over such party (including, without limitation, the filing of this Agreement with the SEC as an exhibit to any report filed on Form 8-K, 10-K or 10-Q under the Securities Exchange Act of 1934); and provided, further, that such party shall have no obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of such party.

(b) Anything herein to the contrary notwithstanding, each Seller Party hereby consents to the disclosure of any nonpublic information with respect to it and any Originator (i) to each of the Administrative Agent and the Purchasers, (ii) to any prospective or actual assignee or participant of any of the Administrative Agent or the Purchasers, and (iii) by the Administrative Agent or any Purchaser to any rating agency that rates any securities issued by such Person or its parent; provided each such Person is advised of the confidential nature of such information and, in the case of a Person described in clause (ii) above, agrees to be bound by the provisions of this Section 12.5. In addition, the Administrative Agent and each of the Purchasers may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law) although each of them shall use commercially reasonable efforts to ensure, to the extent permitted given the circumstances, that any such information which is so disclosed is kept confidential.

Section 12.6. Limitation on Recourse. No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of any Seller Party, Agent or Purchaser as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any Seller Party, Agent or Purchaser, any administrator of any Seller Party, Agent or Purchaser, or any incorporator, organizer, Affiliate, stockholder, officer, employee, director, manager, or similar Person of any Seller Party, Agent or Purchaser or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of such Seller Party, Agent or Purchaser contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate or limited liability company obligations of such Seller Party, Agent or Purchaser, and that no personal liability whatsoever shall attach to or be incurred by any Seller Party, Agent or Purchaser, any administrator of any Seller Party, Agent or Purchaser, or any incorporator, organizer, stockholder, Affiliate, officer, employee, director, manager or similar Person of such Seller Party, Agent or Purchaser or of any such administrator, as such, or any other of them, under or by reason of any of the obligations, covenants or agreements of such Seller Party, Agent or Purchaser contained in this Agreement or in any other such instruments, documents or agreements, or that are implied therefrom, and that any and all personal liability of every such administrator of such Seller Party, Agent or Purchaser and each incorporator, organizer, stockholder, Affiliate, officer, employee, director, manager or similar Person of such Seller Party, Agent or Purchaser, of any such administrator, or any Seller Party, Agent or Purchaser, or any of them, for breaches by such Seller Party, Agent or Purchaser of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement. The provisions of this Section 12.6 shall survive the termination of this Agreement.

Section 12.7. CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO) EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE ADMINISTRATIVE AGENT’S SECURITY INTEREST IN THE COLLATERAL OR REMEDIES HEREUNDER IN RESPECT THEREOF ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

Section 12.8. CONSENT TO JURISDICTION. EACH OF THE PARTIES HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK, IN

ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT, AND EACH OF THE PARTIES HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR THE PURCHASERS TO BRING PROCEEDINGS AGAINST ANY SELLER PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY SELLER PARTY AGAINST THE ADMINISTRATIVE AGENT OR ANY OF THE PURCHASERS OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH SELLER PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN THE BOROUGH OF MANHATTAN, NEW YORK.

Section 12.9. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY SELLER PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

Section 12.10. Integration; Binding Effect; Survival of Terms.

(a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

(b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Seller Party pursuant to Article V, (ii) the indemnification and payment provisions of Article VIII, and Sections 12.5 through and including 12.9 shall be continuing and shall survive any termination of this Agreement.

Section 12.11. Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. To the fullest extent permitted by applicable law, delivery of an executed counterpart of a signature page of this Agreement by telefacsimile or electronic image scan transmission (such as a “pdf” file) will be effective to the same extent as delivery of a manually executed original counterpart of this Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.

Section 12.12. PATRIOT Act. Each Purchaser that is subject to the requirements of the Act hereby notifies Seller and the Servicer that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Seller Parties, the Originators and their respective Subsidiaries, which information includes the name and address of the Seller Parties, the Originators and their respective Subsidiaries and other information that will allow such Purchasers to identify such parties in accordance with the Act.

Section 12.13. Acknowledgement Regarding Any Supported QFCs. To the extent that the Transaction Documents provide support, through a guarantee or otherwise, for securities contract, commodity contract, forward contract, repurchase agreement, swap agreement, hedge agreement, or similar agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Transaction Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Transaction Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Transaction Documents were governed by the laws of the United States or a state of the United States.

<Signature pages follow>

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

Superior Commerce LLC, as Seller

By: /s/ Kristin Byars

Name: Kristin Byars

Title: President and Secretary

SCP Distributors LLC, as the Servicer

By: /s/ Jennifer M. Neil

Name: Jennifer M. Neil

Title: SVP, Chief Legal Officer and Corporate Secretary

POOL CORPORATION, as the Performance Guarantor solely as to the amendment to and affirmation of the Existing Performance Undertaking

By: /s/ Melanie Hart

Name: Melanie Hart

Title: SVP, Chief Financial Officer and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION, individually as a Purchaser and as Administrative Agent for the Purchasers

By: /s/ Chance Hausler

Name: Chance Hausler

Title: Executive Director

PNC BANK, NATIONAL ASSOCIATION, as a new purchaser

By: /s/ Imad Naja

Name: Imad Naja

Title: Senior Vice President

REGIONS BANK, as a Purchaser

By: /s/ Mimi Bulow

Name: Mimi Bulow

Title: Vice President

EXHIBIT I

DEFINITIONS

Capitalized terms used and not otherwise defined herein, are used with the meanings attributed thereto in this Agreement or, if not defined therein, in the Sale Agreement.

Except as otherwise specified in this Agreement, all references in this Agreement (i) to any Person (other than the Seller) shall be deemed to include such Person’s successors and assigns, and (ii) to any law, agreement, statute or contract specifically defined or referred to in this Agreement shall be deemed references to such law, agreement, statute or contract as the same may be supplemented, amended, waived, consolidated, replaced or modified from time to time, but only to the extent permitted by, and effected in accordance with, the terms thereof. The words “herein,” “hereof” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any provision of this Agreement, and references to “Article,” “Section,” “paragraph,” “Exhibit,” “Schedule” and “Appendix” are references to this Agreement unless otherwise specified. Whenever the context so requires, words importing any gender include the other gender. Any of the defined terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference; the singular includes the plural and the plural includes the singular. The word “or” shall not be exclusive.

All accounting terms not otherwise defined in this Agreement shall have the meanings assigned them in conformity with GAAP; provided that if at any time (a) the Seller Parties adopt IFRS with the agreement of its independent public accountants and (b) the SEC requires or permits United States reporting companies to utilize IFRS in lieu of GAAP for reporting purposes, the Seller Parties shall promptly notify the Administrative Agent in writing that they have elected to so use IFRS in lieu of GAAP and, upon any such notice, references herein and in the Transaction Documents to GAAP shall thereafter be construed to mean IFRS as in effect from time to time All terms used in Article 9 of the UCC and not specifically defined in this Agreement shall be defined herein and in the Transaction Documents as such terms are defined in the UCC as in effect in the State of New York. Each reference to this Agreement, any other Transaction Document, or any other agreement shall be a reference to such agreement together with all exhibits, schedules, attachments and appendices thereto, in each case as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof. References to “writing” include telecopying, printing, typing, lithography and other means of reproducing words in a tangible visible form including computer generated information accessible in tangible visible form. References to “written” include faxed, printed, typed, lithographed and other means of reproducing words or symbols in a tangible visible form consistent with the preceding sentence. The words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation.”

Unless otherwise expressly provided herein, any period of time ending on a day which is not a Business Day shall end on the next succeeding Business Day. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

In addition, as used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Account Control Agreement” means an agreement, in form reasonably acceptable to the Administrative Agent, in which a Collection Bank or a Lock-Box Bank agrees to take instructions from the Administrative Agent, either directly or as assignee of Seller, with respect to the disposition of funds in a Collection Account or a Lock-Box Account without further consent of any Seller Party or Originator;

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provided, however, that any such agreement may allow a Seller Party or Originator to give instructions with respect to such Collection Account or Lock-Box Account prior to delivery of a Notice of Exclusive Control.

“Act” has the meaning specified in Section 3.1(y).

“Adjusted Dilution Ratio” means, at any time, the rolling average of the Dilution Ratio for the 12 Calculation Periods then most recently ended.

“Adverse Claim” means a Lien, Security Interest, charge or encumbrance, or other right or claim in, of or on any Person’s assets or properties in favor of any other Person.

“Administrative Agent” has the meaning set forth in the preamble to this Agreement.

“Administrative Agent’s Account” means Wells’ account no. 37235547964501792, at Wells Fargo Bank, National Association, 420 Montgomery Street, San Francisco, CA, ABA No. 121-000-248, Reference: Superior Commerce LLC, or any other account or accounts as the Administrative Agent may indicate from time to time.

“Administrative Agent’s Fee Letter” means that certain Administrative Agent’s Fee Letter dated as of November 1, 2021 by and between Seller and the Administrative Agent, as the same may be amended, restated or otherwise modified from time to time.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by Contract or otherwise.

“Aggregate Capital” means, on any date of determination, the aggregate amount of Capital of all Receivable Interests outstanding on such date.

“Aggregate Commitment” means, on any date of determination, the aggregate of all Purchasers’ Commitments.

“Aggregate Reduction” has the meaning specified in Section 1.3(a)(i).

“Aggregate Unpaids” means, at any time, the sum of the Aggregate Capital and all Required Amounts.

“Agreement” means this Receivables Purchase Agreement, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time.

“Alternate Base Rate” means, for any day, a rate per annum equal to the sum of (a) the highest as of such day of (i) the Prime Rate, (ii) one-half of one percent (0.50%) above the Federal Funds Rate, (iii) if available, the sum of the Term SOFR Index Rate, or (iv) the Floor, plus (b) in each of the foregoing cases, the Applicable Margin. For purposes of determining the Alternate Base Rate for any day, changes in the Prime Rate, the Federal Funds Rate or the Term SOFR Index Rate shall be effective on the date of each such change.

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“Amortization Date” means the earliest to occur of (a) the Business Day immediately prior to the occurrence of an Amortization Event set forth in Section 7.1(g), (b) the Business Day specified in a written notice from the Administrative Agent or any Purchaser following the occurrence and during continuation of any other Amortization Event, and (c) the date which is five (5) Business Days after the Administrative Agent’s receipt of written notice from Seller that it wishes to terminate the facility evidenced by this Agreement.

“Amortization Event” has the meaning specified in Section 7.1.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Seller Parties or their respective Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the Foreign Corrupt Practices Act of 1977, as amended, and any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.

“Applicable Law” means, as to any Person or its property, all domestic, international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law, to which such Person or its property is subject.

“Applicable Margin” has the meaning set forth in the Purchasers’ Fee Letter.

“Assignee Purchaser” has the meaning set forth in Section 10.1.

“Assignment Agreement” has the meaning set forth in Section 10.1.

“Authorized Officer” means, with respect to any Person, its chief executive office, president, chief financial officer, vice president, treasurer or assistant treasurer.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “interest period” (or similar term) pursuant to Section 1.9(d).

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 1.6(a).

“Benchmark Replacement” means with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Seller giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current

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Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Seller giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

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(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 30th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 30 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 1.9 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 1.9.

“Beneficial Ownership Rule” means 31 C.F.R. § 1010.230.

“Business Day” means any day on which banks are not authorized or required to close in New York, New York or Atlanta, Georgia, and, if this definition of “Business Day” is utilized in connection with payments of Capital or Yield on Investments accruing Yield at TSIR is also a U.S. Government Securities Business Day.

“Calculation Period” means a calendar month.

“Capital” of any Receivable Interest means, at any time, (A) the Purchase Price of such Receivable Interest minus (B) the sum of the aggregate amount of Collections and other payments received by the Administrative Agent which in each case are applied to reduce such Capital in accordance with the terms and conditions of this Agreement; provided that such Capital shall be restored in the amount of any

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Collections or other payments so received and applied if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason.

“Capital Settlement Date” means the second Business Day after any Settlement Report revealing an Investment Excess is delivered.

“Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Application Center” means a Group of Distributors’ Credit Department employees operating out of designated Pool Corporation facilities exclusively for the purpose of managing the process of applying customer payments to open accounts receivable balances and depositing customer payments that are mailed to Post Office Boxes.

“Certification of Beneficial Owner(s)” means a certificate in form and substance satisfactory to the Administrative Agent regarding beneficial ownership of the Seller as required by the Beneficial Ownership Rule.

“Change of Control” means:

(a) any event or series of events in which any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) acting in concert obtain Beneficial Ownership or control in one or more series of transactions of more than thirty percent (30%) of the Capital Stock or thirty percent (30%) of the voting power of the Performance Guarantor entitled to vote in the election of members of the board of directors of the Performance Guarantor,

(b) during any period of twelve (12) consecutive months, a majority of the members of the board of directors of the Performance Guarantor cease to be composed of individuals (i) who were members of the board of directors on the first day of such period, (ii) whose election or nomination to the board of directors was approved or recommended by individuals who comprised a majority of the board of directors on the first day of such period or (iii) whose election or nomination to the board of directors was approved by (A) individuals who were members of the board of directors on the first day of such period or (B) individuals whose election or nomination to the board of directors was approved by a majority of the board of directors on the first day of such period; provided that in each case such individuals constituted a majority of the board of directors at the time of such election or nomination, or

(c) there shall have occurred under any indenture or other evidence of Indebtedness in excess of $50,000,000 any “change in control” (as defined in such indenture or other evidence of Indebtedness) obligating the Performance Guarantor to repurchase, redeem or repay all or any part of the Indebtedness or Capital Stock provided for therein; or

(d) any Originator, the Servicer or Seller ceases to be a direct or indirect wholly-owned Subsidiary of Performance Guarantor; provided that any Originator may merge or consolidate into or with another Originator and such merger or consolidation shall not constitute a Change of Control.

“Charged-Off Receivable” means a Receivable: (a) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 7.1(g) (as if references to Seller Party

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therein refer to such Obligor); (b) as to which the Obligor thereof, if a natural person, is deceased, (c) which, consistent with the Credit and Collection Policy, would be written off Seller’s books as uncollectible, or (d) which has been identified by Seller as uncollectible.

“Code” means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended or modified from time to time.

“Collateral” has the meaning specified in Section 11.1.

“Collection Account” means each concentration account, depositary account or similar account in which any Collections are collected or deposited which is not associated with a Lock-Box but which is listed on Exhibit IV.

“Collection Bank” means, at any time, any of the banks holding one or more Collection Accounts.

“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all yield, Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with

“Commitment” means, for each Purchaser, the commitment of such Purchaser to make investments in Receivable Interests from Seller, in an amount not to exceed (a) in the aggregate, the amount set forth opposite such Purchaser’s name on Schedule A to this Agreement under the heading “Commitments”, as such amount may be modified in accordance with the terms hereof and (b) with respect to any individual Purchase hereunder, its Committed Percentage of the Purchase Price therefor.

“Committed Capital” means, as to any Purchaser, its Capital invested in Committed Purchases.

“Committed Percentage” means, as to any Purchaser, the ratio (expressed as a percentage) of such Purchaser’s Commitment to the Aggregate Commitment.

“Committed Purchase” means a Purchase that the Purchasers have committed to make pursuant to Section 1.1(a) of this Agreement.

“Committed Purchase Notice” has the meaning specified in Section 1.1(a).

“Concentration Limit” means, at any time, in relation to the aggregate Outstanding Balance of Receivables owed by any single Obligor and its Affiliates (if any), the applicable concentration limit shall be determined as follows for Obligors who have short term unsecured debt ratings currently assigned to them by S&P and Moody’s (or in the absence thereof, the equivalent long term unsecured senior debt ratings), the applicable concentration limit shall be determined according to the following table:

S&P Rating	Moody’s Rating	Allowable % of Eligible Receivables
A-1+	P-1	12.00%
A-1	P-1	10.00%
A-2	P-2	8.00%
A-3	P-3	6.00%
Below A-3 or Not Rated by either S&P or Moody’s	Below P-3 or Not Rated by either S&P or Moody’s	3.00%

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; provided, however, that (i) if any Obligor has a split rating, the applicable rating will be the lower of the two, (ii) if any Obligor is a Non-Rated Obligor, the applicable Concentration Limit shall be the one set forth in the last line of the table above, and (iii) subject to the Purchasers’ sole discretion and/or an increase in the Required Reserve Factor Floor, upon Seller’s request from time to time, the Purchasers may agree to a higher percentage of Eligible Receivables for a particular Obligor and its Affiliates (each such higher percentage, a “Special Concentration Limit”), it being understood that any Special Concentration Limit may be cancelled by any Purchaser upon not less than five (5) Business Days’ written notice to Seller and the Administrative Agent.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 1.9 and other technical, administrative or operational matters) that the Administrative Agent in consultation with the Seller decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Contract” means, with respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.

“Contract Year” means (i) the period beginning on the 11th day of October, 2013 and ending on the day prior to such date in the succeeding year, and (ii) thereafter, each period beginning on an anniversary of the date of this Agreement and ending on the day prior to such anniversary in the next succeeding calendar year.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Credit and Collection Policy” means the Originators’ credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit VII hereto, as modified from time to time in accordance with this Agreement.

“Cut-Off Date” means for any Monthly Report or monthly computation, the last day of the most recent Calculation Period, and for any Weekly Report or related computation, the last day of the period covered by such Weekly Report, as applicable.

“Daily One Month Term SOFR” means, for any day, the Term SOFR Reference Rate (i.e., TSIR) for a tenor of one-month on such day, or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day (such day, the “Daily One Month Term SOFR Determination Day”), as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Daily One Month Term SOFR Determination

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Day, the Term SOFR Reference Rate for a tenor of one-month has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Daily One Month Term SOFR will be the Term SOFR Reference Rate for a tenor of one-month as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for a tenor of one-month was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Daily One Month Term SOFR Determination Day; provided, further, that if Daily One Month Term SOFR determined as provided above (including pursuant to the proviso above) shall ever be less than the Floor, then Daily One Month Term SOFR shall be deemed to be the Floor.

“Daily Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR.”

“Days Sales Outstanding” means, as of any day, an amount equal to the product of (a) 91, multiplied by (b) the amount obtained by dividing (i) the aggregate Outstanding Balance of all Receivables as of the most recent Cut-Off Date, by (ii) the aggregate amount of Receivables created during the three (3) Calculation Periods including and immediately preceding such Cut-Off Date.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Deemed Collections” means the aggregate of all amounts Seller shall have been deemed to have received as a Collection of a Receivable. Seller shall be deemed to have received a Collection of a Receivable if any Dilution occurs with respect to such Receivable. The amount of the Collection which Seller shall be deemed to have received shall equal, in the case of clauses (a)-(d) of the definition of “Dilution,” the amount by which the Outstanding Balance of such Receivable was reduced as a result thereof and, in the case of clause (e) of the definition of “Dilution,” the Outstanding Balance of such Receivable.

“Default Fee” means with respect to any amount due and payable by Seller in respect of any Aggregate Unpaids, an amount equal to the greater of (i) $1,000 and (ii) interest on any such unpaid Aggregate Unpaids at a rate per annum equal to 2% above the Alternate Base Rate.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Default Horizon Ratio” means, as of any Cut-Off Date, the ratio (expressed as a decimal) computed by dividing (i) the aggregate sales generated by the Originators during the last three (3) months ending on such Cut-Off Date, plus 25% of the sales generated during the fourth preceding month, plus 10% of the sales generated during the fifth preceding month, by (ii) the Net Pool Balance as of such Cut-off Date.

“Default Ratio” means, as of any Cut-Off Date, the ratio (expressed as a percentage) computed by dividing (a) the total amount of Receivables which became Defaulted Receivables during the month that includes such Cut-Off Date, by (b) the aggregate sales generated by the Originators during the month occurring six (6) months prior to the month ending on such Cut-Off Date.

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“Defaulted Receivable” means a Receivable: (a) as to which the Obligor thereof has suffered an event of bankruptcy; (b) which, consistent with the Originators’ credit and collection policies, should be written off as uncollectible; or (c) as to which any payment, or part thereof, remains unpaid for 151 days or more from the original due date.

“Defaulting Purchaser” means, subject to Section 1.10(b), any Purchaser that (a) has failed to (i) fund all or any portion of its Committed Purchases within two (2) Business Days of the date such Committed Purchases were required to be funded hereunder unless such Purchaser notifies the Administrative Agent and the Seller in writing that such failure is the result of such Purchaser’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Purchaser any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Seller or the Administrative Agent in writing that it does not intend to comply with its Commitment hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Purchaser’s obligation to fund a Committed Purchase hereunder and states that such position is based on such Purchaser’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Seller, to confirm in writing to the Administrative Agent and the Seller that it will comply with its prospective funding obligations hereunder (provided that such Purchaser shall cease to be a Defaulting Purchaser pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Seller), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Purchaser shall not be a Defaulting Purchaser solely by virtue of the ownership or acquisition of any equity interest in that Purchaser or any direct or indirect parent company thereof by an Official Body so long as such ownership interest does not result in or provide such Purchaser with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Purchaser (or such Official Body) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Purchaser. Any determination by the Administrative Agent that a Purchaser is a Defaulting Purchaser under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Purchaser shall be deemed to be a Defaulting Purchaser (subject to Section 1.10(b)) upon delivery of written notice of such determination to the Seller and each Purchaser.

“Delinquency Ratio” means, at any time, a percentage equal to (a) the aggregate outstanding principal balance of all Receivables that were Delinquent Receivables at such time divided by (b) the aggregate outstanding principal balance of all Receivables at such time.

“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for more than 120 days or more from the original due date.

“Dilution” means the amount of any reduction or cancellation of the Outstanding Balance of a Receivable due to (a) any defective or rejected goods or services, any cash discount or any other adjustment by any Originator or any Affiliate thereof (other than as a result of any Collections), or as a result of any governmental or regulatory action, (b) any setoff in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related or an unrelated transaction), (c) any warranty claim, rebate or refund (only to the extent not included in computing the Rebate Reserve), (d) any misstatement of the amount thereof, or (e) any misrepresentation; provided, however, that “Dilution” shall not include a credit

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memo where offset by a rebill or correction on the same day when the original due date is not extended and such re-bill or correction can be captured and reported.

“Dilution Horizon Ratio” means, as of any Cut-off Date, a ratio (expressed as a decimal), computed by dividing (a) the aggregate sales generated by the Originators during the one (1) month ending on such Cut-Off Date, by (b) the Net Pool Balance as of such Cut-Off Date.

“Dilution Ratio” means, as of any Cut-Off Date, a ratio (expressed as a percentage), computed by dividing (a) the total amount of decreases in outstanding principal balances due to Dilution during the month ending on such Cut-Off Date, by (b) the aggregate sales generated by the Originators during the one (1) month prior to such Cut-Off Date.

“Dilution Reserve” means, for any month, the product (expressed as a percentage) of: (a) the sum of (i) 2.0 times the Adjusted Dilution Ratio as of the immediately preceding Cut-Off Date, plus (ii) the Dilution Volatility Component as of the immediately preceding Cut-Off Date, times (b) the Dilution Horizon Ratio as of the immediately preceding Cut-Off Date.

“Dilution Volatility Component” means, at any time, the product (expressed as a percentage) of (i) the difference between (a) the highest 3-month rolling average Dilution Ratio over the 12-month period then most recently ended and (b) the Adjusted Dilution Ratio, and (ii) a fraction, the numerator of which is equal to the amount calculated in (i)(a) of this definition and the denominator of which is equal to the amount calculated in (i)(b) of this definition.

“Distributors” has the meaning specified in the preamble to this Agreement.

“Dominion Date” has the meaning specified in Section 6.2(c).

“Eligible Assignee” means any bank or other financial institution organized under the laws of the United States or a political subdivision thereof having a combined capital and surplus of at least $250,000,000.

“Eligible Extended Term Receivable” means, as of any date of determination, a Receivable which exceeds the payment term set forth in clause (c) of the definition of “Eligible Receivable” but is within 120 days of the original due date therefor and meets all other criteria for being an “Eligible Receivable”.

“Eligible Foreign Obligor” means an Obligor that (a) is not a natural person or an Official Body, (b) is not organized under the laws of, does not maintain is chief executive office or principal place of business in, or conduct business with, a Sanctioned Country or a country that is engaged in armed combat against the United States, (c) is not the subject of any domestic or foreign insolvency, liquidation, reorganization, receivership, assignment for the benefit of creditors, or similar proceedings, and (d) makes payment on the Receivables of which it is the Obligor in U.S. Dollars into a Collection Account in the United Sates that is subject to an Account Control Agreement in favor of the Administrative Agent that meets the requirements in Sections 5.1(j) and 6.2(b).

“Eligible Foreign Receivable” means an Eligible Receivable of which the Obligor is an Eligible Foreign Obligor.

“Eligible Government Receivable” means a Receivable of which the Obligor is both a U.S. Obligor and an Official Body that satisfies each of the requirements set forth in the definition of “Eligible Receivable,” including, without limitation, clause (a)(iii) thereof.

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“Eligible Receivable” means a Receivable:

(a) the Obligor of which (i) is either a U.S. Obligor or an Eligible Foreign Obligor, (ii) is not an Affiliate of any Originator or Performance Guarantor, (iii) is not an Official Body of the United States or any of its political subdivisions (unless, if applicable, the Assignment of Claims Act of 1940, as amended, has been complied with, or if applicable, any analogous state or local assignment of claims statute or regulation has been complied with), and is not an Official Body of any other nation, political subdivision or territory thereof or engaged in armed combat with the United States, (iv) is not a natural person, and (v) is not a Sanctioned Person,

(b) which is not a Delinquent Receivable of a Defaulted Receivable or owing from an Obligor as to which more than 50% of the aggregate Outstanding Balance of all Receivables owing from such Obligor are Defaulted Receivables,

(c) which is within 120 days of the original due date therefor,

(d) which is an “account” or a “payment intangible” as defined in section 9-102 of the UCC of all applicable jurisdictions,

(e) which is denominated in United States dollars and payable in a manner permitted by Sections 5.1(j) and 6.2(b) and, if payable to a Collection Account at Bank of America, N.A., such account shall have had the second line distinction edit referred to in Recital A of the Account Control Agreement with Bank of America, N.A,

(f) which arises under a Contract, invoice or other written contractual obligation which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms,

(g) which arises under a Contract, invoice or other written contractual obligation that contains an obligation to pay a specified sum of money, contingent only upon the sale of goods or the provision of services by the applicable Originator,

(h) which, together with the Contract related thereto, does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation,

(i) which satisfies in all material respects all applicable requirements of the Credit and Collection Policy,

(j) which was generated in the ordinary course of the applicable Originator’s business,

(k) which arises solely from the sale of goods or the provision of services to the related Obligor by the applicable Originator, and not by any other Person that is not an Originator (in whole or in part), and

(l) which is not subject to (A) any right of rescission or set-off, or (B) any currently asserted counterclaim or other defense (including defenses arising out of violation of usury laws) or any other Adverse Claim of the applicable Obligor against the applicable Originator (i.e., the Obligor with the right, claim or defense has such right claim or defense directly against the Originator rather than against an Affiliate of such Originator), and the Obligor thereon holds no right as against the applicable Originator to

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cause such Originator to repurchase the goods or merchandise the sale of which gave rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract); provided, however, that (1) if such rescission, set-off, counterclaim, defense or repurchase right affects only a portion of the Outstanding Balance of such Receivable, then such Receivable may be deemed an Eligible Receivable to the extent of the portion of such Outstanding Balance which is not so affected (i.e., the amount of the outstanding claim or the amount the Obligor is entitled to set-off against the applicable Originator based on the amount which such Originator owes the applicable Obligor) would be netted against the applicable Receivable, but the excess of the Receivable over such outstanding claim or set-off would be included as an Eligible Receivable) and (2) Receivables of any Obligor which has any accounts payable from the applicable Originator (thus giving rise to a potential offset against such Obligor’s Receivables) may be treated as Eligible Receivable to the extent that such Obligor has agreed pursuant to a written agreement in form and substance satisfactory to the Administrative Agent, that such Receivable shall not be subject to such offset,

(m) as to which the applicable Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor, and

(n) as to which all right, title and interest to and in which has been validly transferred by the applicable Originator directly or indirectly to Seller pursuant to the applicable Sale Agreement, and Seller has good and marketable title thereto free and clear of any Adverse Claim (other than pursuant to the Transaction Documents).

“Employee Benefit Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of the Performance Guarantor or any ERISA Affiliate or (b) has at any time within the preceding six (6) years been maintained for the employees of the Performance Guarantor or any current or former ERISA Affiliate.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections thereto.

“ERISA Affiliate” means any Person who together with any Seller Party is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

“ERISA Termination Event” means except for any such event or condition that could not reasonably be expected to have a Material Adverse Effect: (a) a “Reportable Event” described in Section 4043 of ERISA for which the notice requirement has not been waived by the PBGC, or (b) the withdrawal of the Performance Guarantor or any ERISA Affiliate from a Pension Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, if the plan assets are not sufficient to pay all plan liabilities, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA, or (g) the partial or complete withdrawal of the Performance Guarantor of any ERISA Affiliate from a Multiemployer Plan if withdrawal liability is asserted by such plan, or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A

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of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

“Excess Availability” means, on any date of determination, the excess, if any, over the Aggregate Capital outstanding, of the lesser of (i) the Facility Limit and (ii) the Investment Base as of the date of the most recent Settlement Report.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to any Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Purchaser, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Purchaser with respect to an applicable interest in a Receivable Interest or Commitment pursuant to a law in effect on the date on which (i) such Purchaser acquires such interest in the Receivable Interest or Commitment, or (ii) such Purchaser changes its funding office, except in each case to the extent amounts with respect to such Taxes were payable either to such Purchaser’s assignor immediately before such Purchaser became a party hereto or to such Purchaser immediately before its changed its funding office, (c) Taxes attributable to any Purchaser’s failure to comply with Section 8.5(f) or 8.5(g), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Facility Account” means account no. 0882357791 at Capital One Bank, 201 St. Charles Ave., 29th Floor, New Orleans, LA 70170, ABA #065000090, Account Name: SCP Distributors LLC Concentration Account, or such other account as may be designated by Seller in writing from time to time.

“Facility Limit” means, for any month of determination, the amount set forth next to such month in the fifth column of Schedule A hereto; provided, however, that the Facility Limit may be increased up to an amount to be determined by agreement of Seller and the Purchasers, so long as no Amortization Event or Potential Amortization Event exists and is continuing (it being understood that the Commitments associated with any increase in the Facility Limit may be provided by existing Purchasers and/or new Purchasers).

“Facility Termination Date” means the earlier to occur of (i) August 25, 2028, and (ii) the Amortization Date.

“Federal Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as amended and any successor statute thereto.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum for each day during such period equal to (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (ii) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:30 a.m. (New York City time) for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Notwithstanding the foregoing, if the Federal Funds Rate shall be less than the Floor, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letters” means, collectively, the Administrative Agent’s Fee Letter and the Purchasers’ Fee Letter.

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“Fees” means, collectively, any fees payable pursuant to a Fee Letter.

“Finance Charges” means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

“Fiscal Year” means any period of twelve consecutive fiscal months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the “2021 Fiscal Year”) refers to the Fiscal Year ending on December 31, 2021.

“Floor” means 0.00%.

14th Amendment Effective Date” means August 25, 2026.

“Funding Office” means, with respect to any Purchaser, the office of such Purchaser maintaining its investments in the Receivable Interests.

“GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered under or referred to herein.

“Impermissible Qualification” means any qualification or exception to the opinion or certification of any independent public accountant as to any financial statement of the Performance Guarantor: (a) which is of a “going concern” or similar nature; (b) which relates to the limited scope of examination of matters relevant to such financial statement; (c) which relates to the treatment or classification of any item in such financial statement and which, if adjusted in the manner deemed appropriate by the Performance Guarantor’s independent public accountants, would have the effect of causing an Amortization Event.

“Incremental Purchase” means a purchase of a Receivable Interest that increases the total outstanding Aggregate Capital hereunder.

“Indebtedness” has the meaning specified in the Senior Credit Agreement.

“Independent Director” means a director of Seller who shall not have been at the time of such Person’s appointment or at any time during the preceding five years and shall not be as long as such person is a director of Seller (i) a director, officer, employee, partner, shareholder, member, manager or Affiliate of any of the following Persons (collectively, the “Independent Parties”): the Performance Guarantor, the Servicer, any Originator, or any of their respective Subsidiaries or Affiliates (other than Seller or another special purpose entity which is a Subsidiary or Affiliate of the Performance Guarantor or an Originator), (ii) a supplier to any of the Independent Parties or Seller, (iii) the Beneficial Owner (at the time of such individual’s appointment as an Independent Director or at any time thereafter while serving as an

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Independent Director) of any of the outstanding membership or other equity interests of the Seller, any Originator, the Performance Guarantor or any of their respective Subsidiaries or Affiliates, having general voting rights, (iv) a Person controlling or under common control with any director, officer, employee, partner, shareholder, member, manager, affiliate or supplier of any of the Independent Parties or Seller, or (v) a member of the immediate family of any director, officer, employee, partner, shareholder, member, manager, affiliate or supplier of any of the Independent Parties or Seller; (b) has not less than three (3) years’ experience in serving as an Independent Director or manager for special purpose vehicles engaged in securitization and/or structured financing transactions, and (c) is employed by AMACAR Group, LLC, Lord Securities Corporation, CT Corporation Staffing, Inc., or CSC Entity Services, LLC; or is otherwise reasonably acceptable to the Administrative Agent. To the fullest extent permitted by applicable law, including the Limited Liability Company Act of the State of Delaware as in effect from time to time, the Independent Director’s fiduciary duty in respect of any decision on any matter requiring the unanimous vote of Seller’s managers (including the Independent Director) shall be to Seller and its creditors rather than solely to Seller’s equity holders. In furtherance of the foregoing, when voting on matters subject to the vote of the managers, including any matter requiring the unanimous vote of Seller’s managers (including the Independent Director), notwithstanding that Seller is not then insolvent, the Independent Director shall take into account the interests of the creditors of Seller as well as the interests of Seller.

“Indemnified Taxes” means Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Seller under any Transaction Document.

“Investment Availability” means, on any Business Day, that the Aggregate Capital outstanding hereunder is less than the lesser of (i) the Facility Limit and (ii) the difference between the Net Pool Balance and the Required Reserves.

“Investment Base” means, on any date of determination, the difference between the Net Pool Balance and the Required Reserve.

“Investment Excess” means, on any Business Day, that (a) the Aggregate Capital outstanding hereunder exceeds the lesser of (i) the Facility Limit and (ii) the Investment Base, or (b) the aggregate of the Receivable Interests exceeds 100%.

“Law” means any international, foreign, federal, state and local statute, treaty, rule, guideline, regulation, ordinance, code and administrative or judicial precedent or authority, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and any applicable administrative order, directed duty, request, license, authorization or permit of, or agreement with, any Governmental Authority, in each case whether or not having the force of law.

“Lien” means any Security Interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or other priority or preferential arrangement of any kind or nature whatsoever.

“Liquidation Period” means the period beginning on the Facility Termination Date and ending on the date thereafter when all Aggregate Unpaids have been paid in full and all Commitments have been terminated.

“Lock-Box” means each locked postal box with respect to which a bank who has executed an Account Control Agreement has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Exhibit IV.

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“Lock-Box Account” means each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited and which is listed on Exhibit IV.

“Lock-Box Bank” means, at any time, any of the banks holding one or more Lock-Box Accounts.

“Loss Reserve” means, for any Calculation Period, the product (expressed as a percentage) of (a) 2.0, times (b) the highest three-month rolling average Default Ratio during the 12 Calculation Periods ending on the immediately preceding Cut-Off Date, times (c) the Default Horizon Ratio as of the immediately preceding Cut-Off Date.

“Mandatory Reduction Event” has the meaning set forth in Section 1.3(a)(i).

“Material Adverse Effect” means a material adverse effect on (a) the financial condition or operations of (i) Seller, or (ii) Performance Guarantor and its Subsidiaries, taken as a whole, (b) the ability of any Seller Party to perform its obligations under this Agreement or the ability of Performance Guarantor to perform its obligations under the Performance Undertaking, (c) the legality, validity or enforceability of this Agreement or any other Transaction Document, (d) the Administrative Agent’s or any Purchaser’s interest in any material portion of the Receivables, the Related Security or the Collections with respect thereto, or (e) the collectability of any material portion of the Receivables.

“Material Indebtedness” means (a) the Senior Credit Agreement (whether or not any amount is outstanding thereunder), and (b) Indebtedness in excess of $50,000,000 in aggregate principal amount.

“Monthly Payment Date” means the 12th day of each month hereafter but, if any such day is not a Business Day, the next succeeding Business Day thereafter.

“Monthly Report” means a report in substantially the form of Exhibit IX hereto (appropriately completed), furnished by the Servicer to the Administrative Agent and the Purchasers pursuant to Section 6.6.

“Monthly Reporting Date” means the 15th day of each month hereafter (or, if any such day is not a Business Day, the next succeeding Business Day thereafter); provided, however, that solely for the Monthly Reports due on November 15, 2013, December 16, 2013 and January 15, 2014, the Monthly Reporting Date will be 5 Business Days after such dates, respectively.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Performance Guarantor or any ERISA Affiliate is making, or is accruing an obligation to make, or has accrued an obligation to make contributions within the preceding six (6) years.

“Net Pool Balance” means, at any time, the aggregate Outstanding Balance of all Eligible Receivables at such time minus each of the following:

(i) the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Obligor and its Affiliates exceeds the Concentration Limit or Special Concentration Limit for such category,

(ii) the Rebate Reserve (to the extent the rebates intended to be covered thereby are not included as Dilution),

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(iii) the aggregate Outstanding Balance of all Eligible Extended Term Receivables to the extent such aggregate Outstanding Balance exceeds 36% of the aggregate Outstanding Balance of all Eligible Receivables,

(iv) the aggregate Outstanding Balance of all Eligible Foreign Receivables to the extent such aggregate Outstanding Balance exceeds 5% of the aggregate Outstanding Balance of all Eligible Receivables,

(v) the aggregate Outstanding Balance of all Eligible Government Receivables to the extent such aggregate exceeds 5% of the aggregate Outstanding Balance of all Eligible Receivables,

(vi) the aggregate outstanding balance of all Receivables that are 61-90 days past their original due date to the extent such aggregate exceeds 25% of the aggregate Outstanding Balance of all Eligible Receivables, and

(vi) the aggregate outstanding balance of all Receivables that are 91-120 days past their original due date to the extent such aggregate exceeds 10% of the aggregate Outstanding Balance of all Eligible Receivables.

“Non-Rated Obligor” shall mean any Obligor rated below A-3 or P-3 or which is not rated by either S&P or Moody’s, respectively.

“Notice of Exclusive Control” means, with respect to an Account Control Agreement, a notice given by the Administrative Agent to the related Collection Bank or Lock-Box Bank in substantially the form prescribed by or attached to such Account Control Agreement pursuant to which the Administrative Agent exercises its exclusive right to direct the disposition of funds on deposit in the applicable Collection Account(s) or Lock-Box Account(s) in accordance with such Account Control Agreement.

“Obligor” means a Person obligated to make payments pursuant to a Contract.

“Official Body” means the government of the United States of America or of any other nation, or of any political subdivision of such a government, whether federal, state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Organizational Document” means, relative to any Person, its certificate or articles of incorporation or formation, its by-laws, its partnership agreement, its memorandum and articles of association, its limited liability company agreement and/or operating agreement, share designations or similar organization documents and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized Capital Stock.

“Originator” means each of SCP Distributors LLC, a Delaware limited liability company, Horizon Distributors, Inc., a Delaware corporation, Superior Pool Products LLC, a Delaware limited liability company, and Poolfx Supply LLC, a Delaware limited liability company.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than

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connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Receivable Interest or Transaction Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.

“Participant” has the meaning set forth in Section 10.2.

“PBGC” means the Pension Benefit Guaranty Corporation and any Person succeeding to any or all of its functions under ERISA.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained for the employees of the Performance Guarantor or any ERISA Affiliates or (b) has at any time within the preceding six (6) years been maintained for the employees of the Performance Guarantor or any of its current or former ERISA Affiliates.

“Performance Guarantor” means Pool Corporation, a Delaware corporation.

“Performance Undertaking” means a performance undertaking in the form of Exhibit X hereto, duly executed by the Performance Guarantor in favor of Seller.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means has the meaning provided in the Sale Agreement.

“PNC” has the meaning specified in the preamble to this Agreement.

“P.O. Box Agreement” has the meaning provided in the Sale Agreement.

“Post Office Box” means the post office boxes into which Obligors direct payments on Receivables which post office boxes are not related to any Lock-Box Account.

“Potential Amortization Event” means an event which, with the passage of any applicable cure period or the giving of notice, or both, would constitute an Amortization Event.

“Prime Rate” means a rate per annum equal to the prime rate of interest announced from time to time by Wells (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

“Proposed Reduction Date” has the meaning specified in Section 1.3(b).

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“Proposed Uncommitted Purchase Limit” means, as to each Purchaser on any date of determination, the amount set forth in the third column to the right of such Purchaser’s name on the applicable chart for such date set forth on Schedule A hereto. Such amount is merely a suggestion of the aggregate amount to be invested in Uncommitted Purchases, not a commitment, although Seller hopes that all Purchasers will participate ratably in all Uncommitted Purchases in the same proportions as they have committed to participate in Committed Purchases.

“Purchase” means an Incremental Purchase or a Reinvestment.

“Purchase Date” means the Business Day on which a Purchase occurs.

“Purchase Price” means, with respect to any Incremental Purchase of a Receivable Interest, the amount paid to Seller for such Receivable Interest which shall not exceed the least of (i) the amount requested by Seller in the Committed Purchase Notice or Uncommitted Purchase Request, as applicable, (ii) the unused Portion of the Facility Limit on the applicable Purchase Date, and (ii) the excess, if any, of the Net Pool Balance (less the Required Reserve) as of the last day of the most recent Settlement Report over the outstanding Aggregate Capital determined as of the applicable Purchase Date, taking into account the proposed Incremental Purchase.

“Purchaser” has the meaning set forth in the preamble to this Agreement and shall include such Person’s respective successors and permitted assigns.

“Purchasers’ Fee Letter” means that certain Purchasers’ Fee Letter dated as of October 31, 2024 by and among Seller, the Administrative Agent and the Purchasers, as the same may be amended, restated or otherwise modified or replaced from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“Rebate Reserve” means the aggregate balance of each Originator’s General Ledger Accounts 00-2001-09 and 00-2000-09 which reflect estimated year-to-date volume rebates earned but not yet paid to customers based on eligible purchases.

“Receivable” means the indebtedness and other obligations owed (at the time it arises, and before giving effect to any transfer or conveyance contemplated under the Transaction Documents) to an Originator, whether constituting an account, chattel paper, an instrument or a general intangible, arising from the sale of goods or provision of services by such Originator and includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the Obligor or the applicable Originator treats such indebtedness, rights or obligations as a separate payment obligation.

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“Receivable Interest” means, at any time, an undivided percentage interest (computed as set forth below) associated with a designated amount of Capital, selected pursuant to the terms and conditions hereof in (i) each Receivable arising prior to the time of the most recent computation or recomputation of such undivided interest, (ii) all Related Security with respect to each such Receivable, and (iii) all Collections with respect to, and other proceeds of, each such Receivable. Each such undivided percentage interest shall equal:

( C / NPB ) - RR

where:

C = the Capital of such Receivable Interest.

NPB = the Net Pool Balance.

RR = the Required Reserve.

Such undivided percentage interest shall be initially computed on its date of purchase. Thereafter, until the Facility Termination Date, each Receivable Interest shall be automatically recomputed (or deemed to be recomputed) on each day prior to the Facility Termination Date. The variable percentage represented by any Receivable Interest is computed (or deemed recomputed) as of the close of the Business Day immediately preceding the Facility Termination Date and shall equal 100% in the aggregate for all Receivable Interests at all times thereafter.

“Recipient” means the Administrative Agent or any Purchaser.

“Records” means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

“Reduction Notice” has the meaning set forth in Section 1.3(b).

“Regions” has the meaning set forth in the preamble to this Agreement.

“Regions Account” means Regions’ Corporate Clearing Account No. 1102450400100 at Regions Bank, in Birmingham, Alabama, ABA No. 062005690, Reference: Superior Commerce LLC, or any other account or accounts as Regions may indicate from time to time.

“Regulatory Change” means the adoption, phase-in or taking effect after the date of this Agreement of, or any change after the date of this Agreement in, any Applicable Law, rule or regulation (including, without limitation, any Applicable Law, rule or regulation regarding capital adequacy), guideline, any accounting principles or any change therein in any of the foregoing, or any change in the interpretation or administration of any of the foregoing by the Financial Accounting Standards Board, any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, (ii) the request, guidance or directive from the Financial Accounting Standards Board, any Governmental Authority, central bank or comparable agency (whether or not having the force of law), or (iii) the compliance, application or implementation by any Affected Party with or of any of the foregoing subclauses (i) or (ii) or an Existing Law; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated

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by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change” regardless of the date enacted, adopted or issued.

“Reinvestment” has the meaning set forth in Section 2.1.

“Related Security” means, with respect to any Receivable:

(i) all right, title and interest (if any) in the goods, the sale of which gave rise to such Receivable, and any and all insurance contracts with respect thereto,

(ii) all other Security Interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

(iii) all guaranties, letters of credit, insurance and other supporting obligations, agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

(iv) all service contracts and other contracts and agreements associated with such Receivable,

(v) all Records related to such Receivable,

(vi) all of the applicable Originator’s right, title and interest in each Post Office Box, each Lock-Box, each Lock-Box Account and each Collection Account, and

(vii) all proceeds of any of the foregoing.

When used in this Agreement, the term “Related Security” shall also include all right, title and interest of Seller in, to and under the Sale Agreement and the Performance Undertaking, and the proceeds of the foregoing.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Required Amounts” means, on any date of determination, collectively, the sum of (a) any Investment Excess that then exists, plus (b) all accrued and unpaid Yield and Fees, the Indemnified Amounts, the Servicer Indemnified Amounts, any Investment Excess and any and all other amounts (other than Aggregate Capital) payable to the Administrative Agent or the Purchasers under the Transaction Documents.

“Required Purchasers” means (a) at any time, there are two (2) or fewer Purchasers, all Purchasers (other than any Defaulting Purchaser); and (b) at any other time a group of Purchasers with aggregate Commitments in excess of 65% of the Aggregate Commitment (excluding the Commitment of any Defaulting Purchaser).

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“Required Reserve” means, on any day during a month, the product of (a) the greater of (i) the sum of the Required Reserve Factor Floor, the Yield Reserve, the Servicing Reserve and, if applicable, the Springing Reserve, and (ii) the sum of the Loss Reserve, the Yield Reserve, the Dilution Reserve, the Servicing Reserve and, if applicable, the Springing Reserve, times (b) the Net Pool Balance as of the Cut-Off Date immediately preceding such month.

“Required Reserve Factor Floor” means, for any month, the greater of (i) 18% and (ii) the sum (expressed as a percentage) of (a) 4 times the Concentration Limit for Non-Rated Obligors plus (b) the product of the Adjusted Dilution Ratio and the Dilution Horizon Ratio, in each case, as of the immediately preceding Cut-Off Date.

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any membership interest of any class of Seller now or hereafter outstanding, except a dividend payable solely in membership interests of Seller of that class or any junior class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of Seller now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to the Subordinated Loans, (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any membership interest of Seller now or hereafter outstanding, and (v) any payment of management fees by Seller (except for reasonable management fees to an Originator or its Affiliates in reimbursement of actual management services performed).

“Review” shall have the meaning specified in Section 5.1(d) of this Agreement.

“Revolving Period” means the period from and after the date of the initial Purchase under this Agreement to but excluding the Facility Termination Date.

“Sale Agreement” means that certain Receivables Sale and Contribution Agreement, dated as of October 11, 2013, by and between the Originators, as sellers, and Superior Commerce LLC, as buyer, as the same may be amended, restated or otherwise modified from time to time.

“Sales Center” means a wholesale distribution facility of any of the Originators.

“Sanctioned Country” means, at any time, a country, region or territory which is itself (or whose government is) the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person currently the subject or the target of any Sanctions, including any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, and (b) any Person controlled by any such Person.

“Sanctions” means economic, financial or other sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or other relevant Sanctions authority, including the U.S. and Canada.

“S&P” means S&P Global Ratings, a division of S&P Global Inc.

“SEC” means the Securities and Exchange Commission.

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“Security Interest” has the meaning provided in Section 1-201(37) (or any successor section) of the UCC.

“Seller” has the meaning set forth in the preamble to this Agreement.

“Seller Parties” means (a) Seller, (b) at any time while SCP Distributors LLC or one of its Subsidiaries is acting as Servicer, Servicer, and (c) at any time while Pool Corporation or one of its Subsidiaries is acting as Performance Guarantor, Performance Guarantor.

“Senior Credit Agreement” means that certain Fourth Amended and Restated Credit Agreement, dated as of June 23, 2025, by and among Pool Corporation and certain of its Subsidiaries from time to time party thereto as Borrowers, the lenders from time to time party thereto, and Wells Fargo Bank, National Banking Association, as Administrative Agent.

“Servicer” means at any time the Person (which may be the Administrative Agent) then authorized pursuant to Article VI to service, administer and collect Receivables.

“Servicing Fee” has the meaning set forth in Section 6.7.

“Servicing Reserve” means, the product (expressed as a percentage) of (a) 1%, times (b) a fraction, the numerator of which is the highest Days Sales Outstanding for the most recent 12 months and the denominator of which is 360.

“Settlement Date” means either a Monthly Payment Date or a Capital Settlement Date.

“Settlement Report” means a Monthly Report or a Weekly Report.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Springing Reserve” means such percentage as any of the Purchasers may reasonably require to reserve against priming liens on the Receivables arising from purchase money Indebtedness permitted under the Senior Credit Agreement.

“Subordinated Loan” means each loan or Purchase evidenced by a Subordinated Note.

“Subordinated Note” means each “Note” under and as defined in the Sale Agreement.

“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

“Supplemental Investment” has the meaning set forth in Section 1.1(b).

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“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means, on any day, the Term SOFR Reference Rate for a one-month tenor published by the Term SOFR Administrator on such day; provided, however, that if, as of 5:00 p.m. (New York City time) on any day, the Term SOFR Reference Rate for a one-month tenor has not been published by the Term SOFR Administrator, then Term SOFR will be the Term SOFR Reference Rate for a one-month tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided, further, that if, on any day, Term SOFR determined as provided above (including pursuant to the preceding proviso) shall ever be less than the Floor, then Term SOFR for such day shall be deemed to be equal to the Floor.

“Term SOFR Administrator” means the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Index Rate” or “TSIR” means, on any date of determination, Term SOFR for a one-month tenor on such day, changing when and as the published Term SOFR rate for such tenor changes.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Date” has the meaning specified in the Sale Agreement.

“Transaction Documents” means, collectively, this Agreement, each Committed Purchase Notice, each Uncommitted Purchase Request, each Reduction Notice, the Sale Agreement, each Account Control Agreement, the Fee Letters, each Subordinated Note issued pursuant to the Sale Agreement, and all other instruments, documents and agreements required to be executed and delivered pursuant hereto.

“UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

“Uncommitted Capital” means, as to any Purchaser, its Capital invested in Uncommitted Purchases.

“Uncommitted Purchase” means a Purchase requested under Section 1.1(b) which, when consummated, shall constitute usage of the Purchasers’ respective Uncommitted Purchase Limits.

“Uncommitted Purchase Request” has the meaning set forth in Section 1.1(b).

“Unused Fee” has the meaning set forth in the Purchasers’ Fee Letter.

“U.S.” means the United States of America.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

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“U.S. Obligor” means an Obligor that is a corporation or other business organization and is organized under the laws of the United States of America (or of a United States of America territory, district, state, commonwealth or possession, including, Puerto Rico and the U.S. Virgin Islands) or any political subdivision thereof.

“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Voting Securities” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Weekly Report” means a report in substantially the form of Exhibit VIII hereto (appropriately completed), furnished by the Servicer to the Administrative Agent and the Purchasers pursuant to Section 6.6.

“Weekly Reporting Date” means Wednesday of each week during the Weekly Reporting Period other than Wednesday, September 2, 2026 (or if any such Wednesday is not a Business Day, the next succeeding Business Day).

“Weekly Reporting Period” means (a) June 1-August 31 of each year after the date hereof and (b) any other period selected by the Seller Parties.

“Wells” has the meaning set forth in the preamble to this Agreement.

“Yield” means for each day for each Purchaser, an amount equal to the product of the applicable Yield Rate multiplied by the Capital of such Purchaser, annualized on a 360-day basis.

“Yield Rate” means, on any day, (a) the sum of the Daily One Month Term SOFR plus the Applicable Margin, or (b) solely in the instances set forth in Section 1.8, as applicable: (i) the of sum of (A) the Benchmark Replacement Rate plus (B) the Applicable Margin, or (ii) the Alternate Base Rate.

“Yield Reserve” means for any Calculation Period, the product (expressed as a percentage) of (i) 1.5 times (ii) the Alternate Base Rate as of the immediately preceding Cut-Off Date (without reference to clause (a)(iii) of the definition of “Alternate Base Rate”) times (iii) a fraction, the numerator of which is the highest Days Sales Outstanding for the most recent 12 Calculation Periods and the denominator of which is 360.

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EXHIBIT XI
FORM OF PERFORMANCE UNDERTAKING

== = ==

performance undertaking

This Performance Undertaking (this “Undertaking”), dated as of October 11, 2013, is executed by Pool Corporation, a Delaware corporation (together with its successors and permitted assigns, the “Performance Guarantor”), in favor of Superior Commerce LLC, a Delaware limited liability company (together with its successors and assigns, “Recipient”).

RECITALS

1. Each of SCP Distributors LLC, a Delaware limited liability company (“SCP Distributors”), Horizon Distributors, Inc., a Delaware corporation, Superior Pool Products LLC, a Delaware limited liability company, and Poolfx Supply LLC, a Delaware limited liability company (each of the foregoing including SCP Distributors, together with its successors, an “Originator” and collectively, the “Originators”), and Recipient are entering into a Receivables Sale and Contribution Agreement, dated as of October 11, 2013 (as amended, restated or otherwise modified from time to time, the “Sale Agreement”), pursuant to which the Originators, subject to the terms and conditions contained therein, plan to sell (and, in the case of SCP Distributors, sell and/or contribute) their respective right, title and interest in their accounts receivable and certain related assets to Recipient.

2. As an inducement for Recipient to acquire such accounts receivable and related assets from the Originators pursuant to the Sale Agreement, the Performance Guarantor has agreed to guaranty the Originators’ respective Performance Obligations (as hereinafter defined).

3. Recipient plans to finance its purchases of such accounts receivable and related assets under the Sale Agreement in part by selling or otherwise transferring undivided interests therein to the purchasers from time to time party thereto (the “Purchasers”) pursuant to the terms of that certain Receivables Purchase Agreement, dated as of October 11, 2013 (as amended, restated or otherwise modified from time to time, the “Purchase Agreement” and, together with the Sale Agreement, the “Agreements”), by and among Recipient, as Seller, SCP Distributors, as servicer (in such capacity, the “Servicer”), the Purchasers from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent for the Purchasers (together with its successors in such capacity, the “Administrative Agent”).

4. As an inducement to allow SCP Distributors to act as Servicer under the Purchase Agreement, the Performance Guarantor has also agreed to guaranty SCP Distributors’ Servicing-Related Obligations (as hereinafter defined).

5. Each of the Originators and Servicer is a wholly-owned Subsidiary of the Performance Guarantor, the Recipient is a wholly-owned direct Subsidiary of SCP Distributors, and the Performance Guarantor has determined that it will derive significant benefits from the transactions contemplated by the Agreements and accordingly, the Performance Guarantor wishes to guaranty the Performance Obligations (as hereinafter defined), as provided herein.

EXHIBIT XI-1

AGREEMENT

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Performance Guarantor, intending to be legally bound hereby, hereby agrees as follows:

Section 1. Definitions. Capitalized terms used herein and not defined herein shall have the respective meanings assigned thereto in the Sale Agreement or, if not defined therein, in the Purchase Agreement. In addition, as used in this Undertaking:

“Performance Guarantor MAE” means a material adverse effect on (a) the financial condition or operations of the Performance Guarantor and its Subsidiaries, taken as a whole, (b) the ability of the Performance Guarantor to perform its obligations under this Undertaking, or (c) the legality, validity or enforceability of this Undertaking.

“Performance Obligations” means, collectively: (i) all covenants, agreements, terms, conditions and indemnities to be performed and observed by any Originator under and pursuant to the Sale Agreement and each other document executed and delivered by any Originator pursuant to the Sale Agreement, including, without limitation, the due and punctual payment of all sums which are or may become due and owing by any Originator under the Transaction Documents to which it is a party, whether for fees, purchase price credits, expenses (including reasonable counsel fees and disbursements), indemnified amounts or otherwise, and (ii) all Servicing-Related Obligations of SCP Distributors as Servicer.

“Servicing-Related Obligations” means all covenants, agreements, terms, conditions and indemnities to be performed and observed by SCP Distributors as Servicer under and pursuant to the Purchase Agreement and each other document executed and delivered by Servicer pursuant thereto, including, without limitation, the due and punctual payment of all sums which are or may become due and owing by Servicer under the Purchase Agreement, whether as a turnover of Collections, for Servicer Indemnified Amounts or otherwise.

Section 2. Guaranty of Performance Obligations. The Performance Guarantor hereby guarantees to Recipient, the full and punctual payment and performance by each Originator and Servicer of its respective Performance Obligations. This Undertaking is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of all Performance Obligations of each Originator and Servicer under the Agreements and each other document executed and delivered by any Originator or Servicer pursuant to the Agreements and is in no way conditioned upon any requirement that Recipient first attempt to collect any amounts owing by any Originator or Servicer to Recipient, any Purchaser or the Administrative Agent or resort to any collateral security, any balance in any deposit account or credit on the books of Recipient, any Purchaser or the Administrative Agent in favor of any Originator or any other Person or other means of obtaining payment. Should any Originator or Servicer default in the payment or performance of any of its Performance Obligations when due, the Administrative Agent (as Recipient’s assignee) may cause the immediate payment and performance by the Performance Guarantor of such Performance Obligation(s) and cause any defaulted payments included in such Performance Obligation(s) to become forthwith due and payable to the Administrative Agent (as Recipient’s assignee), without demand or notice of any nature (other than as expressly provided herein), all of which are hereby expressly waived by the Performance Guarantor. Notwithstanding the foregoing, this Undertaking is not a guarantee of the payment or collection of any of the Receivables, and the Performance Guarantor shall not be responsible for any

EXHIBIT XI-2

Performance Obligations to the extent the failure to perform such Performance Obligations by any Originator or Servicer results from Receivables being uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; provided that nothing herein shall relieve any Originator or Servicer from performing in full its Performance Obligations or relieve the Performance Guarantor of its undertakings hereunder with respect to the full performance of such duties as provided herein.

Section 3. Performance Guarantor’s Further Agreements to Pay. The Performance Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to the Administrative Agent (as Recipient’s assignee), forthwith upon demand in immediately available funds, all reasonable costs and expenses (including reasonable fees, court costs and other disbursements of counsel) incurred or expended by the Administrative Agent (as Recipient’s assignee) in connection with the collection and enforcement of this Undertaking, together with interest on amounts recoverable under this Undertaking from the time when such amounts become due until payment, at a per annum rate of interest (computed for the actual number of days elapsed based on a 360-day year) equal to the sum of LMIR plus 2.00%, changing when and as LMIR changes.

Section 4. Waivers by the Performance Guarantor. The Performance Guarantor waives notice of acceptance of this Undertaking, notice of any action taken or omitted by Recipient (or the Administrative Agent as its assignee) in reliance on this Undertaking, and any requirement that Recipient (or the Administrative Agent as its assignee) be diligent or prompt in making demands under this Undertaking, giving notice of any Termination Event or Amortization Event under the Agreements or other default or omission by any Originator or Servicer, or asserting any other rights of Recipient under this Undertaking. The Performance Guarantor warrants that it has adequate means to obtain from each Originator and Servicer, on a continuing basis, information concerning the financial condition of such Originator and Servicer, and that it is not relying on Recipient to provide such information, now or in the future. The Performance Guarantor also irrevocably waives all defenses (a) that at any time may be available in respect of the Performance Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect or (b) that arise under the law of suretyship, including impairment of collateral. Recipient (and the Administrative Agent as its assignee) shall be at liberty, without giving notice to or obtaining the assent of the Performance Guarantor and without relieving the Performance Guarantor of any liability under this Undertaking, to deal with each Originator and Servicer and with each other party who now is or after the date hereof becomes liable in any manner for any of the Performance Obligations, in such manner as Recipient (or such assign) in its sole discretion deems fit, and to this end Performance Guarantor agrees that the validity and enforceability of this Undertaking, including without limitation, the provisions of Section 8 hereof, shall not be impaired or affected by any of the following: (i) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Performance Obligations or any part thereof or any agreement relating thereto at any time; (ii) any failure or omission to enforce any right, power or remedy with respect to the Performance Obligations or any part thereof or any agreement relating thereto, or any collateral securing the Performance Obligations or any part thereof; (iii) any waiver of any right, power or remedy or of any Termination Event or Amortization Event under the Agreements or default with respect to the Performance Obligations or any part thereof or any agreement relating thereto; (iv) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any other obligation of any person or entity with respect to the Performance Obligations or any part thereof; (v) the enforceability or validity of the Performance Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to the Performance Obligations or any part thereof; (vi) the application of payments received from any source to the payment of any payment obligations of any Originator or Servicer or any part thereof or amounts which are not covered by this Undertaking even though Recipient (or the Administrative Agent as its assignee) might lawfully have elected to apply such

EXHIBIT XI-3

payments to any part or all of the payment obligations of such Originator or Servicer or to amounts which are not covered by this Undertaking; (vii) the existence of any claim, setoff or other rights which Performance Guarantor may have at any time against any Originator or Servicer in connection herewith or any unrelated transaction; (viii) any assignment or transfer of the Performance Obligations or any part thereof; or (ix) any failure on the part of any Originator or Servicer to perform or comply with any term of the Agreements or any other document executed in connection therewith or delivered thereunder, all whether or not Performance Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (i) through (ix) of this Section 4.

Section 5. Unenforceability of Performance Obligations Against the Originators or Servicer. Notwithstanding (a) any change of ownership of any Originator or Servicer or the insolvency, bankruptcy or any other change in the legal status of any Originator or Servicer, including, without limitation, any merger of an Originator into another Originator or Servicer or any merger of Servicer into an Originator or another wholly-owned Subsidiary of the Performance Guarantor; (b) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Performance Obligations; (c) the failure of any Originator, Servicer or Performance Guarantor to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Performance Obligations or this Undertaking, or to take any other action required in connection with the performance of all obligations pursuant to the Performance Obligations or this Undertaking; or (d) if any of the moneys included in the Performance Obligations have become irrecoverable from any Originator or Servicer for any other reason other than final payment and performance in full of the Performance Obligations in accordance with their terms, this Undertaking shall nevertheless be binding on the Performance Guarantor. This Undertaking shall be in addition to any other guaranty or other security for the Performance Obligations, and it shall not be rendered unenforceable by the termination, release or invalidity of any such other guaranty or security. In the event that acceleration of the time for payment of any of the monetary Performance Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Originator or Servicer or for any other reason as against any Originator or Servicer, all such monetary Performance Obligations shall nonetheless become immediately due and payable by the Performance Guarantor.

Section 6. Representations and Warranties. The Performance Guarantor hereby represents and warrants to Recipient (and the Administrative Agent as its assignee) that:

(a) Existence and Standing. The Performance Guarantor is a corporation duly incorporated under the laws of Delaware and is validly existing and in good standing under the laws of such jurisdiction of incorporation. The Performance Guarantor is duly qualified to do business and is in good standing as a foreign corporation and has and holds all necessary corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold could not reasonably be expected to have a Performance Guarantor MAE.

(b) Authorization, Execution and Delivery; Binding Effect. The execution and delivery by Performance Guarantor of this Undertaking, and the performance of its obligations hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Undertaking has been duly executed and delivered by the Performance Guarantor and constitutes the legally valid and binding obligation of the Performance Guarantor enforceable against the Performance Guarantor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

EXHIBIT XI-4

(c) No Conflict; Government Consent. The execution and delivery by the Performance Guarantor of this Undertaking, and the performance of its obligations hereunder do not contravene or violate (i) its Organizational Documents, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of the Performance Guarantor or its Subsidiaries (except as created hereunder) except, in any case, where such contravention or violation could not reasonably be expected to have a Performance Guarantor MAE.

(d) Financial Statements. The consolidated financial statements of the Performance Guarantor and its consolidated Subsidiaries dated as of December 31, 2025 heretofore delivered to Recipient have been prepared in accordance with GAAP consistently applied and fairly present in all material respects the consolidated financial condition and results of operations of the Performance Guarantor and its consolidated Subsidiaries as of such date and for the periods ended on such date. Except as disclosed in the filings made by the Performance Guarantor with the SEC, since December 31, 2025, no event has occurred which would or could reasonably be expected to have a Performance Guarantor MAE.

(e) Litigation and Contingent Obligations. Except as disclosed in the filings made by the Performance Guarantor with the SEC, there are no actions, suits or proceedings pending or, to the best of the Performance Guarantor’s knowledge, threatened in writing against or affecting Performance Guarantor or any of its properties, in or before any court, arbitrator or other body, that question the validity of this Undertaking or which individually or in the aggregate could reasonably be expected to have a Performance Guarantor MAE. Performance Guarantor is not in default with respect to any order known to it of any court, arbitrator or governmental body applicable to it that could reasonably be expected to have a Performance Guarantor MAE.

Section 7. Covenants; Financial Reporting. The Performance Guarantor will furnish or cause to be furnished to the Purchasers each of the following (capitalized terms used in this Section 7 and not otherwise defined in this Undertaking or in the Agreements shall have the meanings attributed thereto in the Senior Credit Agreement):

(a) Annual Reporting. As soon as practicable and in any event within ninety (90) days (or, if earlier, on the date of any required public filing thereof) after the end of each Fiscal Year, an audited Consolidated balance sheet of the Performance Guarantor and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, retained earnings and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the preceding Fiscal Year and prepared in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the year. Such annual financial statements shall be audited by Ernst & Young LLP or such other independent certified public accounting firm acceptable to the Administrative Agent, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by the Performance Guarantor or any of its Subsidiaries or with respect to accounting principles followed by the Performance Guarantor or any of its Subsidiaries not in accordance with GAAP. Delivery by the Performance Guarantor of its annual report to the SEC on Form 10-K with respect to any fiscal year, or the availability of such report on EDGAR Online, within the period specified above shall be deemed to be compliance by the Performance Guarantor with this Section 7(a).

(b) Quarterly Reporting. As soon as practicable and in any event within forty-five (45) days (or, if earlier, on the date of any required public filing thereof) after the end of each fiscal quarter of each Fiscal Year, an unaudited Consolidated balance sheet of the Performance Guarantor and its Subsidiaries as

EXHIBIT XI-5

of the close of such fiscal quarter and unaudited Consolidated statements of income, retained earnings and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the corresponding period in the preceding Fiscal Year and prepared by the Performance Guarantor in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of the Performance Guarantor to present fairly in all material respects the financial condition of the Performance Guarantor and its Subsidiaries on a Consolidated basis as of their respective dates and the results of operations of the Performance Guarantor and its Subsidiaries for the respective periods then ended, subject to normal year-end adjustments and the absence of footnotes. Delivery by the Performance Guarantor of its quarterly report to the SEC on Form 10-Q with respect to any fiscal quarter, or the availability of such report on EDGAR Online, within the period specified above shall be deemed to be compliance by the Performance Guarantor with this Section 7(b).

(c) Annual Business Plan and Financial Projections. If provided to the lenders from time to time party to the Senior Credit Agreement, as soon as practicable and in any event within forty-five (45) days prior to the beginning of each Fiscal Year (commencing with the delivery for the Fiscal Year beginning January 1, 2027), a business plan of the Performance Guarantor and its Subsidiaries for the ensuing four (4) fiscal quarters, such plan to be prepared in accordance with GAAP and to include, on a quarterly basis, the following: a quarterly operating and capital budget, a projected income statement, statement of cash flows and balance sheet and a report containing management’s discussion and analysis of such projections, accompanied by a certificate from the chief financial officer of the Performance Guarantor to the effect that, to the best of such officer’s knowledge, such projections are good faith estimates (utilizing reasonable assumptions) of the financial condition and operations of the Performance Guarantor and its Subsidiaries for such four (4)-quarter period.

(d) Compliance Certificate. Together with the financial statements required under Sections 7(a) and (b), a certificate addressed to the Purchasers and referencing the Purchase Agreement but otherwise substantially in the form of the compliance certificate delivered to the agent bank under the Senior Credit Agreement, signed by its chief financial officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

(e) Other Reports.

(i) Promptly after becoming available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Performance Guarantor generally, and copies of all annual, regular, periodic and special reports and registration statements which the Performance Guarantor may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Purchasers pursuant hereto; provided that delivery of the foregoing shall be deemed to have been made if made available on EDGAR Online or the website of the Performance Guarantor and the Performance Guarantor shall have given notice thereof to the Purchasers;

(ii) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Performance Guarantor or its board of directors by its independent public accountants in connection with their auditing function, including, without limitation, any management report and any management responses thereto; and

(iii) Such other information regarding the operations, business affairs and financial condition of the Performance Guarantor or any of its Subsidiaries as any Purchaser may reasonably request.

EXHIBIT XI-6

(f) Notice of Litigation and Other Matters. Prompt telephonic and written notice of:

(i) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving the Performance Guarantor or any Subsidiary thereof or any of their respective properties, assets or businesses which individually or in the aggregate could reasonably be expected to have a Performance Guarantor MAE;

(ii) any notice of any violation received by the Performance Guarantor or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws which in any such case could reasonably be expected to have a Performance Guarantor MAE;

(iii) any labor controversy that (A) has resulted in a strike or other work stoppage or slow down against the Performance Guarantor or any Subsidiary thereof, or (B) threatens to result in, a strike or other work stoppage or slow down against the Performance Guarantor or any Subsidiary thereof which could reasonably be expected to, individually or in the aggregate with any other labor controversy, work stoppage or slow down, have a Performance Guarantor MAE;

(iv) any attachment, judgment, lien, levy or order exceeding $50,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) that may be assessed against or threatened against the Performance Guarantor or any Subsidiary thereof;

(v) (A) any Termination Event, Amortization Event, or event which, with the passage of time, the giving of notice, or both, would constitute a Termination Event or an Amortization Event or (B) any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Material Contract to which the Performance Guarantor or any of its Subsidiaries is a party or by which the Performance Guarantor or any Subsidiary thereof or any of their respective properties may be bound;

(vi) (A) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (B) all notices received by the Performance Guarantor or any ERISA Affiliate of the PBGC’s intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (C) all notices received by the Performance Guarantor or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (D) the Performance Guarantor’s obtaining knowledge or reason to know that the Performance Guarantor or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA; and

(vii) any event which makes any of the representations set forth in Section 6 of this Undertaking inaccurate in any respect.

Each notice pursuant to this Section 7(f) shall be accompanied by a statement of a Responsible Officer of the Performance Guarantor setting forth details of the occurrence referred to therein and stating what action the Performance Guarantor or any Subsidiary thereof, as applicable, has taken and proposes to take with respect thereto. Each notice pursuant to Section 7(f)(v)(A) shall describe with particularity any and all provisions of this Agreement and any other Transaction Document that have been breached; provided that delivery of the foregoing notices shall be deemed to have been made if made available on EDGAR Online or the website of the Performance Guarantor and the Performance Guarantor shall have given notice thereof to the Purchasers.

EXHIBIT XI-7

Section 8. Subrogation; Subordination. Notwithstanding anything to the contrary contained herein, until the Performance Obligations are paid and performed in full, the Performance Guarantor: (a) will not enforce or otherwise exercise any right of subrogation to any of the rights of Recipient, any of the Purchasers or any of the Agents against any Originator or Servicer, (b) hereby waives all rights of subrogation (whether contractual, under Section 509 of the United States Bankruptcy Code, at law or in equity or otherwise) to the claims of Recipient or any of the Agents or Purchasers against any Originator or Servicer and all contractual, statutory or legal or equitable rights of contribution, reimbursement, indemnification and similar rights and “claims” (as that term is defined in the United States Bankruptcy Code) which the Performance Guarantor might now have or hereafter acquire against any Originator or Servicer that arise from the existence or performance of the Performance Guarantor’s obligations hereunder, (c) will not claim any setoff, recoupment or counterclaim against any Originator or Servicer in respect of any liability of the Performance Guarantor to such Originator or Servicer, and (d) waives any benefit of and any right to participate in any collateral security which may be held by Recipient or the Administrative Agent. The payment of any amounts due with respect to any indebtedness of any Originator or Servicer now or hereafter owed to the Performance Guarantor is hereby subordinated to the prior payment in full of all monetary Performance Obligations. The Performance Guarantor agrees that, after the occurrence of any default in the payment or performance of any of the Performance Obligations, the Performance Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of any Originator or Servicer to the Performance Guarantor until all of the Performance Obligations shall have been paid and performed in full. If, notwithstanding the foregoing sentence, the Performance Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any obligations are still unperformed or outstanding, such amounts shall be collected, enforced and received by the Performance Guarantor as trustee for Recipient (and the Administrative Agent as its assignee) and be paid over to the Administrative Agent (as Recipient’s assignee) on account of the Performance Obligations without affecting in any manner the liability of the Performance Guarantor under the other provisions of this Undertaking. The provisions of this Section 8 shall be supplemental to and not in derogation of any rights and remedies of Recipient (or any of its assigns) under any separate subordination agreement which Recipient (or any of its assigns) may at any time and from time to time enter into with Performance Guarantor.

Section 9. Termination of Performance Undertaking. The Performance Guarantor’s obligations hereunder shall continue in full force and effect until all Aggregate Unpaids are finally paid and satisfied in full and the Purchase Agreement is terminated, provided that this Undertaking shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Performance Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of any Originator, the Servicer or otherwise, as though such payment had not been made or other satisfaction occurred, whether or not Recipient (or the Administrative Agent as its assignee) is in possession of this Undertaking. No invalidity, irregularity or unenforceability by reason of the federal bankruptcy code or any insolvency or other similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect the Performance Obligations shall impair, affect, be a defense to or claim against the obligations of the Performance Guarantor under this Undertaking.

Section 10. Effect of Bankruptcy. This Performance Undertaking shall survive the insolvency of each Originator and Servicer and the commencement of any case or proceeding by or against any Originator or Servicer under the federal bankruptcy code or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes. No automatic stay under the federal bankruptcy code with respect to any Originator or Servicer or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes to which any Originator or Servicer is subject shall postpone the obligations of the Performance Guarantor under this Undertaking.

EXHIBIT XI-8

Section 11. Setoff. Regardless of the other means of obtaining payment of any of the Performance Obligations, Recipient (and each of its assigns) is hereby authorized at any time during the existence of a Termination Event or Amortization Event under the Agreements, without notice to the Performance Guarantor (any such notice being expressly waived by the Performance Guarantor), to the fullest extent permitted by law, to set-off and apply any deposits and other sums against the obligations of the Performance Guarantor under this Undertaking, whether or not Recipient (or any such assign) shall have made any demand under this Undertaking and although such obligations may be contingent or unmatured.

Section 12. Taxes. All payments to be made by the Performance Guarantor hereunder shall be made free and clear of any deduction or withholding. If the Performance Guarantor is required by law to make any deduction or withholding on account of tax or otherwise from any such payment, the sum due from it in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, Recipient (or the Administrative Agent as its assignee) receives a net sum equal to the sum which it would have received had no deduction or withholding been made.

Section 13. Further Assurances. The Performance Guarantor agrees that it will from time to time provide such information relating to the business and affairs of the Performance Guarantor as the Administrative Agent (as Recipient’s assignee) may reasonably request. The Performance Guarantor also agrees to do all such things and execute all such documents as the Administrative Agent (as Recipient’s assignee) may reasonably consider necessary or desirable to give full effect to this Undertaking and to perfect and preserve its rights and powers hereunder.

Section 14. Successors and Assigns.

(a) This Performance Undertaking shall be binding upon the Performance Guarantor, its successors and permitted assigns, and shall inure to the benefit of Recipient and its successors and assigns. Recipient hereby advises the Performance Guarantor that it has assigned all of its rights and remedies under the Sale Agreement and this Undertaking to the Administrative Agent, for the benefit of the Purchasers, pursuant to the Purchase Agreement. For so long as the Purchase Agreement remains in effect or any of the Performance Obligations has not been fully paid or performed, as applicable, the Administrative Agent (and its successors and assigns) shall have the exclusive right to enforce this Undertaking against the Performance Guarantor.

(b) The Performance Guarantor may not assign or transfer any of its obligations hereunder without the prior written consent of Recipient and each of the Agents in their sole reasonable discretion.

Section 15. Amendments and Waivers. No amendment or waiver of any provision of this Undertaking nor consent to any departure by the Performance Guarantor therefrom shall be effective unless the same shall be in writing and signed by Recipient, the Agents and the Performance Guarantor. No failure on the part of Recipient (or the Administrative Agent as its assignee) to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

Section 16. Notices. All notices and other communications provided for hereunder shall be made in writing and shall be addressed as follows: if to the Performance Guarantor, at the address set forth beneath its signature hereto, and if to Recipient, at the addresses set forth beneath its signature hereto, or at such other addresses as each of the Performance Guarantor or any Recipient may designate in writing to the other. Each such notice or other communication shall be effective (a) if given by telecopy, upon the receipt thereof, (b) if given by mail, three (3) Business Days after the time such communication is deposited

EXHIBIT XI-9

in the mail with first class postage prepaid or (c) if given by any other means, when received at the address specified in this Section 16.

Section 17. GOVERNING LAW. THIS UNDERTAKING SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 18. CONSENT TO JURISDICTION. EACH OF THE PERFORMANCE GUARANTOR AND RECIPIENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS UNDERTAKING, THE AGREEMENTS OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION THEREWITH OR DELIVERED THEREUNDER AND EACH OF THE PERFORMANCE GUARANTOR AND RECIPIENT HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

Section 19. Bankruptcy Petition. The Performance Guarantor hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior Indebtedness of Recipient, it will not institute against, or join any other Person in instituting against, Recipient any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

Section 20. Miscellaneous. This Undertaking constitutes the entire agreement of the Performance Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Undertaking shall be in addition to any other guaranty of or collateral security for any of the Performance Obligations. The provisions of this Undertaking are severable, and in any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Performance Guarantor hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of the Performance Guarantor’s liability under this Undertaking, then, notwithstanding any other provision of this Undertaking to the contrary, the amount of such liability shall, without any further action by Performance Guarantor or Recipient, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding. Any provisions of this Undertaking which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise specified, references herein to “Section” shall mean a reference to sections of this Undertaking. This Undertaking may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. To the fullest extent permitted by applicable law, delivery of an executed counterpart of this Undertaking by telefacsimile or electronic image scan transmission (such as a “pdf” file) will be effective to the same extent as delivery of a manually executed original counterpart of this Undertaking. Any party delivering an executed counterpart of this Undertaking by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Undertaking, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Undertaking.

EXHIBIT XI-10

Section 21. USA Patriot Act. The Administrative Agent and each of the Purchasers that is subject to the requirements of the USA Patriot Act (Title 111 of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Performance Guarantor that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Performance Guarantor and its Subsidiaries, which information includes the name and address of the Performance Guarantor and its Subsidiaries and other information that will allow the Administrative Agent and such Purchasers to identify such parties in accordance with the Act.

<Signature page follows>

EXHIBIT XI-11

IN WITNESS WHEREOF, the Performance Guarantor has caused this Undertaking to be executed and delivered as of the date first above written.

POOL CORPORATION,

as the Performance Guarantor

By: ______________________________

Name:

Title:

Address for notices:

Pool Corporation

109 Northpark Blvd.

Covington LA 70433

Attention: Senior Vice President, Chief Financial Officer and Treasurer and Senior Vice President, Chief Legal Officer and Corporate Secretary

Agreed to and accepted:

SUPERIOR COMMERCE LLC

By:________________________________
Name:
Title:

Address for notices:

Superior Commerce LLC
109 Northpark Blvd.

Covington, LA 70433

Attention: President & Secretary

EXHIBIT XI-12

[RESTATED]

SCHEDULE A
COMMITted and UNCOMMITTED pURCHASE LIMITS

Applicable Months: January- February and October-December [All amounts in US Dollars]
Purchaser	Committed Percentages	Committed purchase limits (a/k/a “Commitments”)	Uncommitted Purchase Limits	Max. Committed and Uncommitted Capital at any one time Outstanding[3]
Wells	45%	$90,000,000.00	$45,000,000.00	$135,000,000.00
PNC	45%	$90,000,000.00	$45,000,000.00	$135,000,000.00
Regions	10%	$20,000,000.00	$10,000,000.00	$30,000,000.00
Totals:	100%	$200,000,000.00 [“Aggregate Commitment”]	$100,000,000.00 [“Aggregate Max. Uncommitted”]	$300,000,000.00 [“Facility Limit”]

Applicable Months: March-September [All amounts in US Dollars]
Purchaser	Committed Percentages	Committed purchase limits (a/k/a “Commitments”)	Uncommitted Purchase Limits	Max. Committed and Uncommitted Capital at any one time Outstanding[4].
Wells	45%	$135,000,000.00	$45,000,000.00	$180,000,000.00
PNC	45%	$135,000,000.00	$45,000,000.00	$180,000,000.00
Regions	10%	$30,000,000.00	$10,000,000.00	$40,000,000.00
Total	100%	$300,000,000.00 [“Aggregate Commitment”]	$100,000,000.00 [“Aggregate Max. Uncommitted”]	$400,000,000.00 [“Facility Limit”]

3 The individual amounts set forth in this column, but not the Total, assume that all Purchasers fund under their Proposed Uncommitted Purchase Limits in the same percentages as they funded under their Commitments which may or may not prove to be an accurate assumption.

4 The individual amounts set forth in this column, but not the Total, assume that all Purchasers fund under their Proposed Uncommitted Purchase Limits in the same percentages as they funded under their Commitments which may or may not prove to be an accurate assumption.